                                                                   EXHIBIT 10.1

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                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                     among

                             COHO RESOURCES, INC.,

                     COHO LOUISIANA PRODUCTION COMPANY, and

                             COHO EXPLORATION, INC.

                                as the Borrowers


                               COHO ENERGY, INC.

                                 as a Guarantor


                          certain Lenders named herein


                         BANQUE PARIBAS, HOUSTON AGENCY

                 as the Administrative Agent and as a Co-Agent

                                      and

                           BANK ONE, TEXAS, N.A., and

                                MEESPIERSON N.V.

                                  as Co-Agents

                                 August 8, 1996

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
                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I DEFINITIONS; CERTAIN TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         SECTION 1.01.  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 1.02.  Accounting and other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE II ADVANCES AND LETTERS OF CREDIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         SECTION 2.01.  Commitments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (a)      Revolving Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (b)      Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (c)      Bridge Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.02.  Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.03.  Repayment of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (a)     Revolver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (b)     Bridge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.04.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.05.  Access to Availability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (a)      Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (b)      Procedure for Issuing Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.06.  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.07.  Conversions and Continuations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.08.  Commitment Fee; Reduction or Termination of Commitments.  . . . . . . . . . . . . . . . . . .  30
         SECTION 2.09.  Additional Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 2.10.  Borrowing Base. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          (a)     Initial Amount; Waiver of Redetermination . . . . . . . . . . . . . . . . . . . . .  31
                          (b)     Semiannual Redeterminations.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          (c)     Interim Redetermination by Lenders. . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (d)     Interim Redeterminations at the Request of Borrowers  . . . . . . . . . . . . . . .  33
                          (e)     Redetermination as a Result of a Sale of Collateral . . . . . . . . . . . . . . . .  33
                          (f)     Bridge Redetermination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          (g)     Standards for Redetermination . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE III PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         SECTION 3.01.  Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 3.02.  Repayments and Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (a)      Optional Repayments and Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                 (b)      Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 3.03.  Pro Rata Treatment; Distribution of Payments  . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (a)      Treatment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (b)      Distribution of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 3.04.  Non-Receipt of Funds by the Administrative Agent  . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 3.05.  Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 3.06.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (a)      Payment by Borrowers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (b)      Withholding Tax Exemption Forms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE IV YIELD PROTECTION AND ILLEGALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 4.01.  Increased Costs and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 4.02.  Basis for Determining Interest Rate Inadequate or Unfair  . . . . . . . . . . . . . . . . . .  40
         SECTION 4.03.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 4.04.  Treatment of Affected Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 4.05.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE V CONDITIONS OF LENDING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 5.01.  Conditions to the Effectiveness of this Agreement . . . . . . . . . . . . . . . . . . . . . .  42
                 (a)      Amendment Fees; Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (b)      Representations and Warranties; No Event of Default . . . . . . . . . . . . . . . . . . . .  42
                 (c)      Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (d)      Delivery of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 5.02.  Conditions Precedent to the Advances and Issuances of Letters of Credit         . . . . . . .  44
                 (a)      Payment of Fees, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (b)      Representations and Warranties; No Event of Default . . . . . . . . . . . . . . . . . . . .  44
                 (c)      Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (d)      Advance Request Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (e)      Proceedings; Receipt of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (f)      Bridge Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE VI REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 6.01.  Representations and Warranties of Each Company  . . . . . . . . . . . . . . . . . . . . . . .  45
                 (a)      Organization, Good Standing, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (b)      Authorization, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (c)      Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (d)      Enforceability of Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                 (e)      Subsidiaries; Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (f)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (g)      Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (h)      Compliance with Law, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (i)      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (j)      Taxes, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (k)      Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (l)      Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (m)      Credit Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (n)      Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (o)      Adverse Agreements, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (p)      Holding Company and Investment Company Acts . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (q)      Permits, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (r)      Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (s)      Environmental Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (t)      Principal Place of Business; Location of Collateral . . . . . . . . . . . . . . . . . . . .  50
                 (u)      Corporate Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 (v)      Security Interests and Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE VII COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 7.01.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (a)      Stockholders' Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (b)      Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (c)      Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (d)      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (e)      Compliance with Laws, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 (f)      Preservation of Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 (g)      Maintenance of Properties, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 (h)      Obtaining of Permits, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 (i)      Keeping of Records and Books of Account . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 (j)      Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 (k)      Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 (l)      Environmental Reports and Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 (m)      Further Assurances; Post Closing Matters; Letters in Lieu . . . . . . . . . . . . . . . . .  57
                 (n)      Unrestricted Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 7.02.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 (a)      Liens, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 (b)      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 (c)      Merger, Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 (d)      Sale of Assets, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 (e)      Change in Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 (f)      Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

                 (g)      Restricted Payments and Restricted Investments  . . . . . . . . . . . . . . . . . . . . . .  64
                 (h)      Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 (i)      Hedging . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

ARTICLE VIII EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 8.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 8.02.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 (a)      Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 (b)      Termination of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 (c)      Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 (d)      Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 (e)      Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 8.03.  Performance by the Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

ARTICLE IX THE ADMINISTRATIVE AGENT AND THE CO-AGENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 9.01.  Appointment, Powers and Immunities of Co-Agents . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 9.02.  Rights of Co-Agents as a Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 9.03.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 9.04.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 9.05.  Independent Credit Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 9.06.  Several Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 9.07.  Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

ARTICLE X MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 10.01.  Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 10.02.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 10.03.  No Waiver; Remedies, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 10.04.  Fees, Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 10.05.  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                 (a)      Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                 (b)      General Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                 (c)      Provisions Applicable to All Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 10.06.  Right of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 10.07.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 10.08.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 (a)      Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 (b)      Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                 (c)      Assignments by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

                 (d)      Deliveries of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 10.09.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 10.10.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 10.11.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 10.12.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 10.13.  Maximum Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 10.14.  Non-Application of Chapter 15 of Texas Credit Code . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 10.15.  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 10.16.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 10.17.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 10.18.  Joint and Several Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 10.19.  ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT                  . . . . . . . . . . . . . . . .  80

                                   EXHIBITS

         Exhibit A  -        Note
         Exhibit B  -        Advance Request Form
         Exhibit C  -        Solvency Certificate


                                  SCHEDULES

         6.01(e)    -        Subsidiaries
         6.01(f)    -        Litigation
         6.01(m)    -        Credit Agreements
         6.01(s)    -        Environmental Matters
         6.01(t)    -        Locations of Business and Collateral
         7.02(a)    -        Liens
         7.02(f)    -        Affiliate Transactions

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                 THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") dated as of August 8, 1996 by and among COHO RESOURCES, INC., a Nevada corporation ("CRI"), COHO LOUISIANA PRODUCTION COMPANY, a Delaware corporation (the "Production Company"), and COHO EXPLORATION, INC., a Delaware corporation ("Exploration") (CRI, the Production Company and Exploration are sometimes collectively referred to as the "Borrowers" and individually as a "Borrower"), COHO ENERGY, INC., a Texas corporation ("Holdings") (the Borrowers and Holdings are sometimes referred to herein together as the "Companies" or individually as a "Company"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (collectively, the "Lenders"), BANQUE PARIBAS, a bank organized under the laws of the Republic of France acting through its Houston Agency ("Paribas"), BANK ONE, TEXAS, N.A., a national banking association ("Bank One"), and MEESPIERSON N.V., a company organized under the laws of the Kingdom of the Netherlands ("MeesPierson"), as Co-Agents for the Lenders (the "Co-Agents"), and Paribas in its capacity as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                R E C I T A L S:

         A. CRI and Canada Trust Bank N.V. formerly known as The Canada Trust Company B.V. (herein, "Canada Trust") entered into that certain Revolving Credit Agreement dated as of August 16, 1990 (such agreement, as the same has been amended, hereinafter referred to as the "Canada Trust Credit Agreement"). To evidence the indebtedness of CRI to Canada Trust under the Canada Trust Credit Agreement, CRI executed and delivered to Canada Trust that certain Promissory Note dated August 16, 1990, payable to the order of Canada Trust in the original principal amount of $75,000,000.00 (the "Canada Trust Note").

         B. Canada Trust has assigned to the Administrative Agent for the benefit of the Lenders, Canada Trust's right, title and interest in and to, among other things, the Canada Trust Credit Agreement, the Canada Trust Note, the security agreements, mortgages and other collateral documents securing payment thereof (all such documentation referred to collectively herein as the "Canada Trust Loan Documents") pursuant to that certain Assignment of Note, Loan Documents and Liens dated as of August 27, 1992, executed by Canada Trust for the benefit of the Administrative Agent and the Lenders (such assignment hereinafter referred to as the "Assignment").

         C. CRI has entered into that certain Credit Agreement dated as of August 27, 1992 (such agreement, as the same has been modified, herein the "Original Credit Agreement") with the Administrative Agent, Canada Trust and the other Lenders named therein, to amend and restate the Canada Trust Credit Agreement in its entirety.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 1

         D. Canada Trust has assigned all its interest in the Original Credit Agreement pursuant to the following:

              (i) that certain Assignment Agreement dated June 10, 1993 among Canada Trust, Paribas and the Administrative Agent;

             (ii) that certain Assignment Agreement dated October 22, 1993 among Canada Trust, MeesPierson and the Administrative Agent;

            (iii) that certain Assignment Agreement dated November 5, 1993 among Canada Trust, Bank of Scotland and the Administrative Agent;

             (iv) that certain Assignment Agreement dated November 5, 1993 among Canada Trust, Wells Fargo Bank, N.A. and the Administrative Agent; and

              (v) that certain Assignment Agreement dated November 5, 1993 among Canada Trust, Christiania Bank og Kreditkasse and the Administrative Agent.

         E. The Original Credit Agreement has been amended and restated in its entirety by that certain Amended and Restated Credit Agreement dated as of February 8, 1994, by and among CRI, Holdings, Paribas, as Agent, and the Lenders parties thereto (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 24, 1994, the "First Amended Credit Agreement").

         F. The First Amended Credit Agreement has been amended and restated in its entirety by that certain Second Amended and Restated Credit Agreement dated as of December 2, 1994, by and among CRI, Holdings, Paribas, as Agent, and the Lenders parties thereto (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of June 30, 1995, that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of August 4, 1995, that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of November 1, 1995, and that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of March 29, 1996, the "Second Amended Credit Agreement").

         G. CRI has requested that the Administrative Agent and the Lenders amend the Second Amended Credit Agreement (i) to add the Production Company and Exploration as Borrowers, (ii) to create an acquisition bridge facility, (iii) to extend the Revolving Termination Date to January 1, 2000 and the Revolver Maturity Date to June 30, 2003, and (iv) to modify certain other provisions of the Second Amended Credit Agreement. The Lenders and the Administrative Agent are willing to make such amendments to the Second Amended Credit Agreement upon and subject to the terms and conditions of the Second Amended Credit Agreement as amended and restated hereby.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 2

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

                 SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

         "Additional Security Agreement" means the Security Agreement dated February 8, 1994, between CRI and the Administrative Agent for the benefit of Lenders, as the same may be amended or otherwise modified from time to time.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Interbank Offered Rate for such Eurodollar Advance for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Advance for such Interest Period.

         "Administrative Agent" has the meaning specified in the preamble hereto.

         "Advance" means a Revolving Advance or a Bridge Advance.

         "Advance Request Form" means a certificate, in substantially the form of Exhibit B hereto, properly completed and signed by a Borrower requesting an Advance or the issuance of a Letter of Credit.

         "Affiliate" means, as to any Person, (a) any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or (b) when used with respect to all covenants, representations, warranties and other provisions relating to ERISA and ERISA related matters, the term "Affiliate" shall only mean, as to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of the regulations promulgated under
Section 414 of the Internal Revenue Code. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Administrative Agent, any Co-Agent or any Lender be deemed an Affiliate of Holdings or any of its Subsidiaries.

         "Agreement" means this Third Amended and Restated Credit Agreement as the same may be amended or otherwise modified.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 3

         "Applicable Lending Office" means for each Lender and each Type of Advance, the Lending Office of such Lender (or of an Affiliate of such Lender) designated for such Type of Advance below its name on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent as the office from which its Advances of such Type are to be made and maintained.

         "Applicable Margin" for Revolving Advances means (a) with respect to Prime Rate Advances, zero percent (0.00%) and (b) with respect to Eurodollar Advances, one and one-half of one percent (1.50%); provided however, that the Applicable Margin for Eurodollar Advances shall be adjusted based upon the ratio of the Consolidated Indebtedness of Holdings and its Restricted Subsidiaries to the EBITDA of Holdings and its Restricted Subsidiaries (measured on a rolling four-quarters basis) as follows:

--------------------------------------------------------------------------------
  Consolidated Indebtedness/EBITDA                     Applicable Margin for
                                                        Eurodollar Advances
--------------------------------------------------------------------------------
            Less than 2.0                                      1.000%
--------------------------------------------------------------------------------
 Greater/Equal to 2.0 X Less than2.5                           1.125%
--------------------------------------------------------------------------------
Greater/Equal to 2.5 X Less than 3.0                           1.250%
--------------------------------------------------------------------------------
Greater/Equal to 3.0 X Less than 3.5                           1.375%
--------------------------------------------------------------------------------
        Greater/Equal to 3.5X                                  1.500%
--------------------------------------------------------------------------------

Changes in the Applicable Margin for Eurodollar Advances shall be based upon such ratio of Consolidated Indebtedness to EBITDA of Holdings as disclosed in the certified quarterly or annual audited consolidated financial statements of Holdings delivered to the Administrative Agent pursuant to Section 7.01(d) and calculated in the officer's certificate delivered concurrently therewith pursuant to Section 7.01(d)(iv) and shall become effective on delivery of such financial statements and certificate to the Administrative Agent. "Applicable Margin" for Bridge Advances means (a) with respect to Prime Rate Advances, one percent (1.00%) and (b) with respect to Eurodollar Advances, two and three-quarters of one percent (2.75%).

         "Applicable Rate" means: (a) during the period that an Advance is a Prime Rate Advance, the Prime Rate plus the Applicable Margin, and (b) during the period that an Advance is a Eurodollar Advance, the Adjusted Eurodollar Rate plus the Applicable Margin.

         "Assignment" has the meaning specified in the Recitals hereto.

         "Authorizing Resolution" means that certain Coho Energy, Inc. Statement of Resolution Establishing Series of Shares filed in accordance with the terms of the ING Acquisition Agreement.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 4

         "Availability" means, at the date of determination, the difference between (a) the Borrowing Base as of such date, and (b) the Outstanding Credit as of such date less the aggregate principal amount of any Bridge Advances then outstanding.

         "Borrower" and "Borrowers" have the meanings specified in the preamble hereto.

         "Borrowing Base" means the Dollar amount determined in accordance with
Section 2.10 which shall never exceed the aggregate amount of the Commitments.

         "Borrowing Date" means the date on which an Advance is made or Letter of Credit is issued hereunder.

         "Bridge Advance" means an advance of funds by the Lenders or any of them to a Borrower pursuant to Section 2.01(c) of this Agreement.

         "Bridge Borrowing Base" has the meaning specified in the definition of Bridge Sublimit.

         "Bridge Sublimit" means the lesser of (i) Twenty Million and No/100 Dollars ($20,000,000.00) or (ii) the sum of (A) 65% of the NPV - Proven Reserves of the Borrowers as of the last Redetermination Date plus, without duplication, (B) 65% of the NPV 10 of the Proven Producing Reserves being acquired with the proceeds of any Bridge Advance being made at the time, less
(C) the then-existing Borrowing Base (the remainder obtained upon subtracting
(C) from the sum of (A) plus (B) is hereinafter referred to as the "Bridge Borrowing Base").

         "Bridge Maturity Date" means December 31, 1997; provided, however, that the Lenders in their sole discretion may extend the Bridge Maturity Date for additional one-year periods by notice to the Borrowers.

         "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Houston, Texas and New York, New York and
(b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Eurodollar Advances, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Canada Trust" has the meaning specified in the Recitals hereto.

         "Canada Trust Credit Agreement " has the meaning specified in the Recitals hereto.

         "Canada Trust Loan Documents" has the meaning specified in the Recitals hereto.

         "Canada Trust Note" has the meaning specified in the Recitals hereto.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 5

         "Capitalized Lease Obligations" means obligations for the payment of rent for any real or personal property under leases or agreements to lease that in accordance with GAAP have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) evidencing equity interests in an issuing entity.

         "Change of Control" means the occurrence of the following: any Person or two or more Persons acting as a group (as defined in Section 13d-3 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of thirty percent (30%) or more of the outstanding shares of voting stock of Holdings.

         "Coho Canada" means Coho Resources Limited, an Alberta, Canada corporation and Subsidiary of Holdings.

         "Coho Canada Negative Pledge" means the Negative Pledge Agreement dated as of February 8, 1994, between Coho Canada and the Administrative Agent for the benefit of Lenders as the same may be amended or otherwise modified from time to time.

         "Coho Shell" means Coho Shell Company, a Delaware corporation.

         "Co-Agents" means Bank One, MeesPierson and Paribas in their capacities as Co-Agents for the Lenders.

         "Collateral" means all of the property (tangible and intangible) purported to be subject to the Liens of the Security Documents.

         "Commitment" means the obligation of each Lender to make Advances hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Commitment," as such amount may be reduced pursuant to Section 2.08, and "Commitments" means all such commitments of all of the Lenders, the aggregate of which on the Renewal Date equals $250,000,000. The Commitments include the Bridge Sublimit.

         "Company" and "Companies" have the meanings specified in the preamble hereto.

         "Consolidated Current Assets", as of any date of determination, means all assets of Holdings and its Restricted Subsidiaries which would properly be characterized as current assets on a balance sheet prepared in accordance with GAAP as of such date, plus the Availability as of such date.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 6

         "Consolidated Current Liabilities" means, as of any date of determination, all liabilities of Holdings and its Restricted Subsidiaries which would properly be characterized as current liabilities on a balance sheet prepared in accordance with GAAP as of such date.

         "Consolidated Current Ratio" means as of the date of determination, the ratio of Consolidated Current Assets to Consolidated Current Liabilities as of such date.

         "Consolidated Indebtedness" means, for any Person, all Indebtedness of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.


         "Consolidated Interest Expense" means, for any period, all interest on Indebtedness of Holdings and its Restricted Subsidiaries paid or accrued during such period, including the interest portion of payments under Capital Lease Obligations.

         "Consolidated Net Income" means, for any period and for any Person, the consolidated net income of such Person and its Restricted Subsidiaries for such period determined in accordance with GAAP.

         "Contaminant" means those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), Hazardous Materials, pollutants, chemicals or any other material or substance which now or in the future constitutes or is deemed by a Governmental Authority to constitute a health, safety, or environmental hazard to any Person or property.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.07 of a Eurodollar Advance as a Eurodollar Advance from one Interest Period to the next Interest Period.

         "Contribution and Reimbursement Agreement" means that certain Contribution and Reimbursement Agreement dated as of December 2, 1994, among the Credit Parties, as amended and restated pursuant to that certain Amended and Restated Contribution and Reimbursement Agreement dated as of the Renewal Date among the Credit Parties, as the same may be amended or otherwise modified from time to time.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.07 or Article IV of one Type of Advance into another Type of Advance.

         "CRI Pledge Agreement" means the Pledge Agreement dated as of December 2, 1994, pursuant to which CRI pledged to the Administrative Agent, for the benefit of the Lenders, the Capital Stock of ING owned by CRI as collateral for the Obligations, as the same may be amended or otherwise modified from time to time.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 7

         "Credit Parties" means, collectively, the Companies, Coho Canada, ING and the ING Subsidiaries.

         "Daily Production of Crude Oil" means an amount equal to the Borrowers' actual average daily production of crude oil for the thirty (30) day period ending on the applicable date of determination.

         "Daily Production of Natural Gas" means an amount equal to the Borrowers' actual average daily production of natural gas for the thirty (30) day period ending on the applicable date of determination.

         "Deed of Trust" means that certain Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement dated December 11, 1990, made by CRI for the benefit of Canada Trust encumbering the various real and personal properties described therein located in Texas, as assigned to the Administrative Agent for the benefit of the Lenders pursuant to the Assignment, as amended pursuant to that certain First Renewal, Extension and Modification of Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement dated August 27, 1992, that certain Second Modification of Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement dated January 6, 1993, Third Renewal, Extension and Modification of Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement dated June 24, 1994, the Fourth Modification of Texas Deed of Trust and as the same may hereafter be amended or otherwise modified.

         "Default Rate" means the lesser of (i) the Maximum Rate or (ii) the sum of the Prime Rate in effect from day to day plus four percent (4%).

         "Dollars" and "$" means lawful money of the United States of America.

         "EBITDA" means, for any period, without duplication, the sum of the following for Holdings and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP: (a) Consolidated Net Income, plus
(b) Consolidated Interest Expense, plus (c) income, franchise and other taxes to the extent deducted in determining Consolidated Net Income, plus (d) depreciation and amortization expense and other non-cash items to the extent deducted in determining Consolidated Net Income, minus (e) non-cash income to the extent included in determining Consolidated Net Income.

         "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of Holdings or any of its Affiliates.

         "Engineering Report" means a report, in form and substance reasonably satisfactory to the Lenders, certified by, in the case of an Annual Engineering Report described in Section 2.10(b), an Independent Engineer and by the chief financial officer of CRI and, in the case of a Semi-Annual Engineering Report described in Section 2.10(b), by the chief financial officer of CRI or the chief financial officer of CRI and an Independent Engineer, as the case may be, addressed to





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 8 the Administrative Agent for the benefit of the Lenders setting forth, with respect to the Petroleum and Natural Gas Rights of the Borrowers (or to be acquired by the Borrowers, as applicable) which are or are to be Collateral,
(a) the location, quantity and type of the estimated Proven Reserves applicable to such Petroleum and Natural Gas Rights, (b) a projection of the rate of production of such Proven Reserves, (c) an estimation of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves and (d) such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested to be contained in such reports by the Required Lenders.

         "Environmental Claim" means any notice of violation, claim, demand, order, directive or cause of action by any Governmental Authority or any Person for personal injury (including, without limitation, sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases) or exposure to any Contaminant, odor or audible noise, (b) the transportation, storage, treatment or disposal of Contaminants in connection with the operation of facilities or (c) the violation or alleged violation of any Environmental Law.

         "Environmental Law" means any and all applicable past, present and future laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, health, safety preservation or reclamation of natural resources, historic structures and places, or to a Release or threatened Release, or any noxious noise or odor, including, without limitation, those relating to manufacturing, processing, registering, introducing into commerce, labeling, distributing, using, generating, treating, storing, disposing, transporting or handling of any regulated material.

         "Environmental Permit" means any permit, authorization, approval or other consent required to be obtained under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

         "Eurodollar Advances" means Advances that bear interest at rates based on the rates referred to in the definition of "Adjusted Eurodollar Rate" in this Section 1.01.

         "Event of Default" means any of the events set forth in Section 8.01 hereof.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 9 funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided however, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and
(b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Reference Lenders on such day on such transactions as determined by the Administrative Agent.

         "Financial Statements" means the audited consolidated financial statements of Holdings as of December 31, 1995 and the related statement of earnings, cash flow and shareholders' equity for the year ending December 31, 1995, together with the notes thereto.

         "First Amended Credit Agreement" has the meaning specified in the Recitals hereto.

         "First Amendment to Holdings Pledge Agreement" means the First Amendment to Pledge Agreement dated as of December 2, 1994, pursuant to which Holdings pledged to the Administrative Agent, for the benefit of the Lenders, the Capital Stock of ING owned by Holdings as collateral for the Obligations, as the same may be amended or otherwise modified from time to time.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means the United States or any state or political subdivision thereof or any foreign nation or political subdivision thereof, any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government in the United States (or any state or political subdivision thereof) or any foreign nation or any political subdivision thereof, including, without limitation, any central bank or other governmental or quasi-governmental authority exercising control over banks or other financial institutions, and any corporation or other entity or authority owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

         "Guarantors" means Holdings, ING, Coho Fairbanks Gathering Company and Coho Louisiana Gathering Company.

         "Hazardous Materials" means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. Section 172.101, materials defined as hazardous pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, explosive or regulated radioactive materials or substances,





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 10 pollutants, contaminants, hazardous or toxic wastes or substances, petroleum or petroleum distillates or asbestos or material containing asbestos.

         "Hedging Arrangements" means any hedging accounts or hedging contracts relating to the trading of crude oil or natural gas that are established or maintained by any Credit Party to limit or reduce the market risk of holding crude oil or natural gas in either the cash or futures market.

         "Holdings" has the meaning specified in the preamble hereto.

         "Holdings Guaranty" means the Guaranty Agreement dated as of February 8, 1994, executed and delivered by Holdings for the benefit of the Administrative Agent and the Lenders, as the same may be amended or otherwise modified from time to time.

         "Holdings Pledge Agreement" means the Pledge Agreement dated as of February 8, 1994, between Holdings and the Administrative Agent, as amended by the First Amendment to Holdings Pledge Agreement and as the same may be further amended or otherwise modified from time to time.

         "Hydrocarbons" means crude oil, natural gas, natural gas liquids, other liquid or gaseous hydrocarbons and sulphur.

         "Indebtedness" means, with respect to any Person, (a) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services except trade accounts payable incurred in the ordinary course of business which are not past due by more than one hundred twenty (120) days unless they are being contested in good faith by appropriate proceedings, (b) Capitalized Lease Obligations of such Person, (c) all obligations of such Person under direct or indirect guaranties in respect of, and contingent or other obligations of such Person to purchase or otherwise acquire or to otherwise assure a creditor against loss in respect of, indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services or Capitalized Lease Obligations of any other Person, (d) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by such Person, (e) all obligations of such Person in respect of letters of credit and bankers' acceptances, (f) liabilities (other than premiums to the Pension Benefit Guaranty Corporation under Title IV of ERISA) incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its Affiliates and (g) withdrawal liability incurred under ERISA by such Person or any of its Affiliates to any Multiemployer Plan.

         "Independent Engineer" means Ryder Scott Company or another independent engineering firm selected by the Borrowers and reasonably satisfactory to the Lenders; provided however, that, if the Borrowers shall not have selected an independent engineering firm satisfactory to the





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 11

Lenders within thirty (30) days of receiving notice from the Administrative Agent requesting a different engineering firm, the Administrative Agent shall furnish to the Borrowers a list of three alternative engineering firms and "Independent Engineer" shall mean the engineering firm selected by the Borrowers from such list.

         "ING" means Interstate Natural Gas Company, a Delaware corporation.

         "ING Acquisition" means the acquisition of ING by Holdings and CRI pursuant to the ING Acquisition Agreement.

         "ING Acquisition Agreement" means that certain Acquisition Agreement dated as of November 11, 1994, by and among The Morgan Stanley Leveraged Equity Fund II, L.P., Quinn Oil Company Ltd., ING, Holdings and CRI.

         "ING Pledge Agreement" means the Pledge Agreement dated as of December 2, 1994, pursuant to which ING pledged to the Administrative Agent, for the benefit of the Lenders, the Capital Stock of the ING Subsidiaries directly owned by ING as collateral for the Obligations, as the same may be amended or otherwise modified from time to time.

         "ING Subsidiaries" means the Production Company, Coho Fairbanks Gathering Company, Coho Louisiana Gathering Company and Exploration.

         "Initial Engineering Report" means the engineering report prepared by The Scotia Group, dated June 1992.

         "Initial Environmental Report" means the Phase 1 environmental report delivered to the Administrative Agent in accordance with Section 5.01(e)(xvii) of the Original Credit Agreement.

         "Interbank Offered Rate" means, with respect to each Interest Period, the rate of interest per annum determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which deposits in immediately available freely transferable funds in Dollars are offered to each of the Reference Lenders (at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period) in the London interbank market for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal or comparable to each Reference Lender's share of the principal amount of the Eurodollar Advance to which such Interest Period relates. Each determination by the Administrative Agent of the Interbank Offered Rate shall be conclusive in the absence of manifest error.

         "Intercompany Borrower" means, if and only if approved in writing by the Administrative Agent and Required Lenders and only to the extent so approved, any one or more of Holdings and, except for Coho Shell, one or more Restricted Subsidiaries of Holdings.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 12

         "Interest Coverage Ratio" means, as of any date of determination, the ratio of EBITDA to Consolidated Interest Expense for the four fiscal quarters of Holdings and its Restricted Subsidiaries then most recently ended.

         "Interest Period" means with respect to any Eurodollar Advances, each period commencing on the date such Advances are made (including, as applicable, the date such advances were made under the Second Restated Credit Agreement) or Converted from Advances of another Type or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as a Borrower may select as provided in Section 2.05 or 2.07 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day; (b) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than four (4) Interest Periods for Eurodollar Advances shall be in effect at the same time; (d) no Interest Period for any Eurodollar Advances shall have a duration of less than one (1) month and, if the Interest Period for any Eurodollar Advances would otherwise be a shorter period, such Advances shall not be available hereunder, and (e) no Interest Period may extend beyond a principal repayment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Advances having Interest Periods that end after such principal repayment date shall be equal to or less than the maximum principal amount of Advances permitted to be outstanding hereunder after such principal repayment date.

         "Interest Rate Hedging Arrangements" means interest rate swaps, interest rate caps, interest rate collars or other similar mechanisms enabling a Person to fix or limit its interest expense.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Investment" has the meaning specified in the definition of Restricted Investments.

         "Lender" has the meaning specified in the preamble hereto.

         "Letters in Lieu of Transfer Orders" means each letter in lieu of transfer and division orders, in form and substance satisfactory to the Administrative Agent directing each purchaser of Hydrocarbons attributable to the Petroleum and Natural Gas Rights pledged as Collateral to make payment directly to the Administrative Agent.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 13

         "Letter of Credit" means a standby or commercial letter of credit issued by the Administrative Agent for the account of a Borrower pursuant to
Section 2.01 (b) or, prior to the Renewal Date, pursuant to Section 2.01(b) of the Original Credit Agreement, Section 2.01(b) of the First Amended Credit Agreement or Section 2.01(b) of the Second Amended Credit Agreement.

         "Letter of Credit Liabilities" means, at any time, all fixed and contingent liabilities of the Administrative Agent under outstanding Letters of Credit.

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loan Documents" means this Agreement, the Notes, the Security Documents and the other Canada Trust Loan Documents (to the extent not amended and restated pursuant to the Original Credit Agreement, the First Amended Credit Agreement, the Second Amended Credit Agreement or this Agreement), the "Loan Documents" as defined in the Original Credit Agreement (to the extent not amended and restated pursuant to the First Amended Credit Agreement, the Second Amended Credit Agreement, or this Agreement), the "Loan Documents" as defined in the First Amended Credit Agreement (to the extent not amended and restated pursuant to the Second Amended Credit Agreement or this Agreement), the "Loan Documents" as defined in the Second Amended Credit Agreement (to the extent not amended and restated pursuant to this Agreement), the Letters of Credit, all applications, agreements and other documents pursuant to which any Letter of Credit is issued and all other agreements, instruments and other documentation which may from time to time be executed by any Credit Party or any third Person in favor of the Administrative Agent or any Lender in connection with this Agreement as any of such documentation may be amended or otherwise modified from time to time.

         "Louisiana Oil and Gas Mortgage" means the mortgage dated as of December 2, 1994, pursuant to which the Production Company, Coho Louisiana Gathering Company and Coho Fairbanks Gathering Company granted to the Administrative Agent, for the benefit of the Lenders, a first priority lien on the ING Subject Interests (as such term is defined in the ING Acquisition Agreement) located in Louisiana and certain other assets as collateral for the Obligations, as the same may be amended or otherwise modified from time to time.

         "Majority Lenders" means at any time while no Advances or Letters of Credit are outstanding Lenders holding at least fifty-one percent (51%) of the aggregate amount of the Commitments and, at any time while Advances or Letters of Credit are outstanding, Lenders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Advances and Letter of Credit Liabilities.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 14

         "Material Adverse Change" means any change that is material and adverse in or to (i) the operations, business or condition (financial or otherwise) of (a) any Borrower and its Subsidiaries taken as a whole, (b) the Borrowers and their Subsidiaries taken as a whole or (c) Holdings and its Subsidiaries taken as a whole or (ii) the ability of any Credit Party to perform its obligations under any Related Transactions Document to which it is a party.

         "Maturity Date" means, for Revolving Advances, the Revolver Maturity Date, and for Bridge Advances, the Bridge Maturity Date.

         "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including to the extent that Texas law may ever be applied to the Loan Documents despite the parties election of New York law to govern the Loan Documents, as to Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges charged, paid or contracted for in connection with the Loan Documents which are deemed to be interest under applicable law.

         "Mid Louisiana Pledge Agreement" means the Pledge Agreement dated as of December 2, 1994, pursuant to which the Production Company pledged the Capital Stock of Exploration to the Administrative Agent, for the benefit of the Lenders, as collateral for the Obligations, as amended by that certain First Amendment to Pledge Agreement dated as of the Renewal Date, and as the same may be amended or otherwise modified from time to time.

         "Mississippi Oil and Gas Deed of Trust" means the Deed of Trust dated as of December 2, 1994, pursuant to which the Production Company, Coho Louisiana Gathering Company and Coho Fairbanks Gathering Company granted to the Administrative Agent, for the benefit of the Lenders, a first priority lien on the ING Subject Interests (as such term is defined in the ING Acquisition Agreement) located in Mississippi and certain other assets as collateral for the Obligations, as the same may be amended or otherwise modified from time to time.

         "Modification Agreement" means that certain Modification Agreement dated of even date herewith among the Companies, the other Guarantors, Coho Canada and the Administrative Agent.

         "Monthly Payment Date" means the last Business Day of each calendar month.

         "Mortgage" means the Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement dated as of August 13, 1990 (effective August 16, 1990), made by CRI for the benefit of Canada Trust encumbering the various real and personal property described therein located in Mississippi, assigned to the Administrative Agent for the benefit of the Lenders pursuant to the Assignment, as amended pursuant to that certain Amendment and Ratification of Deeds of Trust, Mortgages, Assignments, Security Agreements and Financing Statements dated June 11, 1992, as supplemented pursuant to that certain First Supplemental Deed of Trust,





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 15

Mortgage, Assignment, Security Agreement and Financing Statement dated June 9, 1992, as amended by the Third Renewal, Extension and Modification of Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement dated as of August 27, 1992, as amended by the Fourth Renewal, Extension and Modification of Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement dated as of June 24, 1994, as amended by the Fifth Modification of Mississippi Mortgage, and as the same may hereafter be amended or otherwise be modified from time to time.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

         "New Mortgage Documents" has the meaning set forth in Section 5.01 (d)
(iv).

         "Note" means a promissory note executed by the Borrowers in the form of Exhibit A payable to the order of a Lender in the amount of its Commitment and all extensions, renewals and other modifications thereof and all substitutions therefor.

         "NPV 10 - Proven Producing Reserves" means the net present value of the future net income of Proven Producing Reserves to be acquired by a Borrower with the proceeds of a Bridge Advance discounted at ten percent (10%) per annum based upon a pricing strip agreed to by the Co-Agents in accordance with their customary internal standards and practices for valuing oil and gas properties in connection with reserve-based oil and gas loan transactions and as risked by the Co-Agents.

         "NPV - Proven Reserves" means the net present value of the future net income of the Proven Reserves of the Borrowers discounted at a rate and based upon a pricing strip agreed to by the Co-Agents in accordance with their customary internal standards and practices for valuing oil and gas properties in connection with reserve-based oil and gas loan transactions and as risked by the Co-Agents.

         "Obligations" means collectively, (a) the obligation of any Credit Party to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it to the Administrative Agent, any Co-Agent, or any Lender, in respect of any Loan Document, whether for principal, interest, fees or otherwise, (b) the obligation of any Credit Party to perform or observe all of its other obligations from time to time existing under any Loan Document and (c) all obligations, indebtedness and liabilities of any Credit Party to any Lender arising in connection with any Hedging Arrangements or any Interest Rate Hedging Arrangements.

         "Original Closing Date" means August 27, 1992.

         "Original Credit Agreement" has the meaning specified in the Recitals hereto.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 16

         "Original Security Agreement" means that certain Amended and Restated General Security Agreement and Pledge of Collateral Mortgage Note dated August 27, 1992 between CRI and the Administrative Agent, as modified pursuant to that certain Act of Partial Release of Act of Collateral Mortgage and Security Agreement dated June 15, 1993 and pursuant to that certain Partial Release of Amended and Restated General Security Agreement and Pledge of Collateral Mortgage Note dated August 17, 1993 and as the same may hereafter be amended or otherwise modified from time to time.

         "Other Taxes"  has the meaning specified in Section 3.06(a).

         "Outstanding Credit" means, at the date of determination, the sum of the following: (a) the sum of the aggregate outstanding principal amount of Advances as of such date, plus (b) the outstanding Letter of Credit Liabilities as of such date, plus (c) all fixed and contingent liabilities outstanding as of such date in respect of the letters of credit issued pursuant to the provisions set forth in subsection 7.02(b)(xi) and, prior to the Renewal Date, pursuant to the provisions set forth in subsection 7.02(b)(xi) of the First Amended Credit Agreement and Subsection 7.02(b)(xi) of the Second Amended Credit Agreement, and prior to February 8, 1994, pursuant to the provisions of subsection 7.02(b)(ix) of the Original Credit Agreement.

         "Paribas" has the meaning specified in the Recitals hereto.

         "Permitted Coho Shell Advance" means an advance made by a Borrower to Coho Shell if (A) no Potential Default or Event of Default exists or would result therefrom, (B) the amount of such advance does not exceed the Availability existing immediately prior to the time such advance is made, (C) such advance is used by Coho Shell to acquire Petroleum and Natural Gas Rights,
(D) such advance is otherwise made on terms and conditions and is evidenced and governed by loan and security documents which are reasonably acceptable to the Administrative Agent and Lenders, (E) such advance, along with the collateral securing the repayment thereof and all documentation executed in connection therewith, is pledged to the Administrative Agent for the benefit of the Lenders to secure repayment of the Obligations pursuant to the terms of the Additional Security Agreement, and (F) the applicable Borrower shall have provided evidence to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and the Lenders, that after giving effect to such advance (1) the present fair saleable value of such Borrower's assets is in excess of the total amount of such Borrower's liabilities, contingent or otherwise, (2) such Borrower is paying its debts as they become due, (3) such Borrower does not believe that it will incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature, and (4) such Borrower has sufficient capital to carry on its business as it has been operated and as it is intended to be operated.

         "Permitted Intercompany Advance" means an advance made by a Borrower to an Intercompany Borrower if (A) no Potential Default or Event of Default exists or would result therefrom, (B) the amount of such advance does not exceed the Availability existing immediately prior to the time such advance is made, (C) such advance is used by the applicable Intercompany Borrower to acquire Petroleum and Natural Gas Rights, (D) such advance is otherwise made on





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 17 terms and conditions and is evidenced and governed by loan and security documents which are reasonably acceptable to the Administrative Agent and Lenders, (E) such advance, along with the collateral securing the repayment thereof and all documentation executed in connection therewith, is pledged to the Administrative Agent for the benefit of the Lenders to secure repayment of the Obligations pursuant to the terms of the Additional Security Agreement, and
(F) the applicable Borrower shall have provided evidence to Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and the Lenders, that after giving effect to such advance
(1) the present fair saleable value of such Borrower's assets is in excess of the total amount of such Borrower's liabilities, contingent or otherwise, (2) such Borrower is paying its debts as they become due, (3) such Borrower does not believe that it will incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature, and (4) such Borrower has sufficient capital to carry on its business as it has been operated and as it is intended to be operated.

         "Person" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or governmental authority or other regulatory body.

         "Petroleum and Natural Gas Right" means a Working Interest, a mineral interest, a mineral servitude or a Royalty Interest relating to lands (including, without limitation, submerged lands), whether pursuant to a petroleum and/or natural gas lease or sublease, royalty agreement, farmout agreement, joint participation agreement, conveyance, pooling agreement, unit agreement or other instrument.

         "Plan" means an Employee Plan or Multiemployer Plan.

         "Potential Default" means any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Prime Rate" means the variable rate of interest established from time to time by Citibank, N.A. or any successor in interest to such bank (at its head office) (or such other bank as may be designated by the Administrative Agent as provided below), as its prime rate of interest, which rate of interest may or may not be the lowest or best rate charged by such bank; provided, however, that, in lieu of Citibank, N.A. or any successor bank to Citibank, N.A. for purposes of establishing the Prime Rate, the Administrative Agent may, at any time and from time to time upon five (5) Business Days' prior written notice to Borrowers and the Lenders, designate (a) The Bank of New York, New York, New York (at its head office) or (b) any other bank as may be reasonably acceptable to Borrowers and the Lenders, as the reference bank for purposes of establishing the Prime Rate. Each change in the Prime Rate shall become effective without prior notice to Borrowers automatically as of the opening of business on the date of such change in the Prime Rate.

         "Prime Rate Advances" means Advances that bear interest at rates based upon the Prime Rate.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 18

         "Principal Office" means the principal office of the Administrative Agent located at Houston, Texas.

         "Production Company" means Coho Louisiana Production Company, a Delaware corporation.

         "Production Report" means, with respect to any calendar quarter, a report prepared by the Borrowers and certified by the President or any Vice President of CRI setting forth the quantity of Hydrocarbons produced from the Proven Reserves covered by the Security Documents during such quarter.

         "Proven Non-Producing Reserves" means Proven Reserves other than Proven Producing Reserves.

         "Proven Producing Reserves" means Proven Reserves which are presently being produced from completion intervals cased for production in existing wells.

         "Proven Reserves" means, at any time, those quantities of Hydrocarbons which, upon analysis of geological and engineering information and economic conditions in respect of Petroleum and Natural Gas Rights of the Borrowers, demonstrate with reasonable certainty to be economically recoverable in the future from known oil and gas reservoirs under then-existing economic and then-current operating conditions, and then existing prices and costs, and which have demonstrated the ability to produce by the availability of actual production information or conclusive formation testing.

         "Pro Rata" means, as to any Lender, its ratable share expressed as a percentage obtained by multiplying by one hundred (100) the ratio obtained by either (a) dividing the applicable Commitment of the Lender in question by the total Commitments of all Lenders (whether or not such Commitments have terminated and if such Commitments have terminated, then the Commitments shall be deemed equal to the amount thereof immediately prior to such termination for the purposes of calculating "Pro Rata") or (b) dividing the aggregate principal amount of the Advances and/or the Letter of Credit Liabilities outstanding which were made or participated in by the Lender in question by the aggregate principal amount of all the Advances and/or Letter of Credit Liabilities outstanding.

         "Quarterly Payment Date" means the last Business Day of January, April, July and October of each year.

         "Redetermination Date" means five (5) days after the Borrowers shall have been given notice that the Borrowing Base has been redetermined pursuant to Section 2.10 .

         "Reference Lenders" means Paribas and such other Lender or Lenders (if any) as the Administrative Agent may, in addition to Paribas, designate as Reference Lenders from time to time in its discretion upon notice to the Borrowers and Lenders.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 19

         "Registration Rights Agreement" means that certain Registration Rights and Shareholder Agreement among Holdings, The Morgan Stanley Leveraged Equity Fund II, LP, and Quinn Oil Company Ltd. executed pursuant to the terms of the ING Acquisition Agreement.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulatory Change" means, with respect to any Lender, any change after the date hereof in United States federal, state, or foreign laws, rules, treaties, directives, guidelines, regulations or policies (including without limitation, any policy with respect to preexisting laws, rules, treaties, regulations, guidelines or directives) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Lender (or its Applicable Lending Office) of or under any United States federal or state, or any foreign, laws, rules, treaties, directives, guidelines, regulations or policies (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof, including, without limitation, any change in (a) any law, rule, regulation, policy, guideline or directive contemplated by the report dated July 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices and (b) Japanese Ministry of Finance Act No. 901, dated April 1, 1982, as amended or otherwise modified from time to time, including the amendment dated December 22, 1988 but excluding reserve requirements under Regulation D.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into or onto the environment (including, without limitation, ambient air, surface water, ground water, land surface, subsurface strata or work place) of any Contaminant, at, in, by or related to the facilities of any Person, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water or groundwater, except that for purposes of this definition only, "Contaminant" shall not include petroleum or petroleum distillates unless (a) the event constituting a "Release" for purposes of this definition requires notification pursuant to the Federal Clean Water Act, as amended from time to time, or notification and/or filing under Mississippi law or other applicable law or (b) the cost of Remedial Action with respect to such event would exceed One Hundred Thousand Dollars ($100,000.00).

         "Remedial Action" means all actions required or voluntarily undertaken to (a) clean up, remove, treat, or in any other way address any Contaminant in the environment or work place, (b) prevent a Release or threat of Release, or minimize any further Release, so it does not migrate or endanger or threaten to endanger public health or welfare of the environment or work place, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Renewal Date" means August 8, 1996.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 20

         "Required Lenders" means at any time while no Advances or Letters of Credit are outstanding Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the aggregate amount of the Commitments and, at any time while Advances or Letters of Credit are outstanding, Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the outstanding aggregate principal amount of the Advances and Letter of Credit Liabilities.

         "Reserve Requirement" means, for any Eurodollar Advance for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined or (b) any category of extensions of credit or other assets which include Eurodollar Advances.

         "Restricted Investments" means all investments, made in cash or by delivery of property, by Holdings and its Restricted Subsidiaries (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, or (b) in any property (items (a) and (b) herein called "Investments"), except the following:

              (i) Investments by Holdings in property to be used in the ordinary course of its business;

             (ii) Investments by any Subsidiary of Holdings in property to be used in the ordinary course of business of such Subsidiary;

            (iii) Investments by Holdings in current assets arising from the sale of goods and services in the ordinary course of its business;

             (iv) Investments by any Subsidiary of Holdings in current assets arising from the sale of goods and services in the ordinary course of business of such Subsidiary;

              (v) Investments in direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof;

             (vi) Investments in certificates of deposit maturing one year or less from the date of acquisition thereof issued by a Lender or any other bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating at least Five Hundred Million Dollars ($500,000,000.00);





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 21

            (vii) Investments in commercial paper if at the time of acquisition such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service;

           (viii) Investments consisting of operating deposit accounts with commercial banks;

             (ix) Investments in the ordinary course of business relating to the acquisition of Petroleum and Natural Gas Rights and the exploration and development thereof;

              (x) Investments made in connection with Hedging Arrangements or Interest Rate Hedging Arrangements;

             (xi) Investments made by Holdings in any of its Subsidiaries with the proceeds of the sale of its equity securities;

            (xii) Permitted Coho Shell Advances and Permitted Intercompany Advances, if any; and

           (xiii) Investments in ING and the ING Subsidiaries arising as a direct result of the ING Acquisition.

         "Restricted Payments" means, with respect to any Person (a) cash dividends or distributions or any other dividends or distributions on, or in respect of, any class of Capital Stock or other equity interests of such Person, except for distributions made solely in shares of stock or other equity interests of the same class, (b) any and all funds, cash or other payments made in respect of the retirement, redemption, repurchase or other acquisition of such stock or equity interests, unless such stock or equity interests shall be redeemed or acquired through the exchange of such stock or equity interests with stock or equity interests of the same class, and (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any such stock or equity interests (other than Permitted Coho Shell Advances and Permitted Intercompany Advances); provided, however, that dividends or other distributions by any Borrower or any of Holdings' other Restricted Subsidiaries to its shareholders shall not be considered Restricted Payments if (i) no Potential Default or Event of Default exists or would result therefrom, (ii) such dividends or other distributions made in any fiscal year do not exceed an amount equal to, and are made for the purpose of paying, Holdings' administrative expenses and taxes incurred and attributable to the operations of the Borrowers and other Subsidiaries of Holdings for such fiscal year, (iii) the amount of such expenses and taxes are determined pursuant to agreements in form and substance reasonably acceptable to the Administrative Agent and Lenders, and (iv) the amount of such dividends and distributions made for the purpose of paying such administrative expenses do not exceed Three Million Dollars ($3,000,000.00) in any fiscal year.

         "Restricted Subsidiary" means Borrowers, Coho Shell and any other Subsidiary of Holdings or a Borrower, as applicable, that is not an Unrestricted Subsidiary.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 22

         "Revolver Maturity Date" means 11:00 A.M. Houston, Texas time on June 30, 2003.

         "Revolving Advance" means an advance of funds by the Lenders or any of them to a Borrower pursuant to Section 2.01(a) of this Agreement or, prior to the Renewal Date, pursuant to Article II of the Second Amended Credit Agreement.

         "Revolving Termination Date" means 11:00 a.m. Houston, Texas time on January 1, 2000 or such earlier date and time on which the Commitments terminate as provided in this Agreement; provided, however, that the Lenders in their sole discretion may extend the Revolving Termination Date for additional one-year periods by notice to the Borrowers.

         "Royalty Interest" means a right to a portion of the production of Hydrocarbons from lands or a portion of the proceeds from the production of Hydrocarbons from lands, free and clear of operating or other costs, or a right to a share of profits from the production of Hydrocarbons from lands, provided that a Royalty Interest shall not include a Working Interest.

         "Second Amended Credit Agreement" has the meaning specified in the Recitals hereto.

         "Security Documents" means the Mortgage, the Deed of Trust, the Original Security Agreement, the Additional Security Agreement, the Guaranty, the Holdings Pledge Agreement, the CRI Pledge Agreement, the ING Pledge Agreement, the Mid Louisiana Pledge Agreement, the Louisiana Oil and Gas Mortgage, the Mississippi Oil and Gas Deed of Trust, the Negative Pledge Agreement dated February 8, 1994, executed by Coho Canada for the benefit of the Administrative Agent and the Lenders, Uniform Commercial Code Financing Statements and such other mortgages, deeds of trust, security agreements, financing statement and other documentation executed and delivered by any Credit Party or any other Person for the benefit of the Administrative Agent and the Lenders that grant or perfect Liens on property to secure the Obligations or any part thereof, as any of the same may be amended or otherwise modified from time to time.

         "Second Modification - Brookhaven Deed of Trust" means that certain Second Renewal, Extension and Modification of Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of the Renewal Date by and between CRI and the Administrative Agent.

         "Second Modification to Louisiana Oil and Gas Mortgage" means that certain Second Renewal, Extension and Modification of Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of the Renewal Date between CRI and the Administrative Agent.

         "Second Modification to Mississippi Oil and Gas Deed of Trust" means that certain Second Renewal, Extension and Modification of Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of the Renewal Date by and between CRI and the Administrative Agent.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 23

         "Seventh Modification of Mississippi Mortgage" means that certain Seventh Renewal, Extension and Modification of Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement dated as of the Renewal Date, by and among CRI, Exploration and the Administrative Agent.

         "Sixth Modification of Texas Deed of Trust" means that certain Sixth Renewal, Extension and Modification of Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement dated as of the Renewal Date, by and between CRI and the Administrative Agent.

         "Stockholders' Equity" means, with respect to any Person, the aggregate of the following accounts (or their equivalents) set forth on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, provided that there shall be no adjustments for any write down of any property, plant and equipment and there shall be excluded therefrom any loans or advances by such Person to any of its shareholders: (a) the par or stated value of all outstanding Capital Stock after deducting treasury stock), (b) capital surplus and (c) retained earnings.

         "Subsidiary" means, as to any Person, any corporation of which more than 50% of the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect directors (or Persons performing similar functions) of such corporation is, at the time of determination, owned directly, or indirectly through one or more intermediaries, by such Person.

         "Subsidiary Guaranties" means the Guaranty Agreements dated as of December 2, 1994, executed by ING and each of the ING Subsidiaries in favor of the Administrative Agent and the Lenders, pursuant to which ING and each ING Subsidiary unconditionally guaranteed the payment and performance of the Obligations to the extent as set forth therein, as the same may be amended or otherwise modified from time to time.

         "Supermajority Lenders" means at any time while no Advances or Letters of Credit are outstanding, Lenders holding at least seventy-five percent (75%) of the aggregate amount of the Commitments and, at any time while Advances or Letters of Credit are outstanding, Lenders holding at least seventy-five percent (75%) of the outstanding aggregate principal amount of the Advances and Letter of Credit Liabilities; provided, however, that a group of Lenders which excludes more than one Lender shall never be deemed to constitute Supermajority Lenders.

         "Taxes" has the meaning specified in Section 3.06.

         "Termination Event" means (a) a Reportable Event described in Section 4043 of ERISA (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under the regulations promulgated under such Section) with respect to any Employee Plan, (b) the withdrawal of Holdings or any of its Affiliates from an Employee Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, if as a result Holdings or such Affiliate would be liable to the Pension Benefit Guaranty Corporation under ERISA Section 4063(b) for more than Five Hundred Thousand





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 24

Dollars ($500,000.00), (c) the filing of a notice of intent to terminate an Employee Plan (other than in a "standard termination" under Section 4041 of ERISA) or the treatment of an Employee Plan amendment as a termination under section 4041 of ERISA, but only if the actuarial present value of the benefit liabilities under the Employee Plan exceeds the current value of assets allocable to those benefit liabilities in that Employee Plan by more than Five Hundred Thousand Dollars ($500,000.00), (d) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate an Employee Plan, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

         "Type" means any type of Advance determined with respect to the interest option applicable thereto, i.e. a Prime Rate Advance or a Eurodollar Advance.

         "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings (other than Coho Shell or any Credit Party) that Holdings has designated in writing to the Administrative Agent and the Lenders as an Unrestricted Subsidiary and each Subsidiary of such designated Subsidiary (other than Coho Shell or any Credit Party), and (ii) the following Subsidiaries of Coho Canada: 253741 Alberta Ltd., an Alberta, Canada corporation and 249183 Alberta Ltd., an Alberta, Canada corporation. Once a Subsidiary has been designated as an Unrestricted Subsidiary it may not become a Restricted Subsidiary without the consent of all the Lenders.

         "Working Interest" means an interest embodying the right to operate a well or wells and the right to share in production of Hydrocarbons from such well or wells or a right to a share of the revenues from the sale of such Hydrocarbons.

         SECTION 1.02. Accounting and other Terms. Unless otherwise expressly stated herein, all accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code (the "UCC") in effect in the State of Texas on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement.

                                   ARTICLE II

                         ADVANCES AND LETTERS OF CREDIT

         SECTION 2.01.  Commitments.

         (a) Revolving Advances. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more Revolving Advances to the Borrowers from time to time from the Renewal Date to and including the Revolving Termination Date in an aggregate





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 25 principal amount at any time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect less such Lender's Pro Rata portion of the aggregate principal amount of any outstanding Bridge Advances; provided, however, that the Outstanding Credit less the outstanding principal balance of any Bridge Advances shall not at any time exceed the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrowers may borrow, repay, and reborrow hereunder the amount of the Commitments by means of Prime Rate Advances and Eurodollar Advances until the Revolving Termination Date and, until the Maturity Date, Borrowers may Convert Revolving Advances of one Type into Revolving Advances of another Type. Revolving Advances of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Advances of such Type.

         (b)     Letters of Credit.

              (i) Issuance. Subject to the terms and conditions of this Agreement, the Administrative Agent agrees to issue one or more Letters of Credit for the account of any Borrower from time to time from the Renewal Date hereof to but excluding the Revolving Termination Date; provided, however, that
(A) the outstanding Letter of Credit Liabilities shall not at any time exceed Fifteen Million Dollars ($15,000,000.00) and (B) the Outstanding Credit less the outstanding principal balance of any Bridge Advances shall not at any time exceed the Borrowing Base. Each Letter of Credit shall be issued in the minimum face amount of One Hundred Thousand Dollars ($100,000.00), shall not have an expiration date beyond the Revolving Termination Date, shall be payable in Dollars, must support a transaction that is entered into in the ordinary course of business by a Borrower or any Subsidiary of a Borrower, must otherwise be satisfactory in form and substance to the Administrative Agent and shall be issued pursuant to such documents and instruments (including without limitation, letter of credit applications and agreements) as the Administrative Agent may require. At the time of issuance of each Letter of Credit, the Administrative Agent shall be deemed, without further action by any party hereto, to have sold to each other Lender, and each other Lender shall be deemed without further action by any party hereto, to have purchased from the Administrative Agent, a participation to the extent of such Lender's Pro Rata portion (calculated on the basis of the Commitments) of such Letter of Credit and the related Letter of Credit Liabilities.

             (ii) Reimbursement of Letter of Credit Drawings. Upon receipt by the Administrative Agent of a request for any drawing under a Letter of Credit, the Administrative Agent shall promptly notify the Borrower which is the account party on the Letter of Credit and each Lender as to the payment date for such drawing and amount to be paid as a result of the drawing. Each Lender shall make available to the Administrative Agent its Pro Rata portion (calculated on the basis of the Commitments) of the amount to be paid as result of the drawing on the Letter of Credit, at the Principal Office, in immediately available funds, not later than 11:00 A.M. (Houston, Texas time) on the payment date. Each payment made by the Administrative Agent pursuant to a drawing under a Letter of Credit shall be deemed an Advance under each Lender's Note in an amount equal to such Lender's Pro Rata portion of such payment (calculated on the basis of the Commitments). Each such Advance shall be a Prime Rate Advance.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 26

            (iii) Letter of Credit Fees. The Borrowers jointly and severally agree to pay the Administrative Agent for the benefit of each Lender a letter of credit fee on such Lender's Pro Rata portion (calculated on the basis of the Commitments) of the average daily amount available for drawing under the Letters of Credit, such letter of credit fee to be paid in arrears on each Quarterly Payment Date and on the Revolving Termination Date and to be calculated at a rate of one percent (1%) per annum. After receiving any payment of any letter of credit fees under this clause (iii), the Administrative Agent will promptly pay to each Lender the letter of credit fees then due such Lender. With respect to each Letter of Credit, the Borrowers will also jointly and severally pay to the Administrative Agent for its account only and on the date of the issuance of the Letter of Credit an issuance fee equal to one fourth of one percent (0.25%) of the maximum amount available to be drawn under the Letter of Credit.

         (c) Bridge Advances. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more Bridge Advances to Borrowers from time to time from the Renewal Date to and including the Bridge Maturity Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Pro Rata portion of the Bridge Sublimit as then in effect. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrowers may borrow, repay, and reborrow hereunder the amount of the Bridge Sublimit by means of Prime Rate Advances and Eurodollar Advances until the Bridge Maturity Date and, until the Bridge Maturity Date, Borrowers may Convert Bridge Advances of one Type into Bridge Advances of another Type. Bridge Advances of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Advances of such Type.

         SECTION 2.02. Notes. The obligation of the Borrowers to repay each Lender for Advances made by such Lender and interest thereon shall be evidenced by a Note executed by the Borrowers, payable to the order of such Lender, in the principal amount of such Lender's Commitment as originally in effect. The Lenders and the Borrowers acknowledge and agree that the Lenders are willing to make advances to any Borrower only if the other Borrowers are liable for payment thereof and, accordingly, and in order to avoid the necessity of the issuance of a separate note for each Borrower the payment of which would be guaranteed by each of the other Borrowers, each of the Borrowers desires to be a co-borrower of, and jointly and severally liable for, payment of the Advances. None of the Borrowers is a co-borrower with respect to an advance or is executing a Note as a co-maker thereof as a condition to or otherwise in connection with any Advance to such Borrower other than an Advance the proceeds of which are used by such Borrower.

         SECTION 2.03.  Repayment of Advances.

         (a) Revolver. Beginning on the Revolving Termination Date and continuing on each Quarterly Payment Date thereafter, the Borrowers shall jointly and severally repay the unpaid principal amount of the Revolving Advances in fourteen equal quarterly installments beginning March 31, 2000 sufficient to fully amortize the Revolving Advances which were outstanding on





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 27 the Revolving Termination Date by the Maturity Date. All outstanding Revolving Advances shall be due and payable in full on the Revolver Maturity Date.

         (b)     Bridge.  Subject to any mandatory prepayments required under
Section 3.02(b), all outstanding Bridge Advances shall be due and payable on the Bridge Maturity Date.

         SECTION 2.04. Interest. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate, each such change in the rate of interest charged on the Advances to become effective, without notice to Borrowers, on the effective date of each change in the Applicable Rate or the Maximum Rate, as the case may be; provided, however, that if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advances to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the Advances below the Maximum Rate until the aggregate amount of interest accrued on the Advances equals the aggregate amount of interest which would have accrued on the Advances if the interest rate specified in clause (b) preceding had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable as follows:

                      (i) in the case of Prime Rate Advances, on each Monthly Payment Date and on the Maturity Date applicable to such Advances;

                      (ii) in the case of each Eurodollar Advance, on the last day of the Interest Period with respect thereto, but no less often than quarterly;

                      (iii) upon the payment or prepayment of any Advance or the Conversion of any Advance to an Advance of another Type (but only on the principal amount so paid, prepaid, or Converted); and

                      (iv)        on the Maturity Date applicable to such
         Advances.

         All past due principal and interest shall bear interest at the Default Rate.

         SECTION 2.05.  Access to Availability.

         (a) Borrowing Procedure. Each Borrower requesting an Advance shall give the Administrative Agent notice by means of an Advance Request Form of each requested Advance (other than an Advance pursuant to subsection 2.01(b)(ii)), at least two (2) Business Days before the requested date of each Prime Rate Advance and at least three (3) Business Days before the requested date of each Eurodollar Advance, specifying: (i) the requested date of such Advance (which shall be a Business Day), (ii) the amount of such Advance, (iii) the Type of the Advance, (iv) in the case of a Eurodollar Advance, the duration of the Interest Period for such Advance, and (v) whether the Advance is to be a Revolving Advance or a Bridge Advance. The Administrative Agent at its option may accept telephonic requests for Advances, provided that such acceptance





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 28 shall not constitute a waiver of the Administrative Agent's right to delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for an Advance by a Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to the Administrative Agent. Each Advance (other than an Advance pursuant to subsection 2.01(b)(ii)) shall be in a minimum principal amount of One Million Dollars ($1,000,000.00). The aggregate principal amount of Eurodollar Advances having the same Interest Period shall be at least equal to One Million Dollars ($1,000,000.00). The Administrative Agent shall promptly notify each Lender of each such notice of borrowing. Not later than 11:00 A.M. Houston, Texas time on the date specified for each Advance hereunder, each Lender will make available to the Administrative Agent at the Principal Office in immediately available funds, for the account of the applicable Borrower, its Pro Rata share (determined based on the Commitments) of each Advance. After the Administrative Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Administrative Agent will make such Advances available to the applicable Borrower by depositing the same, in immediately available funds, in an account of such Borrower designated by such Borrower. All notices under this subsection (a) given by any Borrower shall be irrevocable and shall be given not later than 10:00 A.M. Houston, Texas, time on the day which is not less than the number of Business Days specified above for such notice.

         (b) Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued on at least five (5) Business Days prior notice from the requesting Borrower to the Administrative Agent by means of an Advance Request Form describing the proposed terms of such Letter of Credit and the transactions proposed to be supported thereby. The Administrative Agent at its option may accept telephonic requests for Letters of Credit, provided that such acceptance shall not constitute a waiver of the Administrative Agent's right to require delivery of an Advance Request Form in connection with subsequent Letters of Credit. Any telephonic request for a Letter of Credit by a Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to the Administrative Agent. The Administrative Agent shall promptly notify each Lender of each request for a Letter of Credit. Upon fulfillment of the applicable conditions precedent in Article V, the Administrative Agent shall make the Letter of Credit available to such Borrower. The Administrative Agent shall provide copies of all issued Letters of Credit to Lenders after issuance thereof. All notices given by a Borrower under this subsection (b) shall be irrevocable and shall be given not later than 10:00 A.M. Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice.

         SECTION 2.06. Use of Proceeds. Upon the effectiveness of this Agreement, the principal amount then outstanding under the Second Amended Credit Agreement is and shall be deemed to be a "Revolving Advance" outstanding hereunder, each Lender to have its Pro Rata share thereof (based on the Commitments) and such Revolving Advance to be of the Type or Types selected by CRI pursuant to the Second Amended Credit Agreement. The proceeds of all other Revolving Advances shall be used by Borrowers (i) to finance the acquisition of Petroleum and Natural Gas Rights, (ii) for the exploration for, drilling and development of Petroleum and Natural Gas Rights, (iii) to make Permitted Coho Shell Advances and Permitted Intercompany Advances, and (iv) for





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 29 other general corporate purposes. The proceeds of Bridge Advances shall be used by the Borrowers solely to finance the acquisition of Petroleum and Natural Gas Rights.

         SECTION 2.07. Conversions and Continuations. The Borrowers shall have the right from time to time to Convert all or part of an Advance of one Type into an Advance of another Type or to Continue Advances of one Type as Advances of the same Type by giving the Administrative Agent written notice at least two (2) Business Days before Conversion into a Prime Rate Advance and at least three (3) Business Days before Conversion into or Continuation of a Eurodollar Advance, specifying: (a) the Conversion or Continuation date, (b) the amount of the Advance to be Converted or Continued, (c) in the case of Conversions, the Type of Advance to be Converted into, and (d) in the case of a Continuation of or Conversion into a Eurodollar Advance, the duration of the Interest Period applicable thereto; provided, however, that (i) Eurodollar Advances may only be Converted on the last day of the Interest Period, and (ii) except for Conversions into Prime Rate Advances, no Conversions shall be made while an Event of Default or Potential Default has occurred and is continuing. The Administrative Agent shall promptly notify each Lender of each such notice. All notices given by any Borrower under this Section 2.07 shall be irrevocable and shall be given not later than 11:00 A.M., Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice. If any Borrower shall fail to give the Administrative Agent the notice as specified above for Continuation or Conversion of a Eurodollar Advance prior to the end of the Interest Period with respect thereto, such Eurodollar Advance shall automatically be Converted into a Prime Rate Advance on the last day of the Interest Period for such Eurodollar Advance.

         SECTION 2.08. Commitment Fee; Reduction or Termination of Commitments. The Borrowers jointly and severally agree to pay to the Administrative Agent for the benefit of each Lender a commitment fee on the average daily Availability, from and including the last Quarterly Payment Date prior to the Renewal Date, to and including the Revolving Termination Date, at the rate of three-eighths of one percent (.375%) per annum based on a 365 or 366 day year (as the case may be) and the actual number of days elapsed, payable on each Quarterly Payment Date prior to the Revolving Termination Date and on the Revolving Termination Date. The Borrowers jointly and severally agree to pay to the Administrative Agent for the benefit of each Lender a commitment fee on the average daily unused portion of the Bridge Sublimit, from and including the Renewal Date to and including the Bridge Maturity Date, at the rate of one- fourth of one percent (.25%) per annum based on a 365 or 366 day year (as the case may be) and the actual number of days elapsed, payable on each Quarterly Payment Date and on the Bridge Maturity Date. The Borrowers shall have the right at any time to terminate in whole or from time to time to irrevocably reduce in part the Commitments upon at least three (3) Business Days prior notice to the Administrative Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that (a) each partial reduction shall be in the amount of One Million Dollars ($1,000,000.00) or an integral multiple thereof,
(b) the Commitments shall not be reduced below an aggregate amount equal to Ten Million Dollars ($10,000,000.00) unless completely terminated, (c) the Borrowers shall simultaneously prepay the amount by which the unpaid principal amount of the Advances exceeds the Commitments (after giving effect to such notice) plus accrued and unpaid interest on the





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 30 principal amount so prepaid and (d) the Borrowers may not reduce the Commitments below an amount equal to the aggregate unused portion of the stated amount of the Letters of Credit then outstanding. The Commitments may not be reinstated after they have been terminated or reduced. The Commitments shall automatically terminate on the Revolving Termination Date except with respect to calculating the Lenders' Pro Rata portions hereunder.

         SECTION 2.09.  Additional Fees.

         (a) Revolver Activation Fee. At the time of any increase in the Borrowing Base after the Renewal Date, the Borrowers shall jointly and severally pay to the Administrative Agent, for the benefit of each Lender, a Revolver activation fee equal to three-eighths of one percent (.375%) of the amount of the increase; provided, however, that the cumulative total of all Revolver activation fees shall not exceed three-eighths of one percent (.375%) of $250,000,000.00.

         (b) Bridge Activation Fee. Concurrently with the making of any Bridge Advance, the Borrowers shall jointly and severally pay to the Administrative Agent, for the benefit of each Lender, a Bridge activation fee equal to one percent (1.0%) of the amount of the Bridge Advance.

         (c) Facility Fee. On the Renewal Date, the Borrowers shall jointly and severally pay to the Administrative Agent, for the benefit of each Lender, a Facility Fee equal to one-eighth of one percent (.125%) of the Borrowing Base in effect at the Renewal Date.

         SECTION 2.10.  Borrowing Base.

         (a) Initial Amount; Waiver of Redetermination. During the period from August 8, 1996 to the first Redetermination Date following August 8, 1996, the Borrowing Base shall be equal to One Hundred Thirty Million Dollars ($130,000,000.00).

         (b) Semiannual Redeterminations. Promptly after each January 1st of each calendar year commencing 1997 and in any event prior to each April 1st, the Borrowers shall furnish to the Administrative Agent and each of the other Lenders an Engineering Report certified by the Independent Engineer and the chief financial officer of CRI and prepared within thirty (30) days of the date of delivery (such report being hereinafter referred to as the "Annual Engineering Report"). Within thirty (30) days after receipt by the Administrative Agent and the other Lenders of such Annual Engineering Report, the Co-Agents shall determine a proposed redetermination of the Borrowing Base in accordance with Section 2.10(g). The Co-Agents shall then notify the Lenders of the proposed redetermined Borrowing Base and the NPV - Proven Reserves used in determining the proposed Borrowing Base and request the approval of the Lenders to the proposed redetermined Borrowing Base and the NPV
- Proven Reserves and shall also request any Lender who does not agree with the proposed redetermined Borrowing Base to propose the Borrowing Base level acceptable to it. If Required Lenders or, if a Borrowing Base increase is proposed, Supermajority Lenders agree to the proposed redetermined Borrowing Base, the Administrative Agent shall notify the Borrowers of the redetermined Borrowing Base and NPV - Proven Reserves. If Required Lenders (or, if a Borrowing Base increase is requested, Supermajority





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 31

Lenders) do not agree with the proposed redetermined Borrowing Base, the Co-Agents shall determine the Borrowing Base level approved by Required Lenders (or, if a Borrowing Base increase is requested, Supermajority Lenders), and the Administrative Agent shall promptly notify the Borrowers of the amount of the Borrowing Base and NPV - Proven Reserves as so redetermined. Promptly after each July 1st of each calendar year commencing July 1, 1996 and in any event prior to each October 1st, Borrower shall furnish to the Administrative Agent and each of the other Lenders an Engineering Report certified by the chief financial officer of CRI and prepared within thirty (30) days of the date of delivery (such report being hereinafter referred to as the "Semi-Annual Engineering Report"). Within thirty (30) days after receipt by the Administrative Agent and the other Lenders of such Semi-Annual Engineering Report and provided that the Administrative Agent reasonably determines that such Semi-Annual Engineering Report is satisfactory in all respects, the Co-Agents shall determine a proposed redetermination of the Borrowing Base in accordance with Section 2.10(g). The Co- Agents shall then notify the Lenders of the proposed redetermined Borrowing Base and the NPV - Proven Reserves used to determine the proposed Borrowing Base and request the approval of the Lenders to the proposed redetermined Borrowing Base and the NPV - Proven Reserves shall also request any Lender who does not agree with the proposed redetermined Borrowing Base to propose the Borrowing Base level acceptable to it. If Required Lenders or, if a Borrowing Base increase is proposed, Supermajority Lenders agree to the proposed redetermined Borrowing Base, the Administrative Agent shall notify the Borrowers of the redetermined Borrowing Base. If Required Lenders (or, if a Borrowing Base increase is requested, Supermajority Lenders) do not agree with the proposed redetermined Borrowing Base, the Co-Agents shall determine the Borrowing Base level approved by Required Lenders (or, if a Borrowing Base increase is requested, Supermajority Lenders), and the Administrative Agent shall promptly notify the Borrowers of the amount of the Borrowing Base and NPV - Proven Reserves as so redetermined. If the Administrative Agent reasonably determines that such Semi- Annual Engineering Report is not satisfactory, Borrowers shall furnish to the Administrative Agent and each of the other Lenders, within thirty (30) days after notification from the Administrative Agent that such Semi-Annual Engineering Report is not satisfactory, another Semi-Annual Engineering Report certified by an Independent Engineer and the chief financial officer of CRI and prepared within thirty (30) days of the date of delivery. Within thirty (30) days after receipt by the Administrative Agent and the other Lenders of such re-submitted Semi-Annual Engineering Report, the Co- Agents and the Required Lenders shall make a redetermination of the Borrowing Base as described above in accordance with Section 2.10(g) and the Administrative Agent shall promptly notify the Borrowers of the amount of the Borrowing Base and NPV - Proven Reserves as so redetermined.

         (c) Interim Redetermination by Lenders. The Required Lenders (or, if a Borrowing Base increase is requested, Supermajority Lenders) may redetermine the Borrowing Base more often than semiannually in their sole discretion and based on such information as they may deem relevant (but in accordance with Section 2.10(g)); provided, however, that (i) the Borrowing Base will not be redetermined by the Required Lenders more than once during any period between the semiannual redetermination dates established in Section 2.10(b) and (ii) the Borrowing Base cannot be redetermined under this Section 2.10(c) more than seven (7) times prior to the Revolving Maturity Date. If the Co- Agents and the Required Lenders redetermine the Borrowing





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 32

Base, the Administrative Agent shall promptly provide the Borrowers with notice of the redetermination and of the amount of the Borrowing Base and NPV - Proven Reserves as so redetermined.

         (d) Interim Redeterminations at the Request of Borrowers. The Borrowers may request a redetermination of the Borrowing Base more often than semiannually in order to add to the Borrowing Base the value of additional Proven Reserves which have been or will be acquired by a Borrower or for any other reason; provided, however, that the Borrowing Base will not be redetermined at the request of the Borrowers more than once during any period between the semiannual Redetermination Dates established in Section 2.10(b). In order for the Lenders to consider a redetermination of the Borrowing Base pursuant to this Section 2.10(d), the Borrowers must submit a written request for redetermination to the Administrative Agent containing (i) a statement as to the reason for such request; (ii) if additional Proven Reserves are to be included in the redetermination, an Engineering Report relating to such Proven Reserves dated a current date and reasonably satisfactory to the Lenders and otherwise in form and substance reasonably acceptable to the Lenders and (iii) such other information as the Lenders may reasonably request. Within thirty
(30) days of receipt of all information requested by the Lenders in connection with a request under this Section 2.10(d), the Co-Agents and the Required Lenders (or, if a Borrowing Base increase is requested, Supermajority Lenders) shall redetermine the Borrowing Base in accordance with Section 2.10(g) and as described above and the Administrative Agent shall promptly notify the Borrowers of the amount of the Borrowing Base and NPV - Proven Reserves as so redetermined.

         (e) Redetermination as a Result of a Sale of Collateral. In addition to the redeterminations described above in this Section 2.10, the Borrowing Base shall be redetermined by the Co-Agents and the Required Lenders in accordance with Section 2.10(g) each date that a Borrower disposes of Collateral in accordance with Section 7.02(d) to subtract from the Borrowing Base the value of the Collateral, if any, disposed of by such Borrower. The Administrative Agent shall promptly notify the Borrowers of the amount of the Borrowing Base and NPV - Proven Reserves as so redetermined.

         (f) Bridge Redetermination. In the event any of the Borrowers borrow all or a portion of the amount available under the Bridge, the Borrowing Base must be redetermined within 30 days of the Bridge Advance (a "Bridge Redetermination"). In the event of a Bridge Redetermination, the Co-Agents shall submit the proposed Borrowing Base, as well as the NPV - Proven Reserves for the approval of Supermajority Lenders. If the proposed Borrowing Base and NPV - Proven Reserves are not approved by Supermajority Lenders, the Co-Agents shall make appropriate adjustments to levels approved by Supermajority Lenders. The Administrative Agent shall promptly notify the Borrowers of the amount of the Borrowing Base and NPV - Proven Reserves as so redetermined. Immediately following each redetermination of the Borrowing Base pursuant to this paragraph
(f), the aggregate amount of all outstanding Bridge Advances shall automatically and without further action be deemed converted to Revolving Advances (up to the aggregate amount of Availability).





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 33

         (g) Standards for Redetermination. Each redetermination of the Borrowing Base made by the Required Lenders or Supermajority Lenders, as applicable, pursuant to this Section 2.10 shall be made (i) in the sole discretion of the Required Lenders or Supermajority Lenders, as applicable (but in accordance with the other provision of this Section 2.10(g)), (ii) in accordance with the Required Lenders' or Supermajority Lenders' customary internal standards and practices for valuing and redetermining the value of oil and gas properties in connection with reserve based oil and gas loan transactions, (iii) in good faith, (iv) in conjunction with the most recent Engineering Reports or other information received by the Lenders relating to the Proven Reserves of the Borrowers and (v) based upon the estimated value of the Petroleum and Natural Gas Rights (including both Proven Producing Reserves and Proven Non-Producing Reserves) owned or to be acquired concurrently by the Borrowers; provided, however, that, in valuing Proven Reserves of the Borrowers for purposes of redetermining the Borrowing Base, the Administrative Agent and the Required Lenders or Supermajority Lenders, as applicable, agree to use customary industry pricing assumptions; provided further, however, no Proven Reserves shall be considered for inclusion in the Borrowing Base unless (1) such Proven Reserves are (or will become simultaneously with an Advance hereunder) Collateral; and (2) unless otherwise agreed, the Administrative Agent shall have received a reasonably satisfactory title opinion or other evidence reasonably satisfactory to the Required Lenders that the Administrative Agent has a valid, first priority Lien on the Petroleum and Natural Gas Rights relating thereto. At all times after the Borrowers have been given notification of a redetermination of the Borrowing Base, the Borrowing Base shall be equal to the amount thereof as so subsequently redetermined until the Borrowing Base is redetermined in accordance with this
Section 2.10.

                                  ARTICLE III

                                    PAYMENTS

         SECTION 3.01. Method of Payment. All payments of principal, interest, and other amounts to be made by Borrowers under this Agreement, the Notes, or any other Loan Document shall be made to the Administrative Agent at its Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 11:00 A.M., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). Borrowers shall, at the time of making each such payment, specify to the Administrative Agent the sums payable by Borrowers under this Agreement, the Notes, or any other Loan Document to which such payment is to be applied (and in the event that Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 3.02 with regard to prepayments, and Section
3.03 hereof). Each payment received by the Administrative Agent under this Agreement, the Notes, or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office on the same Business Day of Administrative Agent's receipt thereof if received before 11:00 A.M. Houston, Texas time on a Business Day or the next Business Day





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 34 if received after 11:00 A.M. Houston, Texas time on a Business Day. Whenever any payment under this Agreement, the Notes, or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         SECTION 3.02.  Repayments and Prepayment.

         (a) Optional Repayments and Prepayments. Borrowers may, upon at least two (2) Business Days prior notice to the Administrative Agent in the case of Prime Rate Advances and at least three (3) Business Days prior notice to the Administrative Agent in the case of Eurodollar Advances, repay or prepay the Notes in whole at any time or from time to time in part without premium or penalty but with accrued and unpaid interest to the date of repayment or prepayment on the amount so repaid or prepaid; provided that (i) Eurodollar Advances may be repaid or prepaid only on the last day of the Interest Period for such Advances, unless the Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders any amounts owed pursuant to Section
4.05 and (ii) each partial repayment or prepayment shall be in the principal amount of One Million Dollars ($1,000,000.00) or an integral multiple thereof. All voluntary prepayments shall be applied first to reduce the outstanding Bridge Advances and, second, to the outstanding Revolving Advances. The principal amount of any prepayments of Revolving Advances made under this subsection 3.02(a) after the Revolving Termination Date shall be applied to the principal installments owing under Section 2.03 as follows:

         (A) fifty percent (50%) of the amount of the prepayment shall be applied to the principal installments owing under Section 2.03 in the inverse order of maturity; and

         (B) fifty percent (50%) of the amount of the prepayment shall be applied to the next succeeding principal installments owing under Section 2.03 in the order of maturity.

         (b) Mandatory Prepayments. If the Outstanding Credit less the outstanding principal balance of any Bridge Advances at any time ever exceeds the Borrowing Base, the Borrowers shall within thirty (30) days after notification from the Administrative Agent, either (a) provide collateral with value and quantity in amounts satisfactory to Majority Lenders in their sole discretion equal to such excess, (b) prepay, without premium or penalty (except for any applicable breakage costs), the principal amount of the Obligations in an amount equal to such excess plus accrued interest or (c) prepay the principal amount of the Obligations in an amount equal to such excess in five
(5) equal monthly installments provided that the entire amount of such mandatory prepayment shall be paid on or prior to the immediately succeeding Redetermination Date. Any prepayments under this Section 3.02(b) shall be distributed to the Lenders pursuant to Section 3.03 until or unless all amounts under the applicable Notes have been paid, then such repayments shall be held by the Administrative Agent as additional collateral pursuant to such documentation and agreements as Administrative Agent may require to secure the Obligations with respect to the





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 35 applicable Letter of Credit Liabilities outstanding, if any. The principal amount of any mandatory prepayments made under this subsection 3.02(b) and any prepayments made in accordance with subsection 7.02(d)(iii) after the Revolving Termination Date shall be applied to all the principal installments owing under
Section 2.03, each such installment to be reduced by an amount equal to the quotient obtained by dividing the amount of the prepayment by the number of unpaid installments owing under the terms of Section 2.03. If any Bridge Advances remain outstanding after a redetermination of the Bridge Borrowing Base pursuant to Section 2.10(f), the Borrowers shall repay such outstanding Bridge Advances by the earlier of one (1) year from the date of the respective Bridge Advances or the Bridge Maturity Date. Upon any sale or sales of Collateral in any calendar year with aggregate net after-tax proceeds in excess of $5,000,000, the Borrowers shall make the prepayments required under Section 7.02(d)(iii)(1).

         SECTION 3.03.  Pro Rata Treatment; Distribution of Payments.

         (a)     Treatment.  Except to the extent otherwise provided herein:
(i) each Advance shall be made by the Lenders under Section 2.01 and each payment of commitment fee under Section 2.08 shall be made for the account of the Lenders and each termination or reduction of the Commitments under Section
2.08 shall be applied to the Commitments of the Lenders, Pro Rata according to the respective unused Commitments; (ii) each Conversion of Advances of a particular Type (other than Conversions provided for by Section 4.04), shall be made Pro Rata among the Lenders holding Advances of such Type according to the respective principal amounts of such Advances held by such Lenders; (iii) each payment and prepayment of principal of or interest on Advances by Borrowers of a particular Type shall be made to the Administrative Agent for the account of the Lenders holding Advances of such Type Pro Rata in accordance with the respective unpaid principal amounts of such Advances held by such Lenders; (iv) Interest Periods for Advances of a particular Type shall be allocated among the Lenders holding Advances of such Type Pro Rata according to the respective principal amounts held by such Lenders; (v) all proceeds received by the Administrative Agent on account of the Collateral or from the exercise of any rights or remedies under the Loan Documents shall be shared by the Lenders, each Lender to receive its Pro Rata portion thereof determined based on the outstanding principal amount of the Advances owed to the Lenders; provided, however, that from any such proceeds, the Administrative Agent shall first be entitled to deduct all unpaid or unreimbursed Obligations owing to the Administrative Agent under the terms of the Loan Documents in its capacity as Administrative Agent only and not in its capacity as a Lender.

         (b) Distribution of Payments. The Administrative Agent shall distribute the amount of each payment or prepayment of principal of or interest on Advances by Borrowers (other than from proceeds of Collateral or proceeds from the exercise of rights or remedies) to the Lenders, each Lender to receive the Pro Rata portion thereof to which it is entitled as calculated pursuant to clause (a) of this Section 3.03 on the same Business Day of the Administrative Agent's receipt thereof if received before 11:00 A.M. Houston, Texas time on a Business Day or the next Business Day if received after 11:00 A.M. Houston, Texas time on a Business Day. Upon receipt by the Administrative Agent of any proceeds of Collateral or proceeds received from the exercise of rights or remedies, the Administrative Agent shall reimburse itself for any unpaid or





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 36 unreimbursed Obligations owing to the Administrative Agent under the Loan Documents in its capacity as Administrative Agent only and not in its capacity as a Lender and then shall distribute the remaining amount to the Lenders, each Lender to receive the Pro Rata portion thereof to which it is entitled as calculated pursuant to clause (a) of this Section 3.03; provided however, if the Letter of Credit Liabilities remain outstanding and all other Obligations have been satisfied, the Administrative Agent may hold any such proceeds as collateral pursuant to such documentation as the Administrative Agent may require to secure the Obligations with respect to the applicable Letter of Credit Liabilities outstanding. Subject to the forgoing, any and all other amounts received by the Administrative Agent as payment on the Obligations, shall be distributed to the Lenders on the same Business Day of the Administrative Agent's receipt thereof if received before 11:00 A.M. Houston, Texas time on a Business Day or the next Business Day if received after 11:00 A.M. Houston, Texas time on a Business Day, each Lender to receive its Pro Rata portion thereof in immediately available funds (calculated on the basis of the outstanding principal amount of the Advances or, if no principal is outstanding, on the basis of the Commitments) unless this Agreement or any other Loan Document directs that the Administrative Agent distribute such amounts in an alternative manner.

         SECTION 3.04. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or a Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Administrative Agent of the proceeds of an Advance to be made by it hereunder or a Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment") (which notice shall be effective upon receipt) that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         SECTION 3.05. Computation of Interest. Interest on the indebtedness evidenced by the Notes shall be computed (a) with respect to Eurodollar Advances, on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be and
(b) with respect to Prime Rate Advances, on the basis of a year of 365 or 366 days, as the case may be.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 37

         SECTION 3.06.  Taxes.

         (a) Payment by Borrowers. All payments made by the Borrowers hereunder (including, without limitation, payments under Article IV hereof) or under the Notes shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges, fees, withholding, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state or local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding franchise taxes and taxes based on the overall net income of the Administrative Agent, any other Co-Agent, any Lender or its Applicable Lending Office (such non-excluded taxes are hereinafter collectively referred to as the "Taxes"). If the Borrowers shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) unless the applicable Lender has failed to deliver a United States Internal Revenue Service Form 1001 or 4224 or other applicable form in accordance with Section 3.06(b) and the Borrowers have notified the applicable Lender of such failure, the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lender) the applicable Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrowers shall make such deductions or withholdings, and (iii) the Borrowers shall jointly and severally pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Tax is payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send the Administrative Agent and each affected Lender an official receipt showing payment. In addition, the Borrowers jointly and severally agree to pay any present or future taxes, charges or similar levies (excluding franchise taxes, and taxes based on the overall net income of the Administrative Agent, any Co-Agent, any Lender or its Applicable Lending Office) which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes"). The Borrowers jointly and severally will indemnify the Administrative Agent, any Co-Agent and each Lender for the full amount of Taxes or Other Taxes (including, any Taxes or Other Taxes on amounts payable to the Administrative Agent, any Co-Agent, or any Lender under this paragraph) paid by the Administrative Agent, any Co-Agent or any Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, upon written demand by the Administrative Agent, any Co-Agent or such Lender therefor.

         (b) Withholding Tax Exemption Forms. Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Administrative Agent two
(2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224 certifying in either case that such Lender is entitled to receive payments from the Borrowers under the Loan Documents without deduction or withholding of any United States Federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrowers and the Administrative Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 38 or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments from the Borrowers under the Loan Documents without deduction or withholding of any United States Federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States Federal income tax.

                                   ARTICLE IV

                        YIELD PROTECTION AND ILLEGALITY

         SECTION 4.01.  Increased Costs and Reduced Return.

         (a) If any Lender shall have determined that any Regulatory Change (other than with respect to taxes referred to in Section 3.06 hereof) shall (i) change the basis of taxation of payments to the Lender of any amounts payable hereunder with respect to any Eurodollar Advance (except for taxes based on the overall net income of such Lender or its Applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than Reserve Requirements used in the determination of the Adjusted Eurodollar Rate) against any Eurodollar Advance or against assets held by, or deposits with or for the account of, such Lender, or (iii) impose on the applicable Lender any other condition regarding this Agreement, its Note or any Eurodollar Advance and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to the applicable Lender of making or maintaining any Eurodollar Advance or the funding for any Eurodollar Advance, or to reduce any amount received or receivable by the Lender hereunder with respect to any such Advance, then, within ten (10) Business Days of written demand by the applicable Lender (made through the Administrative Agent), the Borrowers shall jointly and severally pay to the Administrative Agent for the account of the applicable Lender such additional amounts as will compensate the Lender for such increased costs or reductions in amount.

         (b) If any Lender shall have determined that any Regulatory Change shall impose, modify or deem applicable any capital adequacy or similar requirement (including, without limitation, a request or requirement that affects the manner in which the applicable Lender allocates capital resources to its Commitment and Advances) that either affects or would affect the amount of capital to be maintained by the applicable Lender as a consequence of its commitments or obligations hereunder or reduces or would reduce the rate of return on the Lender's capital to a level below that which the Lender could have achieved but for such Regulatory Change as a consequence of its commitments or obligations hereunder (taking into consideration the Lender's policies with respect to capital adequacy), then, within ten (10) Business Days of written demand





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 39 by the applicable Lender (made through the Administrative Agent), the Borrowers shall jointly and severally pay to the Administrative Agent for the account of the applicable Lender such additional amounts as will compensate the Lender for such cost of maintaining such increased capital or such reduction in the rate of return on the Lender's capital.

         (c) Before making any claims pursuant to Section 4.01(a) or 4.01(b) hereof, the applicable Lender, shall, if practicable, designate a different Applicable Lending Office if such designation will avoid the need for making such claim and will not, in the reasonable judgment of the applicable Lender be otherwise disadvantageous to the applicable Lender. If the applicable Lender does make a claim pursuant to subsection 4.01(a) or 4.01(b) hereof, it shall give notice to the Borrowers of the event by reason of which it is entitled to do so accompanied by a certificate as described in subsection 4.01(d).

         (d) A certificate of the applicable Lender claiming compensation under this Section 4.01 shall be submitted by the Lender to the Administrative Agent and the Borrowers, setting forth the Lender's reasons for invoking the provisions of this Section 4.01, and shall be final and conclusive (absent manifest error) as to the amount thereof, provided that any determination by a Lender as to the occurrence and effect of a Regulatory Change for purposes of this Section 4.01 shall be made on a reasonable basis.

         SECTION 4.02. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period applicable to Eurodollar Advances:

         (a) The Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Interbank Offered Rate" in Section 1.01 are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

         (b) The Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section
1.01 on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Advances for such Interest Period;

then the Administrative Agent shall give Borrowers prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Advances or to Convert Prime Rate Advances into Eurodollar Advances and Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Advances of the affected Type, either prepay such Advances or Convert such Advances into Prime Rate Advances in accordance with the terms of this Agreement.

         SECTION 4.03. Illegality. If, after the date of this Agreement, any Regulatory Change shall make it unlawful or impossible for the applicable Lender (or its Applicable Lending Office)





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 40 to make, maintain or fund its Eurodollar Advances, the applicable Lender shall forthwith give notice thereof to the Administrative Agent and the Borrowers, whereupon until such Lender notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the applicable Lender to make Eurodollar Advances and to Convert Prime Rate Advances into Eurodollar Advances hereunder shall be suspended. Before giving any notice to the Borrowers pursuant to this Section 4.03, the applicable Lender shall, if practicable, designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender.

         SECTION 4.04. Treatment of Affected Advances: If the Eurodollar Advances of any Lender (hereinafter called "Affected Advances") are to be Converted pursuant to Section 4.02 or 4.03 hereof, such Lender's Affected Advances shall be automatically Converted into Prime Rate Advances on the last day(s) of the then current Interest Period(s) for the Affected Advances (or, in the case of a Conversion required by Section 4.01(b) or 4.03 hereof, on such earlier date as such Lender may specify to Borrowers, with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.01 or 4.03 hereof which gave rise to such Conversion no longer exist:

         (a) To the extent that such Lender's Affected Advances have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Affected Advances shall be applied instead to its Prime Rate Advances; and

         (b) All Advances which would otherwise be made or Continued by such Lender as Eurodollar Advances shall be made as or Converted into Prime Rate Advances and all Advances of such Lender which would otherwise be Converted into Eurodollar Advances shall be Converted instead into (or shall remain as) Prime Rate Advances; and

If such Lender gives notice to Borrowers (with a copy to the Administrative Agent) that the circumstances specified in Section 4.01 or 4.03 hereof which gave rise to the Conversion of such Lender's Affected Advances pursuant to this
Section 4.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Advances are outstanding, such Lender's Prime Rate Advances shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Advances to the extent necessary so that, after giving effect thereto, all Advances held by the Lenders holding Affected Advances and by such Lender are held Pro Rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

         SECTION 4.05. Funding Losses. The Borrowers shall jointly and severally compensate each Lender, immediately upon receipt of such Lender's certificate as to amount (which shall be conclusive in the absence of manifest error), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 41 reemployment of deposits or other funds acquired by the Lender to fund or maintain any Advance (but excluding loss of anticipated profits), and including any costs and expenses arising under or in connection with any interest rate exchange agreement or similar agreement relating to any such agreement, whether or not theretofore disclosed to the Borrowers, entered into by such Lender in connection with the funding or maintenance of any Eurodollar Advance), (a) if for any reason (other than a default by the applicable Lender) any Borrower fails to borrow or Convert any Eurodollar Advance after a notice (whether or not withdrawn by such Borrower) has been given to the Administrative Agent requesting such Advance or Conversion, as applicable, (b) if any Borrower makes any payment of principal of any Eurodollar Advance or makes any Conversion of a Eurodollar Advance on any day other than on the last day of the Interest Period relating to such Advance for any reason (including, without limitation, prepayment or acceleration), or (c) if any prepayment of any Eurodollar Advance is not made on any date specified in a notice of prepayment given by any Borrower.

                                   ARTICLE V

                             CONDITIONS OF LENDING

         SECTION 5.01. Conditions to the Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the fulfillment, in a manner satisfactory to the Co-Agents and each Lender, of each of the following conditions precedent:

         (a) Amendment Fees; Payment of Fees. Borrowers shall have paid to the Co-Agents and the Lenders any and all fees, costs, expenses and taxes then payable by Borrowers pursuant to this Agreement relating to the amendments contemplated hereby.

         (b) Representations and Warranties; No Event of Default. The representations and warranties contained in Section 6.01 of this Agreement and in each other Related Transactions Document (other than, as to Loan Documents delivered or effective as of a date prior to the Renewal Date, representations and warranties limited by their terms to the date given) and each certificate or other writing delivered to the Administrative Agent or any Lender pursuant hereto shall be correct on and as of the Renewal Date as though made on and as of such date; and, no Event of Default or Potential Default shall have occurred and be continuing on the Renewal Date or would result from the consummation of the Related Transactions.

         (c) Legality. The modifications contemplated hereby and the transactions contemplated herein shall not contravene any law, rule or regulation.

         (d) Delivery of Documents. The Administrative Agent shall have received on or before the Renewal Date the following, each duly executed and in form and substance satisfactory to the Administrative Agent and each Lender and, unless indicated otherwise, dated the date hereof:





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 42

              (i)         the Notes;

             (ii)         the Modification Agreement;

            (iii) the Second Modification to Louisiana Oil and Gas Mortgage, the Second Modification to Mississippi Oil and Gas Deed of Trust, the Seventh Modification of Mississippi Mortgage, the Sixth Modification of Texas Deed of Trust, and the Second Modification - Brookhaven Deed of Trust (collectively the "New Mortgage Documents");

             (iv) evidence of the recording of the New Mortgage Documents and the other Security Documents in such office or offices as may be necessary or, in the opinion of the Lenders, desirable to perfect each Lien purported to be created thereby or otherwise to protect the rights of the Administrative Agent thereunder;

              (v) Letters in Lieu of Transfer Orders executed by Exploration in blank, together with a list of the names and addresses of all presently anticipated purchases of Hydrocarbons attributable to the Petroleum and Natural Gas Rights of Exploration and such other information with respect to such purchasers as the Administrative Agent may reasonably request;

             (vi) a copy of the resolutions adopted by the Board of Directors of each Credit Party, certified as of the Renewal Date by an authorized officer thereof, authorizing (A) the transactions contemplated by this Agreement, and (B) the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party that are executed in connection herewith;

            (vii) a certificate of an authorized officer of each Credit Party, certifying the names and true signatures of the officers of each such Credit Party authorized to sign each Loan Document together with evidence of the incumbency of such authorized officer;

           (viii) a certificate, dated as of a current date, of the appropriate official(s) of the jurisdiction of incorporation or organization of each Credit Party and the States of Mississippi and Texas and as to ING and the ING Subsidiaries, Louisiana, Texas and Mississippi, certifying as to the authority to transact business and good standing of, and the payment of taxes by, each Credit Party in such jurisdiction, as applicable;

             (ix) a copy of the charter of each Credit Party, certified as of a current date by the appropriate official of the jurisdiction of incorporation or organization of such Credit Party and as of the Renewal Date by an authorized officer of such Credit Party;

              (x) a copy of the by-laws of each Credit Party, certified as of the Renewal Date by an authorized officer of such Credit Party;

             (xi) a certificate of the president of CRI as to the solvency of each Credit Party, substantially in the form of Exhibit C hereto as of the Renewal Date;





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 43

            (xii) opinions of counsel to the Credit Parties as to such matters as the Administrative Agent may reasonably request;

           (xiii) an Amended and Restated Contribution and Reimbursement Agreement among the Credit Parties;

            (xiv) such other agreements, instruments, approvals, opinions and other documentation as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.02. Conditions Precedent to the Advances and Issuances of Letters of Credit. The obligation of each Lender to make any Advance after the Renewal Date (other than an Advance pursuant to subsection 2.01(b)(ii)) and the obligations of the Administrative Agent to issue any Letter of Credit after the Renewal Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent and each Lender, of each of the following conditions precedent:

         (a) Payment of Fees, Etc. The Borrowers shall have paid any and all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and Section 10.04 hereof.

         (b) Representations and Warranties; No Event of Default. The representations and warranties contained in Section 6.01 of this Agreement and in each other Loan Document (but excluding those representations and warranties specifically limited by their terms to another date) and each certificate or other writing delivered to the Administrative Agent or any Lender pursuant hereto shall be correct on and as of the Borrowing Date as though made on and as of such date; and no Event of Default or Potential Default shall have occurred and be continuing on the Borrowing Date or would result from the making of the Advance or issuance of the Letter of Credit.

         (c) Legality. The making of such Advance or issuance of the Letter of Credit shall not contravene any law, rule or regulation applicable to the Administrative Agent or any Lender.

         (d) Advance Request Form. The Administrative Agent shall have received an Advance Request Form pursuant to Section 2.05 hereof with respect to such Advance or Letter of Credit and, with respect to each Letter of Credit and the documentation required by the Administrative Agent in accordance with subsection 2.01(b)(i).

         (e) Proceedings; Receipt of Documents. All proceedings in connection with the making of the Advance or issuance of Letter of Credit and all documentation incidental thereto, shall be satisfactory to the Administrative Agent and each Lender and the Administrative Agent and each Lender shall have received all such information and such counterpart originals or certified or other copies of such documentation as the Administrative Agent or any Lender may reasonably request.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 44

         (f) Bridge Advance. If the Advance is to be a Bridge Advance, such Advance shall be made on the date of closing of the acquisition and the Proven Reserves to be acquired with the proceeds of such Bridge Advance shall be mortgaged to the Administrative Agent for the benefit of the Lenders, concurrently with the closing of the acquisition, pursuant to documents reasonably acceptable to the Administrative Agent in form and substance and creating a first and prior Lien on such Proven Reserves (subject only to Liens permitted by Section 7.02(a))in favor of the Administrative Agent and the Lenders.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.01. Representations and Warranties of Each Company. Each Company represents and warrants to the Administrative Agent and each Lender as follows:

         (a) Organization, Good Standing, Etc. Holdings and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver each Loan Document to which it is a party and to make the borrowings hereunder and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and in which the failure to be so qualified would cause a Material Adverse Change.

         (b) Authorization, Etc. The execution, delivery and performance by each Credit Party of each Loan Document to which it is a party (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, any law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien, other than pursuant to any Loan Document upon or with respect to any of its properties and in favor of the Lenders and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

         (c) Governmental Approvals. Except for notices, filings, authorization, approvals and application actions all of which have been made or obtained, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to permit a Credit Party to duly execute, deliver and perform its obligations under any Loan Document.

         (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document, when delivered, will be, a legal, valid and binding obligation of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms, except to the extent that (i) the enforceability of such Loan Document is limited by any applicable





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 45 bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity, (ii) any Loan Document creates a security interest in that part of the Collateral, if any, which constitutes a "security" (as defined in the UCC), such security interest will not be created until steps necessary to the perfection of such security interest are taken pursuant to Article 8 or Article 9 of the UCC and (iii) (without limiting the applicability of the foregoing to the Security Documents) the validity or enforceability of any Lien on real property or interest in real property which is purported to be conveyed by the Security Documents is subject to the recordation of appropriate instruments under local real property law or applicable federal law.

         (e) Subsidiaries; Capitalization. As of the Renewal Date, no Credit Party has any Subsidiaries other than as set forth in Schedule 6.01(e).
Schedule 6.01(e) hereto is a complete and correct description of the name, jurisdiction of incorporation and authorized and outstanding Capital Stock of each Subsidiary of each Credit Party and the percentage interest each Credit Party holds in each of its Subsidiaries on the Renewal Date. All of the outstanding Capital Stock of each Subsidiary of each Credit Party has been validly issued, is fully paid, is nonassessable and is not subject to any restriction on transfer except for restrictions imposed by applicable federal and state securities laws. All the issued and outstanding shares of Capital Stock of each such Subsidiary are free and clear of all Liens other than those in favor of the Administrative Agent granted pursuant to the Security Documents and such shares have been issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any such Subsidiary or any Credit Party of any shares of Capital Stock or other securities of any such Subsidiary. Holdings has the unrestricted right to pledge the Capital Stock of CRI, Coho Canada, Coho Shell, and ING under the terms of the Holdings Pledge Agreement. Coho Canada has the unrestricted right to enter into a negative pledge with respect to the Capital Stock of CRI under the terms of the Coho Canada Negative Pledge Agreement. CRI has the unrestricted right to pledge the Capital Stock of ING under the terms of the CRI Security Agreement. ING has the unrestricted right to pledge the Capital Stock of the ING Subsidiaries under the terms of the ING Pledge Agreement. The Production Company has the unrestricted right to pledge the Capital Stock of Exploration under the terms of the Mid Louisiana Pledge Agreement.

         (f) Litigation. Except set forth as Schedule 6.01(f), there is no pending or, to the knowledge of either Company, threatened action, suit or proceeding affecting Holdings or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator which may cause a Material Adverse Change.

         (g) Financial Condition. The Financial Statements fairly present the financial condition of the Credit Parties subject thereto as at the respective dates thereof and their results of operations for the fiscal periods ended on such respective dates, all in accordance with GAAP consistently applied, and since March 31, 1996, there has been no Material Adverse Change.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 46

         (h) Compliance with Law, Etc. Neither Holdings nor any of its Subsidiaries is (i) in violation of its charter or by-laws, any law or (ii) in violation of any term of any agreement or instrument binding on or otherwise affecting it or any of its properties, the effect of which violation would cause a Material Adverse Change.

         (i) ERISA. (i) No Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (ii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Administrative Agent, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, and (iii) no Employee Plan has incurred an "accumulated funding deficiency" within the meaning of Section 412(a) of the Internal Revenue Code in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) at any time during the previous sixty (60) months unless waived pursuant to Section 412(c)(8) of the Internal Revenue Code. Neither Holdings nor any of its Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and neither Company is aware of any facts indicating that Holdings or any of its Affiliates may in the future incur any such withdrawal liability. Each Employee Plan now maintained or maintained during the preceding five (5) years by Holdings or any of its Affiliates has complied in all material respects in form and in operation with all applicable laws. Neither Holdings nor any of its Affiliates maintains or has maintained a Plan that is or was part of a multiple employer welfare arrangement (as defined in section 3(40) of ERISA), and no welfare benefit plan (as defined in section 3(1) of ERISA) now maintained or maintained during the preceding five (5) years by Holdings or any of its Affiliates currently provides or is obligated to provide benefits to former employers of Holdings or any of its Affiliates other than pursuant to continuing health care requirements of ERISA or the Internal Revenue Code. Each Plan may be amended or terminated without the consent of any party other than the parties thereto. There is and has been no actual, anticipated, threatened or expected litigation, or arbitration or government audit or proceeding concerning or involving any Plan which could cause a Material Adverse Change. All reporting and disclosure requirements with respect to each Plan have been timely satisfied. There have been no prohibited transactions (as defined in sections 406 or 407 of ERISA or section 4975 of the Internal Revenue Code excluding prohibited transactions for which an exemption is available under ERISA or the Internal Revenue Code) involving any Plan. There have been no failures to comply in any material respect with the continuing health care coverage requirements of ERISA or the Internal Revenue Code.

         (j) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by Holdings or any of its Subsidiaries have been filed, and all taxes, assessments and other governmental charges imposed upon Holdings or any of its Subsidiaries or any property of any such Person and which have become due and payable on or prior to the Renewal Date have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 47

         (k) Regulation U. Neither Holdings nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         (l) Title to Properties. Each of Holdings and its Subsidiaries has good and defensible title to all of its properties and assets and the properties and assets of Holdings and its Restricted Subsidiaries are free and clear of all Liens except such as are permitted by Section 7.02(a) hereof.

         (m) Credit Arrangements. Schedule 6.01(m) hereto is a complete and correct list of each credit agreement, guaranty or other agreement, instrument or arrangement in effect as of the date hereof and providing for or relating to the extension of credit (excluding agreements and arrangements for the purchase of goods and services in the normal course of business, but including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Holdings or any of its Restricted Subsidiaries is or may become directly or contingently liable in a principal or face amount in excess of One Hundred Thousand Dollars ($100,000.00).

         (n) Nature of Business. Neither Holdings nor any of its Subsidiaries is engaged in any business other than the purchase of, exploration for, and the production, transportation, storage and sale of, Hydrocarbons and other activities necessary or useful to facilitate the profitable enhancement of Hydrocarbon value.

         (o) Adverse Agreements, Etc. Neither Holdings nor any of its Subsidiaries is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which causes or in the future may cause a Material Adverse Change.

         (p) Holding Company and Investment Company Acts. Neither Holdings nor any of its Subsidiaries is (i) a "holding company" or a subsidiary company of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or
(ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         (q) Permits, Etc. Holdings and each of its Subsidiaries maintains all permits, licenses, authorizations and approvals required for it lawfully to own, lease, manage or operate each business currently owned, leased, managed or operated by it and which the failure to so maintain would cause a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or approval, and there is no claim that any thereof is not in full force and effect.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 48

         (r) Full Disclosure. No Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document and/or information furnished to the Administrative Agent or any Lender in connection herewith or with the consummation of the transactions contemplated by the Loan Documents, contains or contained, as applicable, as of the date of delivery of such Loan Documents, any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading. There is no fact existing which could cause a Material Adverse Change and which has not been set forth in a Schedule hereto or otherwise disclosed to the Administrative Agent in writing.

         (s) Environmental Conditions. Except as disclosed in Schedule 6.01(s) hereto, (i) the operations of Holdings and each of its Subsidiaries comply in all material respects with all Environmental Laws and, to the Companies' knowledge, no conditions exist or are likely to exist during the term of this Agreement which, individually or in the aggregate, would subject Holdings or any of its Subsidiaries to material damages, penalties, injunctive relief or cleanup costs under any Environmental Law or which, individually or in the aggregate, require or are likely to require any material Remedial Action under any Environmental Law; (ii) Holdings and each of its Subsidiaries has obtained all material Environmental Permits necessary for its operation, and all such Environmental Permits are in good standing; (iii) neither Holdings nor any of its Subsidiaries is a party to any litigation or formal administrative proceeding alleging the violation of any Environmental Law or asserting that Holdings or any of its Subsidiaries is required to take any Remedial Action under any Environmental Law; (iv) neither Holdings nor any of its Subsidiaries is subject to any outstanding written order or agreement with any Governmental Authority or other Person respecting (A) any Environmental Law, (B) any Remedial Action under any Environmental Law or (C) any Environmental Claim under any Environmental Law; (v) to each Company's knowledge, none of the operations of Holdings or any of its Subsidiaries is the subject of any pending or threatened investigation by a Governmental Authority evaluating whether any Remedial Action under any Environmental Law is needed; (vi) neither Holdings nor any of its Subsidiaries has filed any notice under federal or state law indicating past or present treatment, storage or disposal of a hazardous waste as defined under 40 C.F.R. Parts 260 or 270 (in effect as of the date hereof) or any state equivalent, or reporting a Release of a Contaminant; (vii) except as permitted under any Environmental Law, neither Holdings nor any of its Subsidiaries has experienced a material Release of any Contaminant, and, except as permitted under and in compliance with applicable Environmental Law, there has been no material voluntary disposal, use, storage, recycling or treatment of any Contaminant (A) on, under or at any property of Holdings or any of its Subsidiaries (or in tanks or other facilities thereon) or (B) by Holdings or any of its Subsidiaries at any other location, which, if known to be present on such property, or present in soils or ground water, would require Remedial Action under any Environmental Law, except for Remedial Action required after depletion with respect to each production facility located on a portion of the Collateral, the cost of which will not exceed One Hundred Thousand Dollars ($100,000.00), (viii) no recorded Lien and, to each Company's knowledge, no unrecorded Lien, in favor of any Governmental Authority relating to (A) any liability under any Environmental Law or (B) damages arising from or costs incurred by such Governmental Authority in response to a Release of a Contaminant into the environment has been filed or attached to any facility of Holdings or any of its Subsidiaries; and (ix) within the last thirty-six





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 49

(36) months, neither Holdings nor any of its Subsidiaries has been subject to a written order or binding written agreement with any Governmental Authority or other Person respecting (A) any Environmental Law, (B) any Remedial Action under any Environmental Law or (C) any Environmental Claim, and neither Holdings nor any of its Subsidiaries has performed any Remedial Action, the aggregate cost of which exceeded One Hundred Thousand Dollars ($100,000.00). For purposes of this Section 6.01(s), "knowledge" means the actual knowledge of any officer of any Company.

         (t) Principal Place of Business; Location of Collateral. The principal place of business and chief executive office of each Credit Party and the place where each such Credit Party keeps its books and records is located at the address of such Credit Party set forth on Schedule 6.01(t). The title opinions delivered to Administrative Agent in connection with the previously executed Loan Documents and the title opinion described in Section 5.01(d)(xi) identify all of the Borrowers material Petroleum and Natural Gas Rights as of the Renewal Date. Schedule 6.01(t) specifically sets forth all locations where each Credit Party maintains the Collateral that it owns and all other locations where such Credit Party maintains a place of business as of the Renewal Date. Such title opinions and Schedule 6.01(t) correctly identify each location where each Credit Party's inventory or equipment which constitutes Collateral (other than mobile goods) is located. No Persons have possession of any Collateral other than (i) Hydrocarbons held by operators engaged with respect to Borrowers' Petroleum and Natural Gas Rights; (ii) the Persons who hold hedge accounts of the Credit Parties other than Coho Canada; (iii) the Credit Parties other than Coho Canada; and (iv) such other Persons identified to the Administrative Agent pursuant to the Security Documents. As of the Renewal Date, Koch Oil Company, EOTT Energy and Mid Louisiana Marketing Company are the only purchasers of Borrowers' Hydrocarbons produced from Petroleum and Natural Gas Rights which constitute Collateral owned by the Borrowers and the purchasers identified on the list delivered in accordance with Section 5.01(d)(v) are the only purchasers of Exploration's Hydrocarbons produced from Petroleum and Natural Gas Rights which constitute Collateral owned by Exploration. None of the Collateral constituting "goods" has been located in any location not identified in Schedule 6.01(t) or in such title opinions within the past four (4) months from the date hereof other than with respect to mobile goods.

         (u) Corporate Name. The exact corporate name of each Credit Party as it appears in its certificate of incorporation is as set forth on Schedule 6.01(t) and no Credit Party has done business in any location under any other name.

         (v) Security Interests and Liens. The Security Documents create in favor of Administrative Agent for the benefit of the Lenders valid and enforceable Liens in the Collateral described therein which secure the payment and performance of the Obligations that are described therein, including without limitation, all future Advances pursuant to this Agreement and the Notes, all contingent Obligations arising in connection with the Letters of Credit and all extensions, renewals, and other modifications thereof. Upon delivery to the Administrative Agent from time to time of any promissory note evidencing Permitted Coho Shell Advances or any Permitted Intercompany Advances and any other Collateral the possession of which is necessary to perfect the security interest therein, the Liens created by the Loan Documents shall constitute





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 50 perfected, first priority Liens upon the property described therein which shall be superior and prior to the rights of all third Persons now existing or hereafter arising except for Liens permitted by Section 7.02(a).

                                  ARTICLE VII

                                   COVENANTS

         SECTION 7.01. Affirmative Covenants. So long as any of the Obligations shall remain unpaid or any Lender has any Commitment hereunder, each Company covenants and agrees, unless the Required Lenders shall otherwise consent in writing, as follows:

                 (a) Stockholders' Equity. Holdings and its Restricted Subsidiaries will maintain its Stockholders' Equity in an amount at all times not less than the sum of (A) Sixty-Five Million Dollars ($65,000,000.00) plus (B) fifty percent (50%) of the Consolidated Net Income of Holdings for each fiscal year beginning with the fiscal year ended December 1994, plus (c) seventy-five percent (75%) of the cash proceeds (less reasonable and customary fees and expenses and underwriter's discounts) of any sales of Capital Stock of Holdings on or after the Renewal Date. If Consolidated Net Income of Holdings for any fiscal year is negative, no adjustment to the requisite level of Stockholders' Equity shall be made.

                 (b) Interest Coverage Ratio. Holdings will maintain an Interest Coverage Ratio measured at the end of each fiscal quarter for the four fiscal quarters then most recently ended of not less than 2.5 to 1.0;

                 (c) Current Ratio. Holdings will at all times maintain a minimum Consolidated Current Ratio of 1.0 to 1.0;

                 (d) Reporting Requirements. The Companies will furnish to the Administrative Agent and each Lender:

                      (i) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of Holdings, (a) consolidated and consolidating balance sheets of Holdings and its Restricted Subsidiaries as at the end of such quarter, and consolidated and consolidating statements of earnings and cash flow of Holdings and its Restricted Subsidiaries for such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, (b) consolidated and consolidating balance sheets of each Unrestricted Subsidiary and the applicable Unrestricted Subsidiary's Subsidiaries as at the end of such quarter and consolidated and consolidating statements of earnings and cash flow of each Unrestricted Subsidiary and the applicable Unrestricted Subsidiary's Subsidiaries for such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, all such financial statements to set forth in comparative form





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
         the corresponding figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail and prepared, in the case of the consolidated balance sheets and statements, in accordance with GAAP (except for the absence of any footnotes required by GAAP), duly certified by the chief financial officer of Holdings (or in the case of Unrestricted Subsidiaries, by an authorized officer thereof) as (A) fairly presenting the financial condition of the Persons subject thereof at the end of such quarter and the results of the operations of the Persons subject thereof for such periods (subject to normal year-end audit adjustments), and (B), in the case of the consolidated balance sheets and statements, having been prepared in accordance with GAAP.

                      (ii) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Holdings,

                 (A) consolidated and consolidating balance sheets of Holdings and its Restricted Subsidiaries as at the end of such fiscal year, and consolidated and consolidating statements of earnings and cash flow of Holdings and its Restricted Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the immediately preceding fiscal year, all in reasonable detail and prepared, in the case of the consolidated balance sheets and statements, in accordance with GAAP and (1) in the case of consolidated balance sheets and statements, accompanied by a report and an opinion that such balance sheets and statements have been prepared in accordance with GAAP, of an independent certified public accountant of recognized standing selected by Holdings and satisfactory to the Lenders (which opinion shall not be qualified in any material respect), together with a written statement of such accountants (x) to the effect that in making the examination necessary for their certification of such financial statements they have not obtained any knowledge of the existence of an Event of Default or any Potential Default, or (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or Potential Default, describing the nature thereof, and (2) in the case of consolidating balance sheets and statements, duly certified by the chief financial officer of Holdings as fairly presenting the financial condition of Holdings and its Restricted Subsidiaries at the end of, and the results of operations of Holdings and its Restricted Subsidiaries for, such fiscal year; and

                 (B) consolidated and consolidating balance sheets of each Unrestricted Subsidiary and the applicable Unrestricted Subsidiary's Subsidiaries as at the end of such fiscal year, and consolidated and consolidating statements of earnings and cash flow of each Unrestricted Subsidiary and the applicable Unrestricted Subsidiary's Subsidiaries for each fiscal year, setting forth in comparative form the corresponding figures for the immediately preceding fiscal year, all in reasonable detail and prepared, in the case of the consolidated balance sheets and statements, in accordance





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 52
                          with GAAP and duly certified by the chief financial officer of the applicable Unrestricted Subsidiary as fairly presenting the financial condition of the applicable Unrestricted Subsidiary and its Subsidiaries at the end of, and the results of operations of the applicable Unrestricted Subsidiary and its Subsidiaries for, such fiscal year;

                      (iii) as soon as available and in any event within sixty (60) days after the end of each calendar quarter, a Production Report for such quarter;

                      (iv) simultaneously with the delivery of the financial statements required by paragraphs (i) and (ii) above, a certificate of the chief financial officer of Holdings, (A) stating that such officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his supervision a review of the condition and operations of Holdings and its Subsidiaries during the period covered by such financial statements with a view to determining whether Holdings and its Subsidiaries were in compliance with all of the provisions of such Loan Documents, and that such review has not disclosed, and such officer has no knowledge of, the existence during such period of an Event of Default or Potential Default or if an Event of Default or Potential Default existed, describing the nature and period of existence thereof and the action which the Companies propose to take with respect thereto, and (B) setting forth data and calculations demonstrating in reasonable detail compliance with the provisions of subsections (a), (b) and (c) of this Section 7.01 as of the end of such period and the calculation of the ratio of Consolidated Indebtedness to EBITDA of Holdings and its Restricted Subsidiaries for the four fiscal quarters then most recently ended;

                      (v) thirty (30) days before the end of each fiscal year of Holdings, a projected cash flow statement for the fiscal year immediately succeeding such fiscal year containing all projected sources and uses of cash for Holdings and its Restricted Subsidiaries (on a consolidated basis), disclosing all assumptions made with respect to general economic, financial and market conditions utilized in the preparation of such projected cash flow statement and certified by an officer of Holdings to be, to the best of such officer's knowledge, (a) based upon reasonable estimates and assumptions, all of which are fair in light of then current conditions, (b) prepared on the basis of the assumptions stated therein and (c) reflective of Holdings estimates of the results of operations and other matters projected therein;

                      (vi) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to Holdings or any of its Subsidiaries by its auditors in connection with any annual or interim audit of the books thereof;

                      (vii) as soon as possible and in any event within five (5) days after obtaining knowledge of the occurrence of an Event of Default or a Potential Default the written statement of the chief financial officer of Holdings, setting forth the details of such





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 53

         Event of Default or Potential Default and the action which the Companies proposes to take with respect thereto;

                      (viii) promptly after the sending or filing thereof, copies of all statements, reports and other information which Holdings or any of its Subsidiaries sends to its security-holders generally or files with the Securities and Exchange Commission or any national securities exchange;

                      (ix) (A) as soon as possible and in any event (1) within thirty (30) days after Holdings or any of its Affiliates knows or has reason to know that any Termination Event described in clause
         (a) of the definition of Termination Event with respect to any Employee Plan has occurred, and (2) within ten (10) days after Holdings or any of its Affiliates knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, a statement of the chief financial officer of Holdings describing such Termination Event and the action, if any, which Holdings or such Affiliate proposes to take with respect thereto, (B) promptly and in any event within two Business Days after receipt thereof by Holdings or any of its Affiliates from the Pension Benefit Guaranty Corporation, copies of each notice received by Holdings or any of its Affiliates of the Pension Benefit Guaranty Corporation's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan, and (D) promptly and in any event within five (5) Business Days after receipt thereof by Holdings or any of its Affiliates from a sponsor of a Multiemployer Plan or from the Pension Benefit Guaranty Corporation, a copy of each notice received by Holdings or any of its Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA in an annual amount in excess of Five Hundred Thousand Dollars ($500,000.00), or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA and that, as a result thereof, Holdings or Affiliate's annual contribution requirement with respect to such Multiemployer Plan will increase in an annual amount exceeding Five Hundred Thousand Dollars ($500,000.00);

                      (x) promptly after the commencement thereof and in any event not later than five (5) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, Holdings or any of its Restricted Subsidiaries, notice of each action, suit or proceeding before any court or other Governmental Authority or any arbitrator which may cause a Material Adverse Change;

                      (xi) promptly after any change in any Person who purchases any Hydrocarbons from any Borrower produced from Petroleum and Natural Gas Rights which constitute Collateral, the name and address of the new purchaser and, if the purchase contract applicable to the purchaser extends for a period in excess of six (6) months, a letter executed by such purchaser pursuant to which it shall acknowledge the Administrative Agent's Lien in the amounts paid by such purchaser to Borrowers and





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 54 agree to pay such amounts to the Administrative Agent upon receipt of written notice of default from the Administrative Agent. Upon the request of the Administrative Agent, the Borrowers will provide the Administrative Agent with the names and address of all purchasers of Hydrocarbons attributable to the Petroleum and Natural Gas Rights pledged as Collateral by Exploration and the other Borrowers and such other information with respect to such purchasers as the Administrative Agent may reasonably request; and

                      (xii) promptly upon request, such other information concerning the Collateral or the condition or operations, financial or otherwise, of any Credit Party or any of their respective Subsidiaries as the Administrative Agent or any Lender from time to time may reasonably request.

                 (e) Compliance with Laws, Etc. The Companies will comply, and cause each of their respective Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including, without limitation, Environmental Laws) to the extent the failure to so comply therewith would cause a Material Adverse Change, such compliance (to the extent required in accordance with the foregoing) to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside, to the extent required by GAAP, for the payment thereof.

                 (f) Preservation of Existence, Etc. Each Company will maintain and preserve its existence and any material rights and privileges, and cause each of its Subsidiaries to maintain and preserve its existence, rights and privileges if the failure of any such Subsidiary (other than a Borrower) so to maintain and preserve such existence, rights and privileges would cause a Material Adverse Change, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and in which the failure to be so qualified would cause a Material Adverse Change.

                 (g) Maintenance of Properties, Etc. Each Company will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of the Collateral and all of its other material properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted and comply in all material respects and cause each of its Subsidiaries to comply in all material respects, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder if such a loss or forfeiture would cause a Material Adverse Change; provided, however, that (i) nothing in this subsection (g) shall be deemed (x) to require Holdings or





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 55 any of its Subsidiaries to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations or to prevent Holdings or any of its Subsidiaries from abandoning or releasing any oil and gas lease or other lease when in any of such events, in the opinion of Holdings or the applicable Subsidiary exercised in good faith, it is uneconomic so to perpetuate the same or (y) prohibit Holdings or any of its Subsidiaries from assigning by customary farmout or farmin agreements, oil and gas leases in the ordinary course of business which relate to quantities of Hydrocarbons which are not Proven Reserves and (ii) in the event of such termination or assignment of any such lease included in the Collateral, upon request of Holdings, and at the expense of Holdings, the Administrative Agent shall execute and deliver a recordable instrument releasing the Liens of the Administrative Agent therein to the extent that there has been termination or assignment of such lease.

                 (h) Obtaining of Permits, Etc. Each Company will obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all permits, licenses, authorizations, approvals and accreditations which are necessary or useful in the proper conduct of its business and which the failure to so obtain, maintain or preserve, as applicable, would cause a Material Adverse Change.

                 (i) Keeping of Records and Books of Account. Each Company will keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP consistently applied, reflecting all of its financial transactions.

                 (j) Inspection Rights. Each Company will permit, and cause each of its Subsidiaries to permit, the Administrative Agent, any Lender or any agents or representatives thereof at any reasonable time and from time to time upon reasonable notice to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties and to discuss its affairs, finances and accounts with any of the directors, officers, employees or other representatives thereof; provided, however, that neither Holdings nor any of its Subsidiaries shall be required to disclose to the Administrative Agent, any Lender or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney's work- product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information.

                 (k) Environmental Laws. Each Company will (i) provide, and cause each of its Subsidiaries to provide, to the Administrative Agent promptly following receipt, copies of any notice, pleading, citation, indictment, complaint, order, decree or other documentation from any source asserting or alleging a material violation of any Environmental Law or a circumstance or condition which requires or may require a material financial contribution by Holdings or any of its Subsidiaries for a Remedial Action under any Environmental Law, or which seeks a material amount of damages or civil, criminal or punitive penalties from Holdings or any of its Subsidiaries for an alleged





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 56 violation of any Environmental Law, or which names or lists Holdings or any of its Subsidiaries as a potentially responsible party under any Environmental Law; and (ii) comply, and cause each of its Subsidiaries to comply, with any order, decree or similar requirements from any Governmental Authority concerning a violation of any Environmental Law or a financial contribution by Holdings or any of its Subsidiaries or a cleanup, removal, remedial action or other response by or on the part of Holdings or any of its Subsidiaries under any Environmental Law, except that compliance shall not be required so long as (1) the validity of the same shall be contested in good faith and by proper proceedings, (2) the property shall then be in no danger of being sold, forfeited or lost pursuant to such contest, (3) adequate reserves have been established in accordance with GAAP by Holdings or such Subsidiary in connection therewith and are maintained for the duration of such contest, (4) the Lien of the Security Documents shall then be in no danger of being forfeited or subordinated to any Lien or claim, and (5) by reason of such Person's action or inaction, neither the Administrative Agent nor any Lender shall at any time be subject to any liability by reason of such contest or the alleged noncompliance which is the subject of such contest.

                 (l) Environmental Reports and Compliance. If the Lenders determine in good faith that Holdings or any of its Subsidiaries may not be operating its properties in accordance with Environmental Laws or that the Administrative Agent, Lenders, Holdings, any of its Subsidiaries or any Collateral may be subject to any liability or any Liens under or in accordance with Environmental Law, the Lenders shall have the right to require Holdings to cause to be conducted an environmental audit of any portion of such properties at the Companies' sole cost and expense, with an independent Person satisfactory to the Lenders. If Holdings shall fail to cause such environmental audit to be conducted, the Lenders shall have the right to cause such environmental audit to be conducted, at the Companies' sole cost and expense, and Holdings and its Subsidiaries shall give access to the Administrative Agent and/or its representatives, and shall otherwise fully cooperate, with respect to such environmental audit.

                 (m) Further Assurances; Post Closing Matters; Letters in Lieu. Each Company will execute and deliver, and will cause each of its Subsidiaries to execute and deliver, such further documentation as may be reasonably requested by any Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of the Administrative Agent in the Collateral. In furtherance of the foregoing, each Company agrees to
         (i) deliver to the Administrative Agent endorsements to the insurance policies covering the assets of Exploration within thirty (30) days of the Renewal Date (A) naming the Administrative Agent for the benefit of the Lenders as named insured or loss payee thereunder as specified by the Administrative Agent and (B) providing that such policies may be terminated or cancelled (by the issuer or insured thereunder) only upon thirty (30) days prior written notice to the Administrative Agent; (ii) deliver within sixty (60) days of the Renewal Date all certificates of title issued in respect of equipment (other than motor vehicles which do not have a material value) pledged by any Borrower or any Restricted Subsidiary as Collateral with the





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 57

         Administrative Agent's lien noted thereon; and (iii) from time to time, provide the Administrative Agent with such additional Letters in Lieu of Transfer Orders executed in blank by Exploration as the Administrative Agent may reasonably request. The Letters in Lieu of Transfer Orders delivered pursuant to Section 5.01(d)(vi) and this
         Section 7.01(m) may be completed and sent by the Administrative Agent to the purchasers of Hydrocarbons attributable to the Petroleum and Natural Gas Rights pledged as Collateral by Exploration only upon the occurrence and during a continuance of an Event of Default.

                 (n) Unrestricted Subsidiaries. Each Company will cause each of its Unrestricted Subsidiaries at all times to (i) maintain corporate records and books of account and deposit accounts separate from those Holdings or any of Holdings' other Subsidiaries; (ii) prepare separate consolidated financial statements in accordance with
         Section 7.01(d); and (iii) observe all formal corporate formalities applicable to a separate corporation and otherwise observe all other requirements necessary to establish such Subsidiary, with respect to all Persons (including all creditors) who deal with such Subsidiary, as a separate legal entity. When any Unrestricted Subsidiary is established Holdings will cause, as of such date, (i) the value of such Unrestricted Subsidiary's assets to be greater than its debt and other obligations (including contingent obligations) and (ii) such Unrestricted Subsidiary to have sufficient capital to operate its business as proposed to be conducted and sufficient anticipated cash flow to be able to pay its obligations as they become due.

         SECTION 7.02. Negative Covenants. So long as any of the Obligations shall remain unpaid or any Lender has any Commitment hereunder, no Company will, without the prior written consent of the Required Lenders:

         (a) Liens, Etc. Create or suffer to exist, or permit any of its Restricted Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer as collateral security, or permit any of its Restricted Subsidiaries to assign or otherwise transfer as collateral security, any right to receive income, other than:

                      (i) Liens created pursuant to the Loan Documents or otherwise created in favor of the Administrative Agent;

                      (ii) Liens existing on the date hereof, as set forth in Schedule 7.02(a) hereto and any renewals or extensions thereof, or replacements therefor, but not the extension of coverage thereof to other property or the increase in the principal amount secured thereby;

                      (iii) (A) purchase money Liens in property acquired or held by Holdings or any of its Restricted Subsidiaries in the ordinary course of its business to secure the purchase price of such property or Indebtedness for borrowed money incurred solely for





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 58 the purpose of financing or refinancing the acquisition of such property and any renewals or extensions thereof, or replacements therefor, (B) Liens existing on such property at the time of its acquisition securing Indebtedness for borrowed money permitted by
         Section 7.02(b) and any renewals or extensions thereof, or replacements therefor or (C) Liens arising in connection with Capitalized Lease Obligations on property leased by Holdings or any of its Restricted Subsidiaries in the ordinary course of its business to secure such Capitalized Lease Obligations; provided in the case of Liens referred to in clauses (A), (B) and (C) above (including the renewals, extensions and replacements thereof) that (1) no such Lien shall extend to or cover any property of Holdings or any of its Restricted Subsidiaries other than the property so acquired or leased, as applicable, and improvements thereon, and (2) the principal amount of the Indebtedness secured by any such Lien shall not (x) exceed the fair market value of such property at the time of the acquisition or lease, as applicable, thereof or (y) increase in connection with any renewal, extension or replacement;

                      (iv) Liens for taxes, assessments or governmental charges or levies to the extent that the payment thereof shall not be required by Section 7.01(e) hereof;

                      (v) Liens created by operation of law, including but without limitation, carrier's liens, warehousemen's liens, landlord's liens, materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business and securing claims the payment of which shall not be required by Section 7.01(e) hereof;

                      (vi) deposits, pledges or liens (other than liens arising under ERISA) securing (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                      (vii) easements, rights-of-way, covenants, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses and other restrictions on the use of real property and minor irregularities in the title thereto which do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by Holdings or any of its Restricted Subsidiaries in the normal conduct of such Person's business;

                      (viii) royalties, overriding royalties, revenue interests, net revenue interests, production payments (other than production payments granted or created by Holdings or its Restricted Subsidiaries in connection with the borrowing of money), advance payment obligations (other than obligations in respect of advance payments received by Holdings in connection with the borrowing of money) and other similar





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 59 burdens incurred in the ordinary course of business and (a) now existing with respect to the Collateral (provided they do not increase the Working Interests or decrease the net revenue interests applicable to the Collateral from that as reflected on the Initial Engineering Report or the ING Reserve Report (as defined in the ING Acquisition Agreement) or any oil, gas or mineral leases or other interests or (b) hereafter created on oil, gas or mineral leases or other interests which do not constitute Collateral and which are now owned or hereafter acquired by or any of its Restricted Subsidiaries;

                      (ix)        Liens that are permitted by the Security
         Documents;

                      (x) Liens on property of any corporation that becomes a Subsidiary of Holdings after the date of this Agreement, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of Holdings and were not created in anticipation thereof;

                      (xi) with respect to any property from which Hydrocarbons may be severed or extracted in commercial quantities, liens for farmout, farmin, joint operating, and area of mutual interest agreements and/or similar arrangements that Holdings or the applicable Restricted Subsidiary determines in good faith to be necessary for the economic development of such property and are customary and usual for the area in which such property is located; provided, however, that with respect to any such Liens created subsequent to the date hereof on property which constitutes Collateral, such Liens shall be expressly made subordinate to the Liens created by the Security Documents;

                      (xii) rights reserved to or vested in any municipality or other Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture, or to designate a purchaser of, any of the property of Holdings or of any of its Restricted Subsidiaries;

                      (xiii) rights reserved to or vested in any municipality or other Governmental Authority to control or regulate any property of Holdings or of any of its Restricted Subsidiaries, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by Holdings or any such Restricted Subsidiary;

                      (xiv) any obligations or duties affecting the property of Holdings or of any of its Restricted Subsidiaries to any municipality or other Governmental Authority with respect to any franchise, grant, license or permit;

                      (xv) rights under common law of a common owner of any interest in real estate, right of way or easement held by Holdings or any of its Restricted Subsidiaries and such common owner as tenants in common or through other common ownership;





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 60

                      (xvi) rights of set-off or banker's liens created by law in favor of commercial banks;

                      (xvii) Liens encumbering cash and cash equivalents securing Indebtedness permitted by subsection 7.02(b)(x);

                      (xviii)     Liens granted by Coho Shell to any Borrower
         to secure Permitted Coho Shell Advances; and

                      (xix) Liens granted by any Intercompany Borrower to any Borrower to secure Permitted Intercompany Advances.

         (b) Indebtedness. Create, incur or suffer to exist, or permit any Restricted Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:

                      (i) Indebtedness evidenced or created hereunder or under the other Loan Documents and any renewals and extensions thereof;

                      (ii)        Permitted Coho Shell Advances;

                      (iii)       Permitted Intercompany Advances;

                      (iv) Indebtedness reflected on the Financial Statements or on Schedule 6.01(m) hereto and any renewals and extensions thereof but without any increase in the principal amount thereof;

                      (v) Indebtedness incurred if neither Holdings nor any of its Restricted Subsidiaries has any personal liability for the repayment thereof and any renewals and extension thereof;

                      (vi) Guaranties by indorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                      (vii) Indebtedness of Holdings or any of its Restricted Subsidiaries and any renewals and extensions thereof if payment of such Indebtedness and any Liens securing the payment thereof are fully subordinated to the Obligations (including, without limitation, with respect to each Credit Party, its obligations, if any, under the Guaranty or a Subsidiary Guaranty) and the Liens of the Administrative Agent in the Collateral and, with respect to Coho Shell and any Intercompany Borrower, are fully subordinated to the obligations to repay the Permitted Coho Shell Advances and the Permitted Intercompany Advances, as the case may be, and the Liens securing payment thereof, all upon terms and provisions acceptable to the Lenders;





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 61

                      (viii)      liabilities in an aggregate amount
         less than Five Hundred Thousand Dollars ($500,000.00) incurred under Title IV of ERISA with respect to any Plan (other than a Multiemployer
         Plan) covered by Title IV of ERISA and withdrawal liability incurred under ERISA in an amount notat any time exceeding Five
         Hundred Thousand Dollars ($500,000.00);

                      (ix) Indebtedness (including Capitalized Lease Obligations) secured by purchase money Liens permitted by Section 7.02(a)(iii) and any renewals or extension thereof provided there is no increase in the principal amount thereof;

                      (x) Capitalized Lease Obligations incurred in accordance with the limitations imposed by Section 7.02(a)(iii);

                      (xi) Indebtedness arising in connection with letters of credit issued for the account of Holdings or any of its Restricted Subsidiaries to secure (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (C) obligations on surety or appeal bonds but only to the extent that (x) such obligations, bids, tenders, leases, contracts, statutory obligation or obligations on surety and appeal bonds are incurred or otherwise arise in the ordinary course of business; (y) no letter of credit issued under the permission of this subsection 7.02(b)(x)(i) shall have an original face amount in excess of One Hundred Thousand Dollars ($100,000.00) and (z) the Indebtedness of any Borrower arising in connection of each letter of credit issued under the permission of this subsection 7.02(b)(x)(i) shall be secured in full by cash or cash equivalent collateral; and

                      (xii) Indebtedness (and any renewals and extensions thereof) owed to Holdings or a Restricted Subsidiary of Holdings arising as a result of an Investment made by Holdings or such Restricted Subsidiary in the obligor of such Indebtedness that is not prohibited by Section 7.02(g), if (A) in the case of Indebtedness incurred by any Credit Party, the payment of such Indebtedness and any renewals and extensions thereof and any Liens securing the payment thereof are fully subordinated to the Obligations (including, without limitation, with respect to each Credit Party, its obligations, if any, under the Guaranty or a Subsidiary Guaranty) and the Liens of the Administrative Agent in the Collateral and (B) in the case of Indebtedness incurred by Coho Shell or any Intercompany Borrower, the payment of such Indebtedness and any renewals and extensions thereof and any Liens securing the payment thereof are fully subordinated to the obligations of Coho Shell or such Intercompany Borrower to repay the Permitted Coho Shell Advances or the Permitted Intercompany Advances, as the case may be, and the Liens securing payment thereof, all upon terms and provisions reasonably acceptable to the Lenders.

         (c) Merger, Consolidation. Merge into or consolidate with any Person or permit any Restricted Subsidiaries to merge into or consolidate with any Person except as permitted by





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 62

Section 7.01(f) or unless the proposed merger or consolidation will not negatively affect the financial condition or otherwise impair the creditworthiness of either Company.

         (d) Sale of Assets, Etc. Sell, assign, lease or otherwise transfer or dispose of, or permit any of its Restricted Subsidiaries to sell, assign, lease or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of its properties, rights or other assets (whether now owned or hereafter acquired) to any Person except for sales and other dispositions by Holdings and its Restricted Subsidiaries of inventory and assets (other than Petroleum and Natural Gas Rights to which Proven Reserves are attributable) in the ordinary course of business, including, but without limitation, routine farmouts by Holding and its Subsidiaries in connection with quantities of Hydrocarbons which are not Proven Reserves; provided, however, that

                      (i) nothing in this subsection (d) shall be deemed to prohibit Holdings or any of its Restricted Subsidiaries from making assignments of oil and gas leases pursuant to the provisions of clause (i) (y) of subsection (g) of Section 7.01 hereof;

                      (ii) Holdings and its Restricted Subsidiaries may sell, assign, lease or otherwise transfer or dispose of, in bona fide arm's length transactions any of their properties, rights and other assets that do not constitute Collateral; and

                      (iii) A Borrower may sell, assign, lease or otherwise transfer or dispose of, in a bona fide arms' length transaction, one or more portions of the Petroleum and Natural Gas Rights constituting Collateral (and the Administrative Agent, at Borrowers' expense, shall execute and deliver a recordable instrument releasing the Liens of the Administrative Agent therein) so long as:

                 (1) when any such sale or sales of Collateral in any calendar year yield aggregate net after-tax proceeds in excess of $5,000,000, and on any sale thereafter during such calendar year, the outstanding Advances shall be prepaid on the date of the sale, assignment, lease, transfer or other disposition which causes the aggregate of such proceeds to exceed $5,000,000, and on the date of any subsequent sale during that calendar year, by an amount equal to the greater of (A) one hundred twenty percent (120%) of the Borrowing Base or Bridge Borrowing Base valuation of the Collateral so disposed of (as reasonably determined by the Lenders) or (B) seventy percent (70%) of the net price paid to the applicable Borrower in connection with such disposition, such prepayment to be applied as a mandatory prepayment in accordance with Section 3.02(b); and

                 (2) no Event of Default or Potential Default exists or would result therefrom; and

                 (3) after giving effect to such disposition and the redetermination of the Borrowing Base in accordance with Section 2.10(e), the value of the Borrowers' Proven





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 63

         Producing Reserves included as Collateral shall constitute an amount not less than seventy percent (70%) of the total Borrowing Base, as determined by the Lenders.

         Prior to the disposition of any Collateral in accordance with this subsection 7.02(d)(iii) and upon the request of Borrowers, the Administrative Agent and the Lenders shall provide the Borrowers information regarding the Borrowing Base value being considered by the Lenders for the purposes of this subsection 7.02(d)(iii) and with respect to the Collateral in question.

         (e) Change in Nature of Business. Engage in any business other than the exploration for, and the production, transportation, storage and sale of, Hydrocarbons and related products and other activities necessary or useful to facilitate the profitable enhancement of Hydrocarbon value.

         (f) Transactions with Affiliates. Enter into contracts, agreements, undertakings or transactions with Affiliates of the Companies, other than contracts, agreements, undertakings or transactions which (i) are described on Schedule 7.02(f) hereto, or (ii) (A) are at a price and on other terms which are not less favorable than those which could be obtained from qualified third parties in arms' length transactions, (B) are set forth in written agreements and (C) are for the provisions of necessary services; provided, however, that nothing in this subsection (f) shall prohibit any Company from declaring or paying any dividends or other distributions to shareholders in respect of Capital Stock to the extent that any such declaration or payment otherwise complies with this Agreement and applicable law.

         (g) Restricted Payments and Restricted Investments. Make any Restricted Payment or Restricted Investment or permit any of its Restricted Subsidiaries to make any Restricted Payment or Restricted Investment; provided, however, that Holdings or any Restricted Subsidiary may make a Restricted Payment or a Restricted Investment if, immediately after giving effect to such Restricted Payment or Restricted Investment, (a) no Event of Default or Potential Default shall exist or result therefrom and (b)(i) the sum of the aggregate amount of Restricted Payments and Restricted Investments made by the Borrowers and their Restricted Subsidiaries since the Original Closing Date and made since February 8, 1994 by Holdings and any of its Restricted Subsidiaries which were not Restricted Subsidiaries as of the Original Closing Date and the amount of such proposed Restricted Payment or Restricted Investment would not exceed an amount equal to 50% of Borrowers' Consolidated Net Income for the entire period from and including January 1, 1992 to the date of making such proposed Restricted Payment or Restricted Investment, plus, in the case of any proposed Investment in a Subsidiary of Holdings, an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), or (ii) the ratio of Borrowers' Consolidated Indebtedness to Borrowers' Stockholders' Equity would not exceed 1.6 to 1 after giving effect to such proposed Restricted Payment or Restricted Investment or (iii) the sum of the aggregate amount of Restricted Payments and Restricted Investments made by the Borrowers and their Restricted Subsidiaries since the Original Closing Date and made since February 8, 1994 by Holdings and any of its Restricted Subsidiaries which were not Restricted Subsidiaries as of the Original Closing Date and the amount of the proposed Restricted Payment or Restricted Investment would not exceed an amount equal to one hundred percent (100%) of Borrowers'





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 64

Consolidated Net Income for the three fiscal years immediately preceding the date of making such proposed Restricted Payment or Restricted Investment, plus, in the case of any proposed Investment in a Subsidiary of Holdings, an aggregate amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000.00). Notwithstanding the foregoing, Borrowers will not make any advance, loan or extension of credit to Coho Shell or any Intercompany Borrower out of proceeds of Advances unless such advance, loan or extension of credit would constitute a Permitted Coho Shell Advance or a Permitted Intercompany Advance. No Company shall consent to or approve the issuance of any additional share of any class of Capital Stock of any Borrower or Coho Canada or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares.

         (h) Financial Covenants. Notwithstanding anything to the contrary otherwise set forth in this Agreement, (i) create or incur any Indebtedness or obligations as lessee, (ii) sell or transfer any assets, (iii) make any investments or capital expenditures, (iv) make any Restricted Payment, (v) engage in any other act or transaction or (vi) permit any of its Subsidiaries to do any of the forgoing if, after giving effect thereto, any of the financial covenants set forth in Section 7.01 hereof would be violated thereby.

         (i) Hedging. The Borrowers will not enter into Hedging Arrangements with respect to more than seventy-five percent (75%) of their Daily Production of Crude Oil or their Daily Production of Natural Gas.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         SECTION 8.01. Events of Default. Each of the following shall be deemed an "Event of Default":

                 (a) Any Borrower shall fail to pay any principal of any Note when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

                 (b) Any Borrower shall fail to pay any interest on any Note when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or any Borrower or Holdings shall fail to pay any other Obligation and such default shall continue for more than five (5) days; or

                 (c) Any representation, warranty or certification made by any Credit Party under or in connection with any Loan Document shall have been incorrect in any material respect when made; or

                 (d) Any Credit Party shall fail to perform or observe any covenant or agreement contained in any Loan Document (except the covenants and agreements





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 65 described in subsections (a) and (b) of this Section 8.01, or set forth in subsections (b), (d) (vii), (f) and (j) of Section 7.01 and the entire Section 7.02) and such failure, if capable of being remedied, shall remain unremedied for thirty (30) days after written notice thereof shall have been given to such Credit Party by the Administrative Agent; or any Credit Party shall fail to perform or observe any covenant or agreement contained in subsections (b), (d)
         (vii), (f) and (j) of Section 7.01 or contained in Section 7.02.

                 (e) Any Credit Party shall fail to pay any of its Indebtedness (excluding (i) Indebtedness evidenced by the Notes and
         (ii) Indebtedness consisting of accounts payable incurred in the ordinary course of business to the extent contested in good faith by proper proceedings and where an adverse determination thereof will not cause a Material Adverse Change in excess of Five Hundred Thousand ($500,000.00)), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                 (f) Any Credit Party shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by any Credit Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Credit Party or for any substantial part of its property; or any Credit Party shall take any action to authorize or effect any of the actions set forth above in this subsection (f); or any proceeding shall be instituted against any Credit Party seeking to adjudicate such Credit Party a bankrupt or insolvent, or seeking dissolution, liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Credit Party or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Credit Party or for any substantial part of its property and such proceeding shall not be dismissed within sixty (60) days of the institution thereof; or

                 (g) Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability of any provision





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 66 of any Loan Document shall be contested by any Credit Party, or a proceeding shall be commenced by any Credit Party seeking to establish the invalidity or unenforceability of any provision of any Loan Document, or a proceeding shall be commenced by any Governmental Authority or other regulatory body having jurisdiction over any Credit Party, seeking to establish the invalidity or unenforceability of any material provision of any Loan Document, or any Credit Party shall deny that it has any liability or obligation purported to be created under any Loan Document; or

                 (h) Any Security Document, after delivery thereof, pursuant hereto or pursuant to any other Loan Document, shall for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on any Collateral purported to be covered thereby; or

                 (i) One or more judgments or orders for the payment of money exceeding any applicable insurance coverage by more than Five Million Dollars ($5,000,000.00) in the aggregate shall be rendered against any Credit Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (j) Holdings or any of its Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, Holdings or such Affiliate incurs a withdrawal liability in an annual amount exceeding Five Hundred Thousand Dollars ($500,000.00) or a Multiemployer Plan enters reorganization status under Section 42 of ERISA, and, as a result thereof, Holdings' or such Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding Five Hundred Thousand Dollars ($500,000.00); or

                 (k) Any Termination Event with respect to any Employee Plan shall have occurred, and, thirty (30) days after notice thereof shall have been given to Holdings by the Administrative Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than Five Hundred Thousand Dollars ($500,000.00) (or in the case of a Termination Event involving the withdrawal of a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the withdrawal of an employer treated as a "substantial employer" under Section 4062(e) of ERISA, the withdrawing employer's proportionate share of such excess shall exceed such amount); or

                 (l) A "default" (as defined in Section 4.01 of the Mortgage or as set forth in any other Security Document) shall occur and be continuing; or





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 67

                 (m)      The occurrence of a Change of Control.

         SECTION 8.02. Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent, if requested by Majority Lenders, may (and if directed by Required Lenders, shall) do any one or more of the following:

                 (a) Acceleration. Declare, by written notice to the Borrowers, all outstanding principal of and all accrued and unpaid interest on the Notes and all other obligations of the Credit Parties under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by each Company.

                 (b) Termination of Commitments. Terminate the Commitments without notice to any Credit Party.

                 (c)      Judgment.  Reduce any claim to judgment.

                 (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Administrative Agent for the benefit of the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                 (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under subsection (f) of Section 8.01, the Commitments of all of the Lenders shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Credit Parties under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by each Company.

         SECTION 8.03. Performance by the Administrative Agent. If any Credit Party shall fail to perform any covenant, duty, or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, at the direction of Required Lenders, and after notice in writing to Borrowers, perform or attempt to perform, such covenant, duty, or agreement on behalf of such Credit Party. In such event, Borrowers shall, at the request of the Administrative Agent, promptly jointly and severally pay any amount expended by the Administrative Agent or the Lenders in such performance or attempted performance to the Administrative Agent at the Principal Office, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that neither the





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 68

Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any of the other Loan Documents.

                                   ARTICLE IX

                   THE ADMINISTRATIVE AGENT AND THE CO-AGENTS

         SECTION 9.01. Appointment, Powers and Immunities of Co-Agents. In order to expedite the various transactions contemplated by this Agreement, the Lenders hereby irrevocably appoint (and confirm their prior appointment pursuant to the Original Credit Agreement and the First Amended Credit Agreement) and authorize Paribas to act as their Administrative Agent hereunder and under each of the other Loan Documents. Paribas consents to such appointment and agrees to perform the duties of the Administrative Agent as specified herein. The Lenders authorize and direct the Administrative Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Administrative Agent for the Lenders, together with such rights and powers as are reasonably incidental thereto. Each Lender hereby irrevocably appoints and authorizes Paribas, Bank One and MeesPierson to act as Co-Agents under this Agreement and the other Loan Documents. Except as expressly set out herein and unless otherwise agreed by the Administrative Agent and the Lenders, the Co-Agents (excluding Paribas, in its capacity as Administrative Agent) shall have no obligations or duties other than those of a Lender hereunder. The Administrative Agent is hereby expressly authorized to act as the Administrative Agent on behalf of itself and the other Lenders:

         (a) To receive on behalf of each of the Lenders any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Lender its Pro Rata share of all payments so received as provided in this Agreement;

         (b) To receive all documents and items to be furnished under the Loan Documents;

         (c) To act as nominee for and on behalf of the Lenders in and under the Loan Documents;

         (d) To arrange for the means whereby the funds of the Lenders are to be made available to Borrowers;

         (e) To distribute to the Lenders information, requests, notices, payments, prepayments, documents and other items received from any Credit Party and other Persons;

         (f) To execute and deliver to any Credit Party and other Persons, all requests, demands, approvals, notices, and consents received from the Lenders;

         (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Lender all rights and remedies of Lenders upon the occurrence of any Event of Default;





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 69

         (h) To accept, execute, and deliver the Security Agreement and any other Security Documents as the secured party or beneficiary; and

         (i)     To take such other actions as may be requested by Required
Lenders.

         Neither the Administrative Agent, any Co-Agent nor any of their Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents or Related Transactions Documents (as defined in the Second Amended Credit Agreement) except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Lenders; (iv) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Documents or Related Transactions Document (as defined in the Second Amended Credit Agreement), or any certificate or other document referred to or provided for in, or received by any of them under this Agreement or any other Loan Document or Related Transaction Document (as defined in the Second Amended Credit Agreement), or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or Related Transactions Document (as defined in the Second Amended Credit Agreement) or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Credit Parties), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Documents or Related Transactions Document (as defined in the Second Amended Credit Agreement) by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Lenders, and such instructions of Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         SECTION 9.02. Rights of Co-Agents as a Lender. With respect to their respective Commitments, the Advances made by them and the Notes issued to them, Paribas, Bank One and MeesPierson in their capacities as Lenders hereunder shall have the same rights and powers





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 70 hereunder as any other Lender and may exercise the same as though they were not acting as the Administrative Agent or Co-Agent, as applicable, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent and Co-Agents in their individual capacities. The Administrative Agent and Co-Agents and their Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide interest rate and commodities hedging services to, provide other merchant banking services to, and generally engage in any kind of business with any Company, any of their respective Subsidiaries, and any other Person who may do business with or own securities of either Company or any of their respective Subsidiaries, all as if they were not acting as the Administrative Agent or Co-Agent and without any duty to account therefor to the Lenders.

         SECTION 9.03. Sharing of Payments, Etc. If any Lender shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other Obligation, whether voluntary, involuntary, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, in excess of its Pro Rata share (determined based on the outstanding Advances), such Lender shall promptly purchase from the other Lenders participations in the Obligations held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with its Pro Rata portion (determined based on the outstanding Advances) thereof. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Each Company agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Credit Party.

         SECTION 9.04. Indemnification. The Lenders hereby agree to indemnify the Administrative Agent from and hold the Administrative Agent harmless against (to the extent not reimbursed under Sections 10.04 and 10.05, but without limiting the obligations of the Companies under Section 10.04 or
Section 10.05), ratably in accordance with their respective Commitments, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including attorneys' fees), and disbursements of any kind or nature whatsoever which may be imposed on, incurred or asserted against the Administrative Agent in any way relating to or arising out of the Original Credit Agreement, the First Amended Credit Agreement, any of the Related Transactions Documents (as defined in the Second Amended Credit Agreement) or any action taken or omitted to be taken by the Administrative Agent under or in respect of the Original Credit Agreement, the First Amended Credit Agreement, the Second Amended Credit Agreement or any of the Related Transactions Documents (as defined in the Second Amended Credit Agreement); provided, however, that no Lender shall be liable for any portion of the foregoing to the extent caused by the Administrative Agent's gross negligence or





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 71 willful misconduct. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE ADMINISTRATIVE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT. Without limiting any other provision of this Section, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata share (calculated on the basis of the Commitments) of any and all out-of-pocket expenses (including attorneys' fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by any Company.

         SECTION 9.05. Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on the Administrative Agent or any other Lender, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and decision to enter into the Original Credit Agreement, the First Amended Credit Agreement (to the extent applicable), the Second Amended Credit Agreement and this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Credit Party of this Agreement or any other Loan Document or to inspect the properties or books of any Credit Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of any Credit Party (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.

         SECTION 9.06. Several Commitments. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making an Advance in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Advance, each nondefaulting bank shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts to any Borrower which shall in the aggregate exceed such Lender's Commitment. No Lender shall be responsible for any act or omission of any other Lender.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 72

         SECTION 9.07. Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and Borrowers and the Administrative Agent may be removed at any time if the Administrative Agent fails to perform its obligations hereunder by the vote of all of the Lenders other than Paribas. Upon any such resignation or removal, the Lenders will have the right to appoint a successor Administrative Agent with the consent of the Borrowers, unless any Default or Event of Default shall have occurred and be continuing, in which case the consent of the Borrowers shall not be required. If no successor Administrative Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000.00). Upon the acceptance of its appointment as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Administrative Agent, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.
After any Administrative Agent's resignation or removal as Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Administrative Agent.

                                   ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.01. Notices, Etc. All notices and other communications provided for hereunder or under any other Loan Document shall be in writing and shall be mailed, telegraphed, telecopied, telexed or delivered, to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.01. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however notices to the Administrative Agent pursuant to Sections 2.05 or 2.08 shall not be effective until received by the Administrative Agent.

         SECTION 10.02. Amendments, Etc. No amendment of any provision of this Agreement, the Notes or any other Loan Document shall be effective unless it is in writing and signed by the Credit Parties who are a party thereto and the Required Lenders, and no waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by any Credit Party therefrom (notwithstanding anything in any Loan Document to the contrary), shall





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 73 be effective unless it is in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and each applicable Credit Party, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) waive any of the conditions specified in Article V; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (f) change any provision contained in this Section 10.02; or (g) release any Collateral (other than in accordance with Section 7.02(d)). Notwithstanding anything to the contrary contained in this Section, no amendment, waiver or consent shall be made with respect to Article IX hereof without the prior written consent of the Administrative Agent.

         SECTION 10.03. No Waiver; Remedies, Etc. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Administrative Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Administrative Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Administrative Agent or any Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.

         SECTION 10.04. Fees, Costs, Expenses and Taxes. Whether or not any Advances are made hereunder or the transactions contemplated hereby are consummated, each Company, jointly and severally, agrees to pay within ten (10) days following demand (a) all fees, costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of, and any amendment, supplement or modification to, the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, and of any other special counsel or consultant retained by the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents, and (b) all costs and expenses, if any (including reasonable counsel fees and disbursements), incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the other documents to be delivered pursuant to the Loan Documents. In addition, each Company will, jointly and severally, pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents, and will save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 74

         SECTION 10.05.  Indemnity.

                 (a) Environmental Indemnity. Each Company will, jointly and severally, defend, indemnify and hold harmless the Administrative Agent, the Co-Agents, each Lender, and their respective officers, directors, affiliates, employees and agents (each, an "Indemnified Party") from and against all losses, liabilities, claims, damages, penalties, judgments, costs and expenses (including reasonable attorneys' fees) of whatever kind or nature, known or unknown, contingent or otherwise, including, but without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses incurred by any of them arising out of, or in any way relating to (i) any violation or any non-compliance or alleged non-compliance with any Environmental Laws by any Company or any of its Subsidiaries or by any other Person with whom any Company or any of its Subsidiaries are allegedly jointly, severally or contingently liable or responsible, or (ii) any Release or alleged Release into the environment of any Contaminant generated or allegedly generated by any Company or any of its Subsidiaries or by any other Person with whom any Company or any of its Subsidiaries are allegedly jointly, severally or contingently liable or responsible, or (iii) any material breach of any representation or warranty made by any Company in Section 6.1(s) hereof, Section 6.1(s) of the Original Credit Agreement, the First Amended Credit Agreement or the Second Amended Credit Agreement, (iv) the Administrative Agent's or any Lender's enforcement or attempted enforcement of any of the provisions of this
         Section 10.05 or (v) otherwise arising in connection with any Environmental Claim relating to any Company, any of its Subsidiaries or their respective properties.

                 (b) General Indemnity. In addition to the foregoing indemnity, each Company hereby jointly and severally indemnifies from, and holds each of the Indemnified Parties harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, costs, and expenses (including reasonable attorneys' fees) to which any of them may become subject (other than those described in Section 10.05(a)) which directly or indirectly arise from or relate to (i) the negotiation, execution, delivery, performance, administration, enforcement or existence of the Original Credit Agreement, the First Amended Credit Agreement, the Second Amended Credit Agreement, any Loan Documents or any of the Related Transactions Documents (as defined in the Second Amended Credit Agreement), (ii) any of the transactions contemplated by the Original Credit Agreement, the First Amended Credit Agreement, the Second Amended Credit Agreement or any of the Related Transactions Documents (as defined in the Second Amended Credit Agreement), (iii) any breach by any Credit Party of any representation, warranty, covenant, or other agreement contained in the Original Credit Agreement, the First Amended Credit Agreement, the Second Amended Credit Agreement or any of the Related Transactions Documents (as defined in the Second Amended Credit Agreement), or (iv) any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation, or other proceeding relating to any of the foregoing.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 75

                 (c) Provisions Applicable to All Indemnities. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNIFIED PARTY; provided, however, that the indemnities provided for in this Section 10.05 shall not apply to any loss, damage, liability, claim, damage, penalties, judgments, cost or expense (or the applicable part thereof) resulting from, or attributable to, any bad faith, gross negligence or willful misconduct of any Indemnified Party. The provisions of this Section 10.05 shall survive the repayment of the Obligations, and shall continue thereafter in full force and effect, notwithstanding the foreclosure of any Security Document or realization on any other Collateral, and notwithstanding any insolvency, bankruptcy or reorganization of any Credit Party.

         SECTION 10.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Company (any such notice being expressly waived by each Company) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or the account of any Borrower or Holdings against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Administrative Agent or any Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. The Administrative Agent or any Lender exercising the right of set-off agrees promptly to notify the Borrowers, after any such set-off and application, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application or otherwise subject the Administrative Agent or the Lenders to liability of any kind or nature whatsoever. The rights of the Administrative Agent and any Lender under this Section 10.06 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent and any Lender may have.

         SECTION 10.07. Severability. Any provision of this Agreement, or of any other Loan Document to which any Company is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.08.  Successors and Assigns.

         (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrowers, Holdings, the Administrative Agent and the Lenders and their respective





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 76 successors and assigns, except that neither the Borrowers nor Holdings may assign their rights hereunder or any interest herein without the prior written consent of all the Lenders.

         (b) Participations. Any Lender may sell participations to one or more banks or other institutions in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrowers for the performance of such obligations, (iii) such Lender shall remain the holder of its Note for all purposes of this Agreement, (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (1) any increase of such Lender's Commitment, (2) any reduction of the principal amount of, or interest to be paid on, the Advances or the Note of such Lender, (3) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document, or (4) any postponement of any date for the payment of any amount payable in respect of the Advances or Note of such Lender. Any Lender who has sold a participation under this Section 10.08, may on behalf of the participant but subject to the next sentence of this clause (b), make claims hereunder in its own name for amounts incurred by the participant which would be payable by the Borrowers under Section 3.06 or Article IV hereof if such participant were a Lender and in furtherance of the foregoing, the Borrowers agree that the provisions of Section 3.06 and Article IV run to the benefit of each such participant. Except in respect of the Reserve Requirements, no participant in the Advances and the Note of a Lender shall be entitled to receive any greater payment from the Borrowers than the Lender or, if greater, any bank which is a member of the Federal Reserve System (and subject only to the laws, regulations and administrative practices in effect in the United States) would have been entitled to receive had the Lender or such bank held the interest in the Advances and the Note held by such participant. No Lender nor any participant in the Advances and the Note of a Lender that has changed its Applicable Lending Office shall be entitled to receive any greater payment from the Borrowers than it would have received had it not changed its Applicable Lending Office unless the Lender or such participant was required to change its Applicable Lending office as provided in Sections 4.01(c) and 4.03 hereof.

         (c) Assignments by Lenders. No Lender may assign any portion of its rights or obligations under this Agreement and the other Loan Documents without the consent of the Administrative Agent and, prior to the occurrence of an Event of Default, the Borrowers, which consents shall not be unreasonably withheld by either the Administrative Agent or the Borrowers. With respect to any permitted assignment by a Lender of its rights and obligations hereunder or any portion thereof, the Administrative Agent shall maintain at its address referred to on the signature pages hereto a copy of each assignment by a Lender delivered to and accepted by it in a register (which may be a computer record) for the recordation of the names and addresses of the assignees under this
Section 10.08 and the Commitments of, and the principal amount of the





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 77

Advances owing to, each such assignee from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Company, the Lenders, and the assignees may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each Company, any Lender, or any assignee at any reasonable time and from time to time upon reasonable prior notice.

         (d) Deliveries of Information. Any Lender may furnish any information concerning any Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the requirements of Section 10.16.

         SECTION 10.09. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original at such time as both parties have executed a counterpart, but all of which taken together shall constitute one and the same agreement.

         SECTION 10.10. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 10.11. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law and the applicable laws of the United States of America. The parties submit to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts located in New York, New York with respect to any action or proceeding relating to the Loan Documents.

         SECTION 10.12. WAIVER OF JURY TRIAL. EACH COMPANY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE OR OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING IN CONNECTION WITH ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 10.13. Maximum Interest Rate. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section 10.13 shall govern and prevail and neither of the Companies nor the sureties, guarantors, successors, or assigns of any of the Companies shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 78

Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrowers and each Lender shall, to the extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate. Without limiting the generality of the foregoing, if and to the extent necessary to ensure compliance with this Section 10.13, what would otherwise be the joint and several liability of a Borrower with respect to any Advances and any Notes shall instead be deemed to be the liability of such Borrower as a guarantor of payment of such Advances and not as a co-borrower of such Advances or as a co-maker of such Notes. In furtherance of the foregoing, each Borrower hereby irrevocable and unconditionally guarantees to the Administrative Agent and the Lenders the punctual payment and performance of the obligations of each other Borrower under the Loan Documents, including without limitations the timely payment of the Obligations.

         SECTION 10.14. Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         SECTION 10.15. Construction. Each Company, the Administrative Agent, and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         SECTION 10.16. Confidentiality. The Administrative Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Company or any Subsidiary of any Company pursuant to this Agreement which is identified by either such Company or such Subsidiary as being confidential at the time the same is delivered to the Administrative Agent or any Lender, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for the Administrative Agent or any Lender, (c) in connection with the enforcement of the Loan Documents and in any litigation to which the Administrative Agent or any Lender is a party or (d) to any permitted assignee or participant (or prospective permitted assignee or participant) so long as such permitted assignee or participant (or prospective permitted assignee or participant) first enters into a confidentiality agreement with the Administrative Agent or such Lender binding itself to comply with the terms of this Section 10.16.





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 79

         SECTION 10.17. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrowers and Holdings hereunder, the obligations of the Borrowers and Holdings under Article IV and Sections 10.04 and 10.05 shall survive repayment of the Obligations and termination of the Commitments.

         SECTION 10.18. Joint and Several Obligations. Each and every representation, warranty, covenant or agreement of the Companies contained herein shall be, and shall be deemed to be, the joint and several representation, warranty, covenant and agreement of each of the Companies and of all such Persons. In addition, the indebtedness, liabilities and obligations of the Borrowers shall be, and shall be deemed to be, the joint and several indebtedness, liabilities and obligations of each of the Borrowers and of all Borrowers. Notwithstanding the foregoing, if and to the extent that the joint and several liability of a Borrower with respect to any Advance or Advances made to another Borrower is determined by a court of competent jurisdiction to cause the obligations of such Borrower to repay such Advance or Advances to be subject to avoidance under Sections 544, 548 or 550 of the Bankruptcy Code or subject to being set aside or annulled under any applicable state law relating to fraud on creditors, the amount of such joint and several or co-maker liability of such Borrower shall, without any further action by any Borrower, the Administrative Agent or any Lender, be automatically limited to the greatest amount which is valid and enforceable as determined in such proceeding; provided, however, that for purposes of this sentence it shall be presumed that the joint and several liabilities of the Borrowers under this Agreement and the Notes do not equal or exceed an aggregate amount which would render any such Borrower's obligations under this Agreement or any Note subject to being avoided, set aside or annulled, and the burden of proof to the contrary shall be on the party asserting to the contrary.

         SECTION 10.19.  ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT.

         (a) This Agreement amends and restates in its entirety the Second Amended Credit Agreement which amended and restated the terms and provisions of the First Amended Credit Agreement, which amended and restated the terms and provisions of the Original Credit Agreement in its entirety, which amended and restated the terms and provisions of the Canada Trust Credit Agreement in its entirety. The execution of this Agreement, the Notes and the other Loan Documents executed in connection herewith does not constitute a novation with respect to indebtedness outstanding in connection with the Original Credit Agreement, the First Amended Credit Agreement, the Second Amended Credit Agreement, the Canada Trust Credit Agreement, or the indebtedness evidenced by the Canada Trust Note or any Note executed prior to the Renewal Date. The parties hereto hereby ratify and confirm each of the Loan Documents entered into prior to the Renewal Date, including without limitation, the Guaranty and the other Security Documents and agree that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, the parties hereto agree and acknowledge that (i) the Liens created by the (A) the Original Security Agreement, Additional Security Agreement and Holdings Pledge Agreement secure the Obligations as defined hereby, including without limitation, the obligations, indebtedness and liability of the Credit Parties arising in connection with this Agreement and the





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 80

Loan Documents executed by the Credit Parties pursuant hereto and (B) the Deed of Trust and Mortgage secure the Obligations of the Borrowers; (ii) the term "Credit Agreement" as used in the Security Documents, includes without limitation, this Agreement; and (iii) the term "Security Documents" as defined in the Security Documents includes, without limitation, the New Mortgage Documents, the Subsidiary Guaranties, the Holdings Pledge Agreement, the Borrower Pledge Agreement and the Mid Louisiana Pledge Agreement.

         (b) THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (INCLUDING, WITHOUT LIMITATION, THE FIRST AMENDED CREDIT AGREEMENT, THE ORIGINAL CREDIT AGREEMENT AND THE CANADA TRUST CREDIT AGREEMENT) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         IN WITNESS WHEREOF, the Borrowers, Holdings, the Administrative Agent, the Co-Agents and the Lenders have executed this Agreement as of the date first written above.

                                        BORROWERS:

                                        COHO RESOURCES, INC.


                                        By:
                                            -----------------------------------
                                        Name:  Jeffrey Clarke
                                        Title: Chairman, President and
                                               Chief Executive Officer

                                        Address for Notices:

                                        14785 Preston Road, Suite 860
                                        Dallas, Texas 75240

                                        Telecopy No.:  (214) 991-8514
                                        Telephone No.: (214) 991-9493
                                        Attention: Jeffrey Clarke, President





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 81

                                        COHO LOUISIANA PRODUCTION COMPANY


                                        By:
                                            -----------------------------------
                                        Name:  Jeffrey Clarke
                                        Title: President and Chief
                                               Executive Officer

                                        Address for Notices:

                                        14785 Preston Road, Suite 860
                                        Dallas, Texas 75240

                                        Telecopy No.:  (214) 991-8514
                                        Telephone No.: (214) 991-9493
                                        Attention: Jeffrey Clarke, President


                                        COHO EXPLORATION, INC.


                                        By:
                                            -----------------------------------
                                        Name:  Jeffrey Clarke
                                        Title: President

                                        Address for Notices:

                                        14785 Preston Road, Suite 860
                                        Dallas, Texas 75240

                                        Telecopy No.:  (214) 991-8514
                                        Telephone No.: (214) 991-9493
                                        Attention: Jeffrey Clarke, President





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 82

                                        HOLDINGS :

                                        COHO ENERGY, INC.


                                        By:
                                            -----------------------------------
                                        Name:  Jeffrey Clarke
                                        Title: Chairman, President and
                                               Chief Executive Officer

                                        Address for Notices:

                                        14785 Preston Road, Suite 860
                                        Dallas, Texas 75240

                                        Telecopy No.:  (214) 991-8514
                                        Telephone No.: (214) 991-9493
                                        Attention: Jeffrey Clarke, President





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 83

                                        CO-AGENTS AND LENDERS:

COMMITMENTS:                            BANQUE PARIBAS, Houston Agency
                                        as Administrative Agent for Lenders and
                                        as a Lender
$50,000,000.00


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                        Address for Notices:

                                        1200 Smith Street, Suite 3100
                                        Houston, Texas 77002
                                        Telecopy No.:  (713) 659-4811
                                        Telephone No.: (713) 659-3832

                                        with a copy to:

                                        2121 San Jacinto, Suite 930
                                        Dallas, Texas 75201
                                        Telecopy No.:  (214) 969-0260
                                        Telephone No.:  (214) 969-0380

                                        Lending Office for Prime Rate Advances

                                        1200 Smith Street, Suite 3100
                                        Houston, Texas 77002

                                        Lending Office for Eurodollar Advances

                                        1200 Smith Street, Suite 3100
                                        Houston, Texas 77002





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 84

$50,000,000.00                          MEESPIERSON N.V., as Co-Agent for the
                                        Lenders and as a Lender


                                        By:
                                            -----------------------------------
                                            Karel Louman
                                            Vice President

                                        Address for Operational Notices:

                                        MeesPierson N.V.
                                        Loan Administration
                                        Coolsingel 93
                                        P. O. Box 749
                                        3000 AS Rotterdam
                                        The Netherlands
                                        Attn:    Pim de Heer

                                        PHONE:  31 10 401 6304
                                        FAX:  31 10 401 6118

                                        With a copy to:

                                        Yolanda Dittman
                                        Dallas Office
                                        MeesPierson N.V.
                                        300 Crescent Court, Suite 1660
                                        Dallas, Texas  75201

                                        PHONE:  214-871-6874
                                        FAX:    214-871-6870

                                        Address for Other Notices:

                                        MeesPierson N.V.
                                        Coolsingel 93
                                        P. O. Box 749
                                        3000 AS Rotterdam
                                        The Netherlands
                                        Attn:    Donald van der Klaauw

                                        PHONE:  31 10 401 6120
                                        FAX:  31 10 401 6343





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 85

                                        With a copy to:

                                        Karel Louman
                                        Vice President & Manager
                                        Dallas Representative Office
                                        MeesPierson N.V.
                                        300 Crescent Court, Suite 1660
                                        Dallas, Texas  75201

                                        PHONE:  214-871-6869
                                        FAX:    214-871-6870

                                        Lending Office for Prime Rate Advances

                                        P.O. Box 749
                                        3000 AS Rotterdam
                                        The Netherlands

                                        Lending Office for Eurodollar Advances

                                        P.O. 749
                                        3000 AS Rotterdam
                                        The Netherlands





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 86

Commitments:                            BANK ONE, TEXAS, N.A., as Co-Agent for
$50,000,000.00                          the Lenders and as a Lender


                                        By:
                                            -----------------------------------
                                        Name:  Mynan C. Feldman
                                        Title: Vice President

                                        Address for Notices:
                                        1717 Main Street
                                        Dallas, Texas  75201
                                        Telecopy No.: (214) 290-2627
                                        Telephone No.: (214) 290-6842
                                        Attention:  Mynan C. Feldman,
                                                    Vice President

                                        Lending Office for Prime Rate Advance:
                                        1717 Main Street
                                        Dallas, Texas  75201

                                        Lending Office for Eurodollar Advances:
                                        1717 Main Street
                                        Dallas, Texas  75201





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 87

$25,000,000.00                          BANK OF SCOTLAND


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                        Address for Notices for operational
                                        matters:

                                        Bank of Scotland, Grand Cayman
                                        c/o 565 5th Avenue
                                        New York, New York  10017
                                        Attn:  Janet Taffe, Assistant Vice
                                               President
                                        Telecopy No. (212) 557-9460
                                        Telephone No. (212) 450-0872

                                        Addresses for Notices for credit
                                        matters:

                                        Bank of Scotland
                                        Two Allen Center
                                        1200 Smith Street
                                        Suite 1750
                                        Houston, Texas  77002
                                        Attn:  Rex McSwain/Vice President
                                        Telecopy No. (713) 651-9714
                                        Telephone No. (713) 651-1870



                                        Lending Office for Prime Rate Advances

                                        565 5th Avenue
                                        New York, New York  10017


                                        Lending Office for Eurodollar Advances

                                        565 5th Avenue
                                        New York, New York  10017





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 88

$25,000,000.00                          CREDIT LYONNAIS NEW YORK BRANCH


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                        Address for Notices for operational
                                          matters:

                                        c/o Credit Lyonnais Houston
                                          Representative Office
                                        1000 Louisiana, Suite 5360
                                        Houston, Texas  77002
                                        Attn:  Ms. Bernadette Archie
                                        Telecopy No. (713) 751-0307
                                        Telephone No. (713) 751-0500

                                        Addresses for Notices for credit
                                        matters:

                                        c/o Credit Lyonnais Houston
                                          Representative Office
                                        1000 Louisiana, Suite 5360
                                        Houston, Texas  77002
                                        Attn:  Mr. David Dodd
                                        Telecopy No. (713) 751-0307
                                        Telephone No. (713) 751-0500


                                        Lending Office for Prime Rate Advances

                                        1301 Avenue of the Americas
                                        New York, New York  10019


                                        Lending Office for Eurodollar Advances

                                        1301 Avenue of the Americas
                                        New York, New York  10019





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 89

$25,000,000.00                          CHRISTIANIA BANK OG KREDITKASSE



                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                        Address for Notices:

                                        Christiania Bank og Kreditkasse
                                        11 W. 42nd Street, 7th Floor
                                        New York, New York  10036
                                        Attn:  Ms. Debra Dickehuth
                                        Telephone No. (212) 827-4800
                                        Telecopy No. (212) 827-4888


                                        Lending Office for Prime Rate Advances

                                        11 W. 42nd Street, 7th Floor
                                        New York, New York  10036

                                        Lending Office for Eurodollar Advances

                                        11 W. 42nd Street, 7th Floor
                                        New York, New York  10036





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 90

$25,000,000.00                          DEN NORSKE BANK AS


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                        Address for Notices:

                                        Den norske Bank AS
                                        Attn:  Credit Administration
                                        600 Fifth Avenue, 15th Floor
                                        New York, NY  10020
                                        PHONE:  (212) 315-6500
                                        FAX:  (212) 757-6846

                                        CC:  Den norske Bank AS
                                        Attn:    Mr. Charles E. Hall,
                                                 Vice President
                                                 Three Allen Center
                                                 333 Clay Street, Suite 4890
                                                 Houston, TX  77002
                                                 PHONE:  (713) 757-0083
                                                 FAX:  (713) 757-1167

                                        Lending Office for Prime Rate Advances

                                        600 Fifth Avenue, 15th Floor
                                        New York, New York  10020

                                        Lending Office for Eurodollar Advances

                                        600 Fifth Avenue, 15th Floor
                                        New York, New York  10020





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 91

                           COHO CANADA ACKNOWLEDGMENT


         Coho Resources Limited hereby consents and agrees to the execution and delivery of this Agreement, ratifies and confirms that the certain Negative Pledge Agreement dated February 8, 1994, executed by Coho Resources Limited for the benefit of the Administrative Agent and the Lenders is in full force and effect; agrees that it continues to be legal, valid, binding and enforceable in accordance with its terms and acknowledges and agrees that the term "Credit Agreement" as defined therein means this Agreement.

                                        COHO RESOURCES LIMITED


                                        By:
                                            -----------------------------------
                                        Name:  Jeffrey Clarke
                                        Title: President





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 92

                                   EXHIBIT A
                                       to
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      NOTE





THIRD AMENDED AND RESTATED CREDIT AGREEMENT, PAGE 93

                                PROMISSORY NOTE

$__,000,000.00                   Houston, Texas                   August 8, 1996

         FOR VALUE RECEIVED, the undersigned, COHO RESOURCES, INC. a Nevada corporation, COHO LOUISIANA PRODUCTION COMPANY, a Delaware corporation, and COHO EXPLORATION, INC., a Delaware corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of __________________________ ("Lender"), at the Principal Office for the account of the Applicable Lending Office of Lender, in lawful money of the United States of America and in immediately available funds, the principal amount of _______ Million Dollars ($__,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by Lender to the Borrowers under the Credit Agreement referred to below, on the dates and in the principal amounts required by the Credit Agreement, and to pay interest on the amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates required by the Credit Agreement.

         The Borrowers hereby authorize Lender to record in its records the amount and Type of Advances made to the Borrowers by Lender and all Continuations, Conversions, and payments of principal in respect of such Advances, which records shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all such Advances; provided, however, that the failure to make such recording with respect to any such Advance or payment shall not limit or otherwise affect the obligations of the Borrowers under the Credit Agreement or this Note.

         This Note is one of the Notes referred to in that certain Third Amended and Restated Credit Agreement dated August 8, 1996, among the Borrowers, Coho Energy, Inc., Banque Paribas, as administrative agent, Bank One, Texas, N.A. and MeesPeirson N.V., as co-agents, and certain other lenders named therein (such Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time, being referred to herein as the "Credit Agreement") and evidences Advances made by Lender thereunder and under the Second Amended Credit Agreement and the First Amended Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, for prepayments of Advances prior to the maturity of this Note upon certain terms and conditions and for limiting the interest that may be charged on the Advances outstanding hereunder.

         This Note shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

         The Borrowers and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice





PROMISSORY NOTE - PAGE 1
of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         This Note evidences a portion of the indebtedness originally evidenced by that certain Promissory Note dated August 16, 1990, executed by Coho Resources, Inc. and payable to Canada Trust in the original, stated principal amount of $75,000,000.00.


                                        COHO RESOURCES, INC.


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                        COHO LOUISIANA PRODUCTION COMPANY


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                        COHO EXPLORATION, INC.


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------





PROMISSORY NOTE - PAGE 2

                                   EXHIBIT B
                                       to
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

                              ADVANCE REQUEST FORM





PROMISSORY NOTE - PAGE 3

                                                          ---------------
                                                            Draft Dated
                                                          11/12/96, :35am
                                                          ---------------

                              ADVANCE REQUEST FORM

TO:      Banque Paribas, as Administrative Agent
         1200 Smith Street, Suite 3100
         Houston, Texas  77002

Gentlemen:

         The undersigned is an officer of ______________ (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Third Amended and Restated Credit Agreement (as amended, the "Credit Agreement") dated as of August 8, 1996 among Coho Resources, Inc., Coho Louisiana Production Company, Coho Exploration, Inc., Coho Energy, Inc., Banque Paribas, as administrative agent for itself and certain other lenders (the "Administrative Agent"), Bank One, Texas, N.A., and MeesPierson N.V., as co-agents, and the lenders. All terms defined in the Credit Agreement shall have the same meaning herein. In accordance with the Credit Agreement, Borrower hereby (check whichever is applicable):

         ___     1.       Requests that the Lenders make Prime Rate Advances to
                          the Borrower in the aggregate amount set forth in item (k)(i) below;

         ___     2.       Requests that the Lenders make Eurodollar Advances in
                          the aggregate amount set forth in item (k)(ii) below;
                          and/or

         ___     3.       Requests Agent to issue a Letter of Credit for the
                          account of the Borrower in the form attached hereto as Exhibit "A" supporting the transaction described on Exhibit "B".

The requested Advance _____ is    ______ is not a Bridge Advance.

         In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby represents and warrants to the Administrative Agent and each Lender that the following statements are true and correct:

              (i) The representations and warranties (other than those expressly limited by their terms to the date originally given) contained in Article VI of the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

              (ii) No Event of Default or Potential Default has occurred and is continuing or would result from the Advances requested hereunder or Letter of Credit requested hereunder.





ADVANCE REQUEST FORM - PAGE 1

              (iii)       Since _____________, 19___,1 there has been no
         Material Adverse Change.

              (iv) The amount of the Revolving Advance requested hereby and the amount of the Letter of Credit Liabilities related to the Letter of Credit requested hereby, when added to all outstanding Revolving Advances and all outstanding Letters of Credit Liabilities, will not exceed the Borrowing Base2.

              (v) The Advance requested hereby will not be readvanced or, if the blank in this subparagraph (v) is filled in, is to be readvanced to the following Intercompany Borrower or Coho Shell, as the case may be: __.

              (vi) The aggregate amount of Permitted Coho Shell Advances, after taking the Permitted Coho Shell Advance requested hereby into account, is $____________________.

              (vii) The aggregate amount of Permitted Intercompany Advances to each Intercompany Borrower, after taking the Permitted Intercompany Advance requested hereby into account, is:


         Name of Intercompany Borrower:                 Aggregate Amount:
         ------------------------------                 -----------------

         ------------------------------                 -----------------

         ------------------------------                 -----------------


              (viii) All information supplied below is true, correct, and complete as of the date hereof.

                          Advance Request Information2

         (a)     Outstanding principal amount of Revolving Advances . . .$____________
         (b)     Outstanding Letter of Credit Liabilities . . . . . . . .$____________
         (c)     Outstanding 7.02 (b)(xi) letter of credit liabilities  .$____________
         (d)     Borrowing Base . . . . . . . . . . . . . . . . . . . . .$____________
         (e)     Net Availability for Revolving Advances/Letters
                 of Credit:[item (d) minus item (a)
                 and minus item (b) and minus item (c)] . . . . . . . . .$____________





__________________________________

     1   Insert the effective date of the most recent financial
statements referred to in Section 7.01(d) of the Credit Agreement.

     2   To be included unless the Advance is a Bridge Advance.

ADVANCE REQUEST FORM - PAGE 2

         (f)     Aggregate Amount of Requested Advance
                 or applicable Letter of Credit Liabilities . . . . . . .$____________


                         Advance Request Information3
                         ---------------------------

         (a)     65% of NPV-Proven Reserves at last Redetermination . . .$____________

         (b)     65% NPV 10-Proven Producing Reserves being acquired
                 with the Bridge Advance  . . . . . . . . . . . . . . . .$____________

         (c)     Sum of (a) plus (b)  . . . . . . . . . . . . . . . . . .$____________

         (d)     Borrowing Base . . . . . . . . . . . . . . . . . . . . .$____________

         (e)     Bridge Sublimit (lesser of (c) minus (d) or
                 $20,000,000  . . . . . . . . . . . . . . . . . . . . . .$____________

         (f)     Outstanding Bridge Advances  . . . . . . . . . . . . . .$____________

         (g)     Net Availability for Bridge Advances (item (e) minus
                 item (f) . . . . . . . . . . . . . . . . . . . . . . . .$____________


                         Advance Request Information
                         ---------------------------

         (a)     Date of Requested Advance
                 or issuance of Letter of Credit  . . . . . . . . . . . . _______, 19__
         (b)     Type of Advance

                 Type                                                        Amount
                 ----                                                        ------

                 (i)      Prime Rate Advances . . . . . . . . . . . . . .$____________
                 (ii)     EuroDollar Advances . . . . . . . . . . . . . .$____________

         (c)     Duration of Interest Period if
                 EuroDollar Advances:

                          Advance Amount                                   Duration
                          --------------                                   --------

                 (i)      $______________                               _______________
                 (ii)     $______________                               _______________
                 (iii)    $______________                               _______________
                 (iv)     $______________                               _______________






__________________________________

     3   To be included only if the requested Advance is a Bridge Advance.

ADVANCE REQUEST FORM - PAGE 3

                                        BORROWER:



                                        ---------------------------------------
                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

Dated as of:
             -----------------------------
             [insert proposed date
             of Requested Advance or
             issuance of Letter of Credit]





ADVANCE REQUEST FORM - PAGE 4

                                   EXHIBIT C
                                       to
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


                              SOLVENCY CERTIFICATE





ADVANCE REQUEST FORM - PAGE 5

                              SOLVENCY CERTIFICATE


         This Certificate is delivered in connection with that certain Third Amended and Restated Credit Agreement dated as of August 8, 1996 (the "Credit Agreement"), among COHO RESOURCES, INC., COHO LOUISIANA PRODUCTION COMPANY, COHO EXPLORATION, INC., COHO ENERGY, INC., BANQUE PARIBAS, as administrative agent, BANK ONE, TEXAS, N.A. and MEESPIERSON N.V. as co-agents, and the lenders named therein. Terms defined in the Credit Agreement and not otherwise defined herein have the same meanings herein as set forth therein.

         Jeffrey Clarke hereby certifies to the Administrative Agent and each Lender that, to the best of his knowledge and belief:

                 1.  I am President of each Credit Party.

                 2. The Advances are evidenced by the Notes and are secured by, inter alia, the Security Documents. The proceeds of the Advances are to be used for the purposes set forth in
                     Section 2.06 of the Credit Agreement.

                 3.  I have reviewed and am fully familiar with
                     (i) the terms and conditions of, and each Credit Parties' rights and obligations under, the Loan Documents to which it is a party and
                     (ii) the contents of this Certificate, and I have conferred with counsel for the Credit Parties for the purpose of discussing the meaning of its contents.

                 4.  I am fully familiar with the financial
                     condition of each Credit Party and its
                     material rights, obligations, assets and liabilities.

                 5. No Credit Party intends or believes that the execution and delivery of the Loan Documents to which it is a party will defraud, hinder, or delay any of its creditors.

                 6. I have no reason to believe that the amount of the proved oil and gas reserves constituting a part of the Collateral is materially less than the estimate of volumes of proved oil and gas reserves of properties constituting the Collateral set forth in the most recent Engineering Report delivered under the Loan Documents.

                 7. Immediately before the Renewal Date, the value to each Credit Party of its assets, including its interest in the Collateral, was greater than all of its debts and obligations.

                 8. Immediately after the Renewal Date, the value to each Credit Party of its interest in its assets, including its interest in the Collateral, will be greater than its





SOLVENCY CERTIFICATE - PAGE 1
                     obligations under the Loan Documents to which it is a party and any of its other debts and obligations.

                 9. Immediately before the Renewal Date, each Credit Party has sufficient capitalization and anticipated cash flow from its assets, including its interest in the Collateral, such that it was able to pay is debts and obligations as they became due (including contingent obligations).

                 10. Immediately after the Renewal Date, each
                     Credit Party will have sufficient
                     capitalization and anticipated cash flow from its interest in its assets, such that it will be able to pay its obligations under the Loan Documents and any of its other debts and obligations as they become due (including contingent obligations).

                 11. Immediately before and after the Renewal
                     Date, each Credit Party has and will have sufficient capital to operate its business.

                 12. Each Credit Party (i) is not and will not be
                     rendered insolvent by reason of the
                     execution, delivery and performance of the Loan Documents, (ii) will be able to pay its debts and obligations as they become due,
                     (iii) has sufficient capital to operate its business as presently conducted, and (iv) does not intend to incur, and does not believe it will incur, debts and obligations that are beyond its ability to pay as they become due.

                     Dated:  August 8, 1996


                                            -----------------------------------
                                            Jeffrey Clarke, President of each
                                            Credit Party





SOLVENCY CERTIFICATE - PAGE 2

                                SCHEDULE 6.01(e)
                                       to
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                  SUBSIDIARIES

===========================================================================================================
                              Jurisdiction              Authorized
        Subsidiary          Of Incorporation          Capitalization         Outstanding    % Owned
===========================================================================================================
                                                A.  Holdings
-----------------------------------------------------------------------------------------------------------
 1.   Coho Canada         Alberta, Canada     1.    Unlimited Common        1.   31,432,517  100%
                                              2.    2,000,000 first         2.   None
                                                    preferred shares        3.   None
                                              3.    5,000,000 second        4.   None
                                                    preferred shares
                                              4.    Unlimited nonvoting
                                                    common
-----------------------------------------------------------------------------------------------------------
 2.   Coho Shell          Delaware            1000 shares common            1000             100%
-----------------------------------------------------------------------------------------------------------
 3.   CRI                 Nevada              1.    50,000,000 common stock,1.   7,505,275   100% of common
                                                    $.01 par value                           0% of Class A
                                              2.    8,000,000 class A Common2.   8,000,000   common
                                                    Stock, $.01 par value
                                              3.    10,000,000 shares of
                                                    preferred stock $.01 par3.   None
                                                    value
-----------------------------------------------------------------------------------------------------------
                                               B.  Coho Canada
-----------------------------------------------------------------------------------------------------------
 1.   CRI                 Nevada              1.    50,000,000 common stock,1.   7,505,275   0% of common
                                                    $.01 par value
                                              2.    8,000,000 class A Common2.   8,000,000   100% of Class A
                                                    Stock, $.01 par value                    Common
                                              3.    10,000,000 shares of
                                                    preferred stock $.01 par3.   None.
                                                    value
-----------------------------------------------------------------------------------------------------------
 2.   Profile Petroleum   Alberta             Unlimited common shares, no   888,002          100%
      Ltd.                                    par value
-----------------------------------------------------------------------------------------------------------
 3.   Grayon Developments Alberta             1.    Unlimited common shares,1.   5,290,020   100%
      Ltd.                                          no par value
                                              2.    Unlimited First         2.   320,250     100%
                                                    Preferred, no par value
                                              3.    Unlimited Second        3.   2,000       100%
                                                    Preferred, no par value
-----------------------------------------------------------------------------------------------------------
 4.   Coho International  Bahamas             5,000 common shares, $1 par   3,000            100%
      Ltd.                                    value
-----------------------------------------------------------------------------------------------------------





SCHEDULE 6.01(E), PAGE 1 OF 2

===========================================================================================================
                              Jurisdiction              Authorized
        Subsidiary          Of Incorporation          Capitalization         Outstanding    % Owned
===========================================================================================================
                                                   C.  CRI
-----------------------------------------------------------------------------------------------------------
 1.   Tierra Exploration, Nevada              2,500 common stock, $0.01 par 100              100%
      Inc.                                    value
-----------------------------------------------------------------------------------------------------------
 2.   Coho Marketing and  Nevada              1.    1,000 common stock, no  1.   100         100%
      Transportation, Inc.                          par value
                                              2.    1,000 shares of         2.   None
                                                    preferred stock, no par
                                                    value
-----------------------------------------------------------------------------------------------------------
 3.   ING                 Delaware            1.    600,000 common stock,   1.   20,000      100% of Common
                                                    $.01 par value                           100% of
                                              2.    250,000 preferred stock,2.   200,025     Preferred
                                                    $.01 par value               series 8%
                                                                                 Preferred
----------------------------------------------------------------------------------------------------------
 4.   Coho Anaguid Inc.   Delaware            1.    9,870  common stock,    1.   2,700       100%
                                                    $0.01 par value
                                              2.    130  preferred stock,   2.   120         100% by Coho
                                                    $20,000 par value                        International
-----------------------------------------------------------------------------------------------------------
                                                    D. ING
-----------------------------------------------------------------------------------------------------------
 1.   Production Company  Delaware            1,000 shares of common stock, 1,000            100%
                                              $.10 par value
-----------------------------------------------------------------------------------------------------------
 2.   Coho Fairbanks      Delaware            1,000 shares of common stock, 1,000            100%
      Gathering Company                       $.10 par value
-----------------------------------------------------------------------------------------------------------
 3.   Coho Louisiana      Delaware            1,000 shares of common stock, 1,000            100%
      Gathering Company                       $.10 par value
-----------------------------------------------------------------------------------------------------------
 4.   Coho Exploration,   Delaware            1,000 shares of common stock, 1,000            100%
      Inc.                                    $.10 par value
===========================================================================================================





SCHEDULE 6.01(E), PAGE 2 OF 2

                                SCHEDULE 6.01(f)
                                       to
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                   LITIGATION

A.       Coho Resources, Inc.

                 (a)      Wall & Redekop Petroleum Inc. vs. Coho Resources,
                 Inc. (1983)

                 Alleging amounts owing by CRI

                 Claim amount approximately $150,000

                 (b) Humble Resources Management, Inc. vs. Coho Resources, Inc. (1991)

                 Alleging economic loss by drainage of oil

                 Claiming actual, incidental, compensatory and punitive damages

                 Lawsuit will expire through statute of limitations. Properties no longer owned by CRI.

         3. During June and July, 1994, CRI, together with several companies, was named as a defendant in three lawsuits filed in Mississippi. The lawsuits, which are basically identical, involve claims by landowners for purported damages caused by naturally occurring radioactive materials at various wellsite locations on land leased by CRI in Mississippi. The plaintiffs are seeking compensatory and punitive damages, including damages for "emotional distress". Two of these lawsuits have been settled. The well sites contained in the third lawsuit have been remediated, and the lawsuit has no activity currently pending.

         4. Douglas Osbourne and Sandra Osbourne vs. Coho Resources, Inc. CRI purchased an interest in the eastern part of the Laurel Field in Jones County, Mississippi in 1993 from Mosbacher Energy, Inc. Plaintiffs live in a house adjacent to CRI's production facility in that area, and have sued CRI generally claiming contamination, nuisance and other matters. Plaintiffs had sued Mosbacher in 1991 for these same claims, and Mosbacher settled in 1992, receiving a general release from plaintiffs. This lawsuit has been settled for a nominal amount ($5,000).





SCHEDULE 6.01(F), PAGE 1 OF 3

         5. Luther McCarthy, Administrator of the Estate of Kelvin Dale McCarthy vs. Coho Resources, Inc. On December 6, 1995, Kelvin McCarthy, employee of Smith Bros., Inc., an independent contractor, was killed when a workover rig collapsed in the Soso Field, Mississippi. His estate filed an action against CRI for actual damages in the amount of lifetime earnings (present value $470,000), damages under the Mississippi Wrongful Death Act and punitive damages ($3.5 million). Smith Bros. insurer has agreed to defend the lawsuit on behalf of CRI.

         6. Bobby Stroo, et ux vs. Coho Resources, Inc. This is a companion suit to the McCarthy lawsuit. During the same incident on December 6, 1995 where Mr. McCarthy was killed after a workover rig collapsed in the Soso Field, Mississippi, Mr. Stroo injured his wrist. He has filed an action against CRI for actual damage in the amount of $2,000,000.00. CRI's insurer is defending the lawsuit on behalf of CRI.

         7. Alcus Smith, et al vs. Chevron USA Inc., et al; Hal Ray Owens, et ux vs. Chevron USA Inc. et al. Both of these lawsuits were filed in early 1996 against CRI and several other companies:
                 Chevron USA Inc. and Florabama/Marjoe Inc., both prior operators of the Brookhaven Field, Lincoln County, Mississippi. The lawsuits, which are basically identical, involve claims by landlowners for purported damage caused by NORM at various wellsite locations on land leased by CRI. The plaintiffs are seeking compensatory and punitive damages including damages for the contamination of the land and personal injury to the health of the plaintiffs.

         8. Gerald Donald vs. Fina Oil & Gas Chemical Company, et al. In June of 1996 Gerald Donald filed an action against 20 oil companies and a bank for damage to land owned by him in Wayne County, Mississippi. The damages claim to be contamination of land from disposal operations by an oilfield contractor who was the prior owner of the land. The field in question is the Eucutta Field, of which Coho owned a small portion and divested to a third party in 1989. There is no evidence that Coho's operations in any way contributed to the problem claimed by Mr. Donald in regard to contamination of his land.

B.       ING and IN Subsidiaries

         1.      Litigation

                 ARCADIA HOLINESS ASSOCIATION V. IMC CORPORATION, ET AL. (V. MID LOUISIANA GATHERING COMPANY), 15th Judicial District Court, Vermillion Parish, Louisiana Case No. 87-52966. Royalty owners seek asserted underpayment for production produced by IMC Production Company and by Wintershall Corporation/BASF Corporation in excess of $7,000,000.00. Mid Louisiana Gathering Company has been indemnified by BASF for this.





SCHEDULE 6.01(F), PAGE 2 OF 3

         2.      Asserted Claims

                 L.E. HESTER, JR. ET AL VS. IMC EXPLORATION CO. INC., ET AL (VS. MID LOUISIANA PRODUCTION COMPANY), 4th Judicial District Court, Ouachita Parish, Louisiana, Case No. 96-2616. Overriding royalty owners seek asserted underpayment for production produced by IMC Production Company, Wintershall Energy, and Mid Louisiana Production Company. Plaintiffs are seeking the sum of $147,613.25 in actual damages. Mid Louisiana Production Company is of the belief that the leases that are purported to support this claim have expired, and no payments are due.





SCHEDULE 6.01(F), PAGE 3 OF 3

                                SCHEDULE 6.01(m)
                                       to
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


                               CREDIT AGREEMENTS


I.       INTERCOMPANY INDEBTEDNESS

         Debtor                            Lender                                Amount
         ------                            ------                                ------
Coho International Limited                 Coho Resources Limited             $        279,544
Coho International Limited                 Coho Resources Inc.                $      2,674,814
Coho Energy Inc.                           Coho Resources Limited             $         96,897
Coho Resources Limited                     Coho Resources Inc.                $         91,884
Coho Resources Inc.                        Coho Anaguid Inc.                  $        265,000
Coho Resources Inc.                        Coho Marketing & Transportation    $        382,594
Coho Resources Inc.                        Coho Energy Inc.                   $      6,860,957
Coho Resources Inc.                        Interstate Natural Gas Co.         $    22,281,215*
Coho Exploration Inc.                      Coho Resources Inc.                $    27,494,293*
Interstate Natural Gas Co.                 Coho Louisiana Production Co.      $      2,071,305
Interstate Natural Gas Co.                 Coho Fairbanks Gathering Co.       $          1,171
Coho Louisiana Gathering Co.               Coho Louisiana Production Co.      $        348,741
Coho Louisiana Production Co.              Coho Fairbanks Gathering Co.       $        256,895



II.      GAS PROCESSING PLANT MORTGAGE

         In October, 1994, CRI acquired, from Pronto Gas Co., Inc. ("Pronto") a mechanical refrigeration plant and certain vapor recovery units intended to extract liquid petroleum products from natural gas produced at the Laurel field in Mississippi. The purchase price was $440,000, $100,000 down plus a note for $340,000 due March 1997. CRI is required to make monthly principal and interest payments of $12,500. CRI pledged the plant and 60% of the value of the liquids extracted as security for the note.


____________________

        * On or before September 8, 1996, these items shall have been evidenced by subordinated promissory notes in form and substance reasonably acceptable to the Administrative Agent, or shall have been repaid or recharacterized as something other than indebtedness, to the extent permitted by this Agreement.


SCHEDULE 6.01(M), PAGE 1 OF 2

III.     BROOKHAVEN ACQUISITION

         In August 1995, CRI acquired from Florabama Associates, Inc. (Florabama) and Seminoil, Inc. (Seminoil) certain oil and gas properties in Brookhaven, Mississippi. The purchase price was $5,642,000. To evidence the purchase price, CRI executed promissory notes in the aggregate principal amount of $4,199,566. Letters of credit totalling $4,199,566.00 were issued to secure such promissory notes. Of the letters of credit issued, $1,866,846.99 expire 8/28/96 with the balance expiring 8/28/97.





SCHEDULE 6.01(M), PAGE 2 OF 2

                                SCHEDULE 6.01(s)
                                       to
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


                             ENVIRONMENTAL MATTERS


A.       Coho Resources, Inc.


         1. Agreed Order No. 1615-89 of the Mississippi Commission on Environmental Quality, dated August 24, 1989, pursuant to which CRI has paid to such Commission the sum of $6,000.00 as full and complete settlement of such Commission's proposed citation of CRI for violation of Mississippi Code Annotated Section 49-17-29(l)(c) by permitting a facility owned by CRI in the Martinville Field to cause pollution in an unnamed tributary of the Strong River on or about July 9, 1989.

         2. Order of Dismissal, dated March 30, 1990, and Settlement Agreement and Mutual Release, entered into on March 26, 1990, in the litigation matter of B.J. Layton v. Coho Resources, Inc., Cause No. 9064-8800 in the Circuit Court of the First Judicial District of Hinds County, Mississippi, pursuant to which CRI has paid to Mr. B.J. Layton the sum of $4,000.00 in settlement of Mr. Layton's complaint alleging damages resulting from the presence of drilling fluids and related materials in an unnamed tributary of the Strong River on his property on or about July 9, 1990.

         3.      Other matters disclosed on the Initial Environmental Report.

         4. As a result of heavy rainfall, on July 14, 1993, the reserve pit at Coho's Country Club location at Laurel, Mississippi overflowed causing approximately $44,000 of damage to third parties. The Company's insurance coverage will reimburse Coho for approximately $33,000. The Company was not cited by the Mississippi Commission on Environmental Quality.

         5. On May 25, 1993, CRI had a salt water spill at its Summerland field. Approximately 900 barrels of salt water were spilled. Of this amount, approximately 50% was recovered and disposed. The remaining amount was flushed with fresh water into the Leaf River. The Company was not cited by the Mississippi Commission on Environmental Quality.

         6. During June and July, 1994, CRI, together with several other companies, were named as a defendant in three lawsuits filed in Mississippi. The lawsuits, which are basically identical, involve claims by landowners for purported damages caused by





SCHEDULE 6.01(S), PAGE 1 OF 2
         naturally occurring radioactive materials at various wellsite locations on land leased by CRI in Mississippi. The plaintiffs are seeking compensatory and punitive damages, including damages for "emotional distress".

         7. In early 1996 CRI, together with Chevron USA Inc. and Florabama/Marjoe Inc., both prior operators, were named as defendants in two suits in Brookhaven Field, Lincoln County, Mississippi. The lawsuits deal with purported damage to land caused by the presence of NORM at wellsite locations in the field. The plaintiffs are seeking compensatory and punitive damages including damages for contamination to the land.

B.       ING and ING Subsidiaries

         1. In response to natural gas industry concerns, ING and its affiliates have voluntarily commenced a program in its production areas to remove measurement meters which utilized elemental mercury. The program involves the removal and replacement of each mercury meter with a newer style bellows meter, and removal of any mercury found on the location site of the meter. Over the years, as mercury meters were repaired or replaced, a small amount of mercury might occasionally escape, falling to the ground. In connection with this program, ING has worked extensively with the United States Fish and Wildlife Services ("USFW") in the D'Arbonne and Upper Ouachita Wildlife Refuges located in Northeast Louisiana, where ING through its affiliates have approximately 100 mercury meter site locations. The USFW seeks the voluntary removal of the mercury meters from its refuges and the cleanup of any mercury which may have spilled. At this time the USFW has only commenced an investigation of its concern, and through meetings with the USFW, the Mid Louisiana Production Company has reached a tentative agreement, yet to be put in writing, with the USFW to address their concerns. The agreement requires the Production Company to remove and replace its approximately 150 mercury meters from the refuge areas with bellows meters and to remove any elemental mercury that might have been spilled to mutually agreeable levels by revolving and replacing the soil underneath each mercury meter location which shows the presence of elemental mercury in the soil. A similar program for the remainder of the Production Company's operations in the Monroe Gas Field where ING's affiliates operate approximately another 1,200 to 1,400 mercury meters will be concurrently pursued over the next 5 years. ING has discussed the program with the Louisiana Department of Environmental Quality ("LDEQ") for guidance and is in the process of submitting a plan to the LDEQ for comment.

         2. ING/Coho has commenced a remediation operation within the refuges specified in Item B.1 above and will have remediated all sites on USFW land that have had some spillage of the elemental mercury from prior removed mercury meters. It is anticipated that this process of remediation in the D'Arbonne and Upper Ouchita Refuges will be completed by the end of September 1996.





SCHEDULE 6.01(S), PAGE 2 OF 2

                                SCHEDULE 6.01(t)
                                       to
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            LOCATIONS OF COLLATERAL

1        Chief Executive Office


         14785 Preston Road, Suite 860
         Dallas, Texas 75240

2.       Exact Corporate Name

         Coho Energy, Inc.
         Coho Resources, Inc.
         Interstate Natural Gas Company
         Coho Louisiana Production Company
         Coho Fairbanks Gathering Company
         Coho Louisiana Gathering Company
         Coho Exploration, Inc.

3.       Additional Locations

         Interstate Natural Gas Company

         a.      Secretary of State, Texas

         Coho Louisiana Production Company

         a.      Livingston Parish, LA
         b.      Morehouse Parish, LA
         c.      Ouachita Parish, LA
         d.      Union Parish, LA
         e.      Amite County, MS
         f.      Wilkinson County, MS
         g.      Secretary of State, MS
         h.      Secretary of State, TX


         Coho Fairbanks Gathering Company

         a.      Morehouse Parish, LA





SCHEDULE 6.01(T), PAGE 1 OF 2

         b.      Ouachita Parish, LA
         c.      Union Parish, LA
         d.      Secretary of State, MI
         e.      Secretary of State, TX

         Coho Louisiana Gathering Company

         a.      Morehouse Parish, LA
         b.      Ouachita Parish, LA
         c.      Union Parish, LA
         d.      Secretary of State, MI
         e.      Secretary of State, TX

         Coho Exploration, Inc.

         a.      Simpson County, MS

         Coho Resources, Inc.

         a.      Smith County, MS
         b.      Jones County, MS
         c.      Covington County, MS
         d.      Jasper County, MS
         e.      Simpson County, MS
         f.      Yazoo County, MS
         g.      Madison County, MS
         h.      Perry County, MS





SCHEDULE 6.01(T), PAGE 2 OF 2

                                SCHEDULE 7.02(a)
                                       to
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


                          LIENS SECURING INDEBTEDNESS


1.       Cash deposits securing Indebtedness described on Schedule 6.01(m).

2. Security Agreement dated October 1, 1994 between CRI and Pronto Gas Co., Inc. securing a $340,000 promissory note issued by CRI. The security agreement covers a mechanical refrigeration plant and related equipment and 60% of the liquids extracted by the plant.

3. Letters of Credit dated August 16, 1995, securing promissory notes issued by CRI pursuant to that certain Purchase and Sale Agreement between CRI and Floribama Associates, Inc. and Seminoil, Inc. dated August 9, 1995. The purchase and sale agreement relates to the acquisition of certain oil and gas properties in Brookhaven, Mississippi.





SCHEDULE 7.02(A), SOLO PAGE

                                SCHEDULE 7.02(f)
                                       to
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


                            AFFILIATED TRANSACTIONS


1. The Exclusive Territory Agreement entered into by Coho Canada and CRI which provides that CRI will have the exclusive right to produce, explore and develop all present and future prospects in the United States, and Coho Canada will have the exclusive right to conduct such activities outside the United States. The Agreement has an initial term that expires on January 1, 1995 and will continue thereafter until Coho Canada's fully-diluted proportionate voting interest in CRI falls below 35%.

2. The Management Services Agreement entered into by Coho Canada and CRI pursuant to which Coho Canada will provide all senior management and various services, such as accounting, legal, technical support and administration service to CRI. CRI will reimburse Coho Canada for all of its direct costs incurred in rendering services to CRI under the contract and will pay Coho Canada for allocated indirect costs incurred in rendering such services. The Management Services Agreement provides that CRI will furnish certain services, such as technical support services, to Coho Canada. CRI will be reimbursed by Coho Canada for the direct and indirect expenses of providing such services to Coho Canada on the same or similar basis. The Management Services Agreement has an initial term that expires on January 1, 1995 and will continue thereafter until terminated by either party upon 180 days' written notice to the other party.

3. The Equity Participation Agreement entered into by Coho Canada and CRI which entitles Coho Canada to participate in any future issuances by CRI of equity securities at the time of such issuance and on terms equivalent in cash to those terms being offered to others. Under the Equity Participation Agreement, Coho Canada is entitled to acquire equity securities upon their being issued by CRI (including, among others, issuances in connection with public offerings, private placements or acquisitions of businesses or assets in exchange for equity securities) in proportion to Coho Canada's percentage, calculated on a fully-diluted basis immediately prior to such issuances, of the total votes that could be cast upon an election of directors of CRI. Equity securities include common shares, preferred shares (with or without voting rights) and securities convertible into or exchangeable for, or options, warrants or rights to acquire or subscribe for, common shares or preferred shares (with or without voting rights) of CRI. The Equity Participation Agreement terminates when Coho Canada's fully-diluted proportionate voting interest in the Company falls below 35%.

4. The Registration Rights Agreement entered into by Coho Canada and CRI, pursuant to which the Company agreed that, upon the request of Coho Canada, CRI will register under the Securities Act of 1933 and applicable state securities laws the sale of the common shares of CRI





SCHEDULE 7.02(F), PAGE 1 OF 2
owned by Coho Canada that Coho Canada (or certain assignees) has requested to be registered. Such registration right will expire on the earlier of 21 years from the date of the proposed public offering of common shares of CRI and the date on which Coho Canada's fully-diluted proportionate voting interest in CRI falls below 10%. CRI's obligation is subject to certain limitations relating to a minimum amount of common shares of CRI required for registration, the timing of registration and other similar matters. CRI will pay all out-of-pocket expenses in connection with Coho Canada's initial two exercises of its registration rights under the Registration Rights Agreement and Coho Canada will pay all expenses in connection with all subsequent exercises.

5. The Registration Rights Agreement entered into by Holdings and Mr. Ken Lambert and Mr. Frederick Campbell whereby upon the request of Mr. Lambert or Mr. Campbell Holdings will register, on a one-time basis only for each, under the Securities Act of 1933, and applicable state securities laws the sale of the common shares of Lambert or Campbell.

6. The Registration Rights Agreement entered into by Holdings, Morgan Stanley Leverage Equity Fund II, LP ("Morgan") and Quinn Oil Company Ltd, ("Quinn") whereby upon the request of Morgan or Quinn Holdings will register under the Securities Act of 1993, and applicable state securities laws, its sale of common shares of Morgan or Quinn.

7. The Amended and Restated Registration Rights Agreement entered into by Holdings and Mr. Ken Lanbert and Mr. Frederick Campbell.

8.       Holdings has entered into Employment Agreements with Jeffrey Clarke,
R. M. Pearce and E. M. LeBlanc providing for, among other things, severance payments in the event of termination by Holdings without "cause".

9.       CRI has entered into Executive Severance Agreements with Keri Clarke,
R. Lynn Guillory, Larry L. Keller, Anne Marie O'Gorman and Patrick S. Wright.

10. In 1990, Holdings made a non-interest bearing loan in the amount of $205,000.00 to Jeffrey Clarke, President, Chief Executive Officer and Director of Holdings, to assist him in the purchase of a house in Dallas. The loan is unsecured and is repayable on the date Mr. Clarke ceases employment with Holdings.





SCHEDULE 7.02(F), PAGE 2 OF 2